   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 27, 1999



                                                      REGISTRATION NO. 333-88491

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------


                               AMENDMENT NO. 1 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                          HOMECOM COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)
                       ----------------------------------

                 DELAWARE                                       7371
       (State or other jurisdiction                 (Primary Standard Industrial
             of incorporation                        Classification Code Number)

                 DELAWARE                                    58-2153309
       (State or other jurisdiction                       (I.R.S. Employer
             of incorporation                            Identification No.)

                            ------------------------

                   BUILDING 14, SUITE 100, 3535 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305
                                 (404) 237-4646
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                       ----------------------------------

                                 HARVEY W. SAX
                            CHIEF EXECUTIVE OFFICER
                          HOMECOM COMMUNICATIONS, INC.
                   BUILDING 14, SUITE 100, 3535 PIEDMONT ROAD
                             ATLANTA, GEORGIA 30305
                                 (404) 237-4646
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                       ----------------------------------

                                   COPIES TO:
                            RAYMOND L. MOSS, ESQUIRE
                          SIMS MOSS KLINE & DAVIS LLP
                           400 NORTHPARK TOWN CENTER
                                   SUITE 310
                              1000 ABERNATHY ROAD
                             ATLANTA, GEORGIA 30328
                                 (770) 481-7200
                       ----------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective until September 28, 2001, or until such earlier time that all of the shares registered hereunder have been sold.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                       ----------------------------------

                        CALCULATION OF REGISTRATION FEE


      TITLE OF EACH CLASS OF            AMOUNT TO          PROPOSED MAXIMUM           PROPOSED MAXIMUM             AMOUNT OF
    SECURITIES TO BE REGISTERED      BE REGISTERED(1)  OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE(2)  REGISTRATION FEE(3)
Common Stock, par value $0.0001 per
  share                              1,777,812 shares      $3.390                       $6,026,783                 $1,675.45



(1) Shares of Common Stock which may be offered by the selling stockholders pursuant to this Registration Statement consist of shares issuable upon
    (i) conversion of $3,500,000 principal amount of Series C Convertible Preferred Stock and exercise of related warrants ("Series C Warrants") to purchase 59,574 shares of Common Stock and (ii) conversion of $1,500,000 principal amount of Series D Convertible Preferred Stock and exercise of related warrants ("Series D Warrants") to purchase 25,000 shares of Common Stock. In connection with the sale of the Series C Convertible Preferred Stock and the Series C Warrants, HomeCom agreed to file a registration statement covering at least 1,244,444 shares of Common Stock issuable upon conversion of the Series C Convertible Preferred Stock and exercise of the Series C Warrants. In connection with the sale of the Series D Convertible Preferred Stock and the Series D Warrants, HomeCom agreed to file a registration statement covering at least 533,368 shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock and exercise of the Series D Warrants. If all the Series C Convertible Preferred Stock had been converted as of November 15, 1999, the conversion price would have been $2.84 per share of Common Stock, and 1,256,476 shares of Common Stock would have been issuable as a result of such conversion. An additional 59,574 shares of Common Stock would be issuable if all the Series C Warrants were exercised, for a total of 1,316,050 shares of Common Stock. If all the Series D Convertible Preferred Stock had been converted as of November 15, 1999, the conversion price would have been $2.84 per share of Common Stock, and 533,099 shares of Common Stock would have been issuable as a result of such conversion. An additional 25,000 shares of Common Stock would be issuable if all the Series D Warrants were exercised, for a total of 558,099 shares of Common Stock. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares of Common Stock issuable upon (i) conversion of the Series C Convertible Preferred Stock and exercise of the Series C Warrants and (ii) conversion of the Series D Convertible Preferred Stock and exercise of the Series D Warrants, in each case solely as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416 of Regulation C under the Securities Act of 1933, but not including additional shares that may be issuable due to the operation of the conversion formulas applicable to the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock. Rule 416 does not apply to any additional shares that would be issuable to holders of the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock as a result of changes in the market price of the Common Stock, and HomeCom is not relying on Rule 416 to register any additional shares issuable as a result of the operation of the conversion formulas applicable to the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock.


(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq SmallCap Market-TM- on October 1, 1999, in accordance with Rule 457 under the Securities Act of 1933.


(3) Previously paid.

                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THIS REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   PROSPECTUS
                          HOMECOM COMMUNICATIONS, INC.
                        1,777,812 SHARES OF COMMON STOCK

    THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED BEGINNING ON PAGE 4 IN DETERMINING WHETHER TO PURCHASE SHARES OF HOMECOM.


    These shares of common stock are being offered by the selling shareholders identified on page 42 of this prospectus in the section entitled "Principal and Selling Shareholders." The selling shareholders may sell these shares from time to time:


    - on the NASDAQ SmallCap Market-TM-;

    - on the over-the-counter market;

    - in transactions directly with market makers; or

    - in privately negotiated transactions.


    We will not receive any portion of the proceeds from the sale of these shares. In addition to the registration statement of which this prospectus forms a part, HomeCom has filed other registration statements covering a substantial number of additional shares of common stock. They include two registration statements covering an aggregate of 811,429 shares issued in connection with recently completed acquisitions; and a registration statement covering a maximum of 1,339,559 shares issuable in connection with the private placement of our series B convertible preferred stock and related warrants. All of these registration statements have been declared effective. These registration statements are more fully described under "Risk Factors--There Are A Substantial Number Of Shares Eligible For Future Sale" at page 8 of this prospectus.


    HomeCom's common stock is quoted on the Nasdaq SmallCap Market-TM- under the symbol HCOM.


    The selling shareholders will determine the price of the shares independent of HomeCom. On December 22, 1999, the last sale price of the common stock on the Nasdaq SmallCap Market-TM- was $3.3125 per share.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                The date of this prospectus is December 27, 1999

                               PROSPECTUS SUMMARY


    HomeCom develops and markets specialized software applications, products and services that enable consumers and financial institutions to use the internet and intranets/extranets to obtain and communicate important business information, conduct commercial transactions and improve business productivity. HomeCom's principal mission is to enable financial institutions to establish an electronic channel to consumers and business by providing secure, innovative, internet-based solutions to the banking, insurance and brokerage industries. As a technology provider to this electronic channel, HomeCom intends to continually enrich the content, host and maintain its own as well as third party software applications, and to provide strategic consulting to financial institutions on e-commerce and marketing. HomeCom derives revenue from software licensing, application development, and hosting and transactions fees. Through
September 30, 1999, HomeCom provided internet/intranet solutions in three areas:
(i) the design, development and integration of customized software application, including world wide web site development and related network outsourcing;
(ii) the development, sale and integration of HomeCom's existing software applications into the client's operations; and (iii) security consulting and integration services. In October, 1999, we sold our security consulting and integration service operations for a $200,000 note receivable, due January 1, 2000, and shares of a non-public entity valued at approximately $1.35 million, and entered into a joint marketing program with the acquiror.


    As used in this prospectus, HomeCom refers to HomeCom Communications, Inc., a Delaware corporation, and its wholly owned subsidiaries. HomeCom was incorporated on December 2, 1994, under the laws of Delaware. Our principal executive offices are located at Building 14, Suite 100, 3535 Piedmont Road, Atlanta, Georgia 30305 and our telephone number is (404) 237-4646.

                         SUMMARY FINANCIAL INFORMATION


                               DECEMBER 2,                                                           NINE MONTHS     NINE MONTHS
                             (INCORPORATION)                YEAR ENDED DECEMBER 31,                     ENDED           ENDED
                             TO DECEMBER 31,   --------------------------------------------------   SEPTEMBER 30,   SEPTEMBER 30,
                                  1994           1995         1996         1997          1998           1999            1998
                             ---------------   ---------   ----------   -----------   -----------   -------------   -------------
STATEMENT OF OPERATIONS
  DATA:
Net sales..................            --      $ 327,574   $2,229,975   $ 2,503,185   $ 2,510,689    $ 4,878,902     $ 1,884,927
Operating loss.............     $ (17,452)        (1,824)    (580,865)   (4,431,059)   (5,260,930)    (6,503,999)     (3,944,418)
Net income (loss)..........       (17,452)        (5,440)    (625,583)   (4,881,181)   (1,204,140)    (6,882,250)        104,542
Basic and diluted loss per
  share....................
Continuing operations......     $    (0.1)     $   (0.00)  $    (0.34)  $     (1.86)  $      (.42)   $     (1.26)    $      (.13)
Discontinued operations....            --             --                       (.02)         (.02)         (0.07)          (0.01)
                                ---------      ---------   ----------   -----------   -----------    -----------     -----------
  Total....................     $    (0.1)     $   (0.00)  $    (0.34)  $     (1.88)  $      (.44)   $     (1.33)    $     (0.14)
                                =========      =========   ==========   ===========   ===========    ===========     ===========
Weighted average common
  shares outstanding--basic
  and diluted..............     1,850,447      1,850,447    1,862,223     2,602,515     4,287,183      6,166,695       4,039,832



                                                                             DECEMBER 31
                                                     -----------------------------------------------------------   SEPTEMBER 30,
                                                       1994       1995        1996          1997         1998          1999
                                                     --------   --------   -----------   ----------   ----------   -------------
BALANCE SHEET DATA:
Working capital (deficit)..........................  $ 8,455    $133,792   $(1,304,682)  $2,721,930   $2,265,725    $ 2,984,384
Total assets.......................................   10,254     247,382     1,726,522    4,664,779    4,565,490     12,043,771
Long-term obligations..............................       --     160,792       147,833    1,652,009       88,242        126,353
Total liabilities..................................       --     242,568     2,347,191    2,708,007    1,117,041      2,287,157
Redeemable preferred stock.........................       --          --            --           --           --      1,649,469
Common stock and other stockholders' equity
  (deficit)........................................   10,254       4,814      (620,669)   1,956,772    3,448,449      8,107,145

                                  RISK FACTORS



FORWARD-LOOKING STATEMENTS



    This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act, including certain statements contained under "Management's Discussion and Analysis of Financial Condition and Results of Operations" concerning HomeCom's expectations, beliefs, or strategies regarding increased future revenues and operations, and certain statements contained under "Business" concerning the development and marketing of customized internet applications and security consulting services and the effect of market conditions and competition. When used in this prospectus, the words "believes," "intends," "anticipates" and similar expressions are intended to identify forward-looking statements. All forward-looking statements included in this prospectus are based on information available to HomeCom on the date hereof, and HomeCom assumes no obligation to update any such forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected or implied by such forward-looking statements. Such risks and uncertainties include the timing and acceptance of new product introductions, the actions of HomeCom's competitors and business partners, and the factors discussed below.


WE WILL REQUIRE ADDITIONAL CAPITAL TO FINANCE OUR OPERATING LOSSES AND CAPITAL
  REQUIREMENTS

    We have incurred substantial operating losses, and we will require substantial sums of cash in our operations for at least the next 12 months. We may also need to spend significant amounts of cash to:

    - fund continued growth, and offset operating losses;

    - take advantage of unanticipated opportunities, such as major strategic alliances or other special marketing opportunities, acquisitions of complementary businesses or assets, or the development of new products; or

    - react to unanticipated developments or competitive pressures.


    On September 7, 1999, we announced a restructuring of our business consistent with our core internet banking, insurance offerings, and professional services operations. This restructuring is expected to result in a reduction of expenses of approximately $3.5 million over the next twelve months, and a reduction in our personnel by about 60 employees, to about 90 employees (after taking into effect the anticipated divestiture of our security consulting and integration division). There is no such assurance that such actions will be sufficient to allow HomeCom to continue as a going concern. HomeCom currently only has sufficient working capital to last until approximately March 31, 2000. If HomeCom exhausts its current sources of capital and is not able to obtain additional capital, HomeCom will be required to undertake additional steps to continue its operations. Such steps may include further reduction of HomeCom's operating costs and other expenditures, including additional reductions of personnel and suspension of salary increases and capital expenditures. If such measures are not sufficient, HomeCom may elect to implement other cost reduction actions as HomeCom may determine are necessary and in HomeCom's best interests, including the possible sale of some or all of HomeCom's business lines. Any such actions undertaken may limit HomeCom's opportunities to realize continued increases in sales and HomeCom may not be able to reduce its costs in amounts sufficient to achieve break-even or profitable operations. If HomeCom exhausts its sources of capital, and subsequent cost reduction measures are not sufficient to allow HomeCom to achieve positive cash flows, HomeCom will be forced to seek protection from its creditors. The aforementioned factors raise substantial doubt about HomeCom's ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming HomeCom is a going concern and do not include any adjustments that might result should HomeCom be unable to continue as a going concern.



    We have engaged Raymond James & Associates, Inc. to assist us in evaluating strategic alternatives.

WE HAVE A LIMITED OPERATING HISTORY

    We have a limited operating history. Our growth plans are subject to the risks, expenses, and uncertainties frequently encountered by young companies that operate exclusively in the new and evolving markets for internet products and services. If we fail to achieve our growth plans, our prospects, and the market for our shares, will be adversely affected. Successfully implementing our growth plans depends on the following factors:

    - Our ability to attract, retain, and motivate qualified people;

    - Our ability to upgrade and commercialize products and services;

    - Our ability to effectively integrate the technology and operations of businesses or technologies we have acquired; and

    - Our development or acquisition of services or products equal or superior to those of our competitors.

WE EXPECT TO INCUR CONTINUED LOSSES


    As of September 30, 1999, we had an accumulated deficit of approximately $13.6 million. We expect to continue to experience significant losses for at least the next 12 months. This will be primarily due to increased sales and marketing, product development, customer service and support, and operating costs incurred in support of our product and service offerings. If we cannot generate sufficient revenues to offset our operating expenses, our business and operating results will continue to be materially adversely affected.


OUR MARGINS MAY CONTINUE TO DECLINE DUE TO PRICE EROSION

    The market for internet and intranet products and services is highly competitive and is characterized by significant pressures to reduce prices, incorporate new capabilities, and accelerate completion schedules. This increase in competition has resulted in significant price competition, which in turn has resulted in significant reductions in the average selling price of many of our products and services, including our web site development and hosting services. We have not been able to offset the effects of price reductions through an increase in the number of our customers, higher revenue from enhanced services, or cost reductions, and we expect that our margins may continue to decline. This decline, if it continues, will negatively affect our results, and may negatively affect the market for our shares. Our gross margins for each of the past two years have been approximately 20%, which represents a significant decline from the gross margins we achieved in 1996 of approximately 63%.

    There are no substantial barriers to entry in our market, and we expect that competition will continue to intensify. In addition, we compete with many other companies that have longer operating histories, longer customer relationships, and substantially greater financial, management, technical development, sales, marketing, and other resources. Many nationally known companies and regional local companies across the country are involved in Internet and intranet applications, including the development and support of web sites and internet applications, and the number of these companies is increasing.

WE DEPEND UPON CONTINUED GROWTH IN USE OF THE INTERNET

    Our future success is dependent upon continued growth in the use of the internet and the web. The internet may not prove to be a viable commercial marketplace for many reasons, including:

    - lack of acceptable security technologies,

    - potentially inadequate development of the necessary infrastructure, or

    - timely development and commercialization of performance improvements.

    If the internet continues to experience significant growth in the number of users and level of services, the internet infrastructure may not be able to support the demands placed upon it, and the performance and reliability of the web may be adversely affected.

OUR STOCK PRICE MAY BE VOLATILE


    The trading price of our shares has been, and may continue to be, subject to wide fluctuations. During 1999, through the date of this prospectus, the closing sale prices of our shares on the Nasdaq SmallCap Market-TM- has ranged from $2.69 to $9.6875. The stock price may fluctuate in response to a number of events and factors such as:


    - quarterly variations in operating results,

    - announcements of technological innovations or new products and media products by us or our competitors,

    - changes in financial estimates and recommendations by securities analysts,

    - the operating and stock price performance of other companies that investors view as comparable, and

    - news reports related to trends in our markets.

    In addition, the stock market in general and the market prices for internet-related companies in particular have experienced extreme volatility and often have been unrelated to the operating performance of those companies. These broad market and industry fluctuations may adversely affect the price of the stock regardless of our operating performance.

WE MAY NOT PROPERLY MANAGE OUR GROWTH

    Our growth has placed a significant strain on our managerial, operational and financial resources. To manage our growth, we must continue to implement and improve our operational and financial systems and to expand, train, and manage our employee base. Our systems, procedures or controls may not be adequate to support our operations. Our management may not be able to achieve the rapid execution necessary to support our market opportunity. Any failure to effectively manage growth could have a material adverse effect on our business, operating results, or financial condition.

WE MAY NOT PROPERLY HANDLE THE RISKS ASSOCIATED WITH ACQUISITIONS

    As part of our business strategy, we have completed several acquisitions and expect to enter into additional business combinations to further our goal to become a leading provider of internet software solutions for the financial services industry. Acquisition transactions are accompanied by many risks, and we may not be successful in addressing one or more of these risks. These risks include:

    - the difficulty of assimilating the operations and personnel of the acquired companies;

    - the difficulties of managing geographically separate business units;

    - the difficulty of incorporating acquired technology or content and rights into our product and services;

    - unanticipated expenses relating to technology integration;

    - the maintenance of uniform standards, controls, procedures, and policies; and

    - the impairment of relationships with employees and customers as a result of any integration or management changes.

Since February 1999, we have completed two acquisitions which have added approximately 35 employees to HomeCom.

WE DEPEND ON KEY PERSONNEL

    We depend upon the continued services of our senior management for our continued success. The loss of any member of senior management, such as Harvey Sax, Dan Delity, David Frank, or James Wm. Ellsworth, could have a serious negative impact upon our business and operating results. We can provide no assurances that we will be able to retain our senior management or other key personnel. Although we have entered into employment agreements with each of our executive officers that contain non-competition and nondisclosure provisions, our ability to benefit from them is uncertain because these provisions are typically limited in geographic scope and time, and may not effectively prohibit competition due to the global nature of the internet.

OUR AVERAGE SALES CYCLE MAY LENGTHEN

    Our development and implementation of interactive web sites and intranet software applications involves a lengthy sales cycle, which can be as long as six to nine months. Extensive web sites, development or licensing of our products may also involve substantial commitment of capital by potential customers as well as the attendant delays frequently associated with approving larger capital expenditures and reviewing new technologies that affect key operations. If our average sales cycle continues to lengthen, we will face increased costs, potentially lower profit margins and a potential inability to achieve our target and sales goals.

WE MAY INCUR LOSSES FROM DEFECTS IN OUR PRODUCTS AND SERVICES

    Web site services and other services based on software and computing systems frequently encounter development and completion delays. Software may contain undetected errors or failures when introduced, especially in the case of web sites when the volume of traffic on the site increases. Errors found in the software, underlying web site, or other project may result in delays in completion, commercial release, or acceptance of the software, web site, or other project. In addition, we may incur unanticipated additional costs in order to cure any defect or be obligated to refund money paid to us or pay for damages caused by any delay or defect. Applications or products developed by us may contain undetected errors or failures when first introduced. If software errors are discovered after introduction, we could experience delays and lost revenues during the period required to correct these errors. Despite our best efforts to the contrary, errors may be found in new applications, products, or releases after the commencement of installation or shipment. These problems can result in losses, or in delays in receiving revenues.

WE MAY INCUR LOSSES FROM SECURITY RISKS

    Our software and equipment is vulnerable to computer viruses or similar disruptive problems caused by customers or other internet users. Computer viruses or problems caused by third parties, such as hackers, could lead to interruptions, delays, or termination of service to our customers. Third parties could also potentially jeopardize security of confidential information stored in our computer systems or our customers' computer systems by their inappropriate use of the internet, which could cause losses to us and to our customers. Inappropriate use of the internet includes attempting to gain unauthorized access to information or systems. Although we intend to continue to implement security measures to prevent this, hackers have circumvented security measures in the past, and may be able to circumvent our security measures or the security measures of third parties in the future. Further, until more comprehensive technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the internet service industry in general and our customer base and revenue in particular. We do not have errors and omissions, product liability, or other insurance to protect against risks caused by computer viruses or other misuse of software or equipment by third parties.

WE MAY NOT BE SUCCESSFUL IN PROTECTING OUR PROPRIETARY RIGHTS OR AVOIDING CLAIMS
  THAT WE INFRINGED THE PROPRIETARY RIGHTS OF OTHERS

    Our success depends in part upon our software and related documentation. We principally rely on copyright, trade secret, confidentiality procedures, and contract laws to protect our proprietary technology. The steps we have taken may not be adequate to prevent misappropriation of our technology, and our competitors may independently develop technologies that are substantially equivalent or superior to our technologies. We have a registered service mark for our logo and have applied for federal registration of the names HomeCom, Post On the Fly-TM-, and Personal Internet Banker-TM-. In addition, the laws of some foreign countries do not protect our proprietary rights to as great an extent as the laws of the United States. Although we do not believe that the software or trademarks we use or any of the other elements of our business infringe on the proprietary rights of any third parties, third parties may assert claims of infringement against us in the future and may succeed in securing injunctive relief or money damages. We could incur substantial costs and diversion of management resources in the defense of any claims relating to proprietary rights, which could materially adversely affect our business, financial condition, and results of operations.

THERE ARE A SUBSTANTIAL NUMBER OF SHARES ELIGIBLE FOR FUTURE SALE

    The market for the shares may be adversely affected as a result of sales of a large number of shares in the market, or a perception that large sales may occur. This could also limit HomeCom's ability to raise capital through offerings of shares, or to effect acquisitions utilizing shares as part or all of the purchase price.


    HomeCom had 6,673,203 shares outstanding as of November 11, 1999. Of that amount, 3,803,084 shares, or approximately 57%, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by affiliates of HomeCom, as that term is defined in Rule 144 under the Securities Act. That number includes 626,087 shares issued in connection with a recently completed acquisition, and HomeCom has filed a registration statement covering those shares. The holders of those shares have agreed not to sell one-half, or 313,043, of such shares until June 24, 1999 and to limit sales on a cumulative basis to no more than one-sixth of these 313,043 shares during each month for the following six months. These restrictions do not apply in the event that the shares have traded above $10.00 per share on each of the five trading days prior to any single sale, so long as the sale is made at a price per share of at least $10.00. We have also issued 185,342 shares in connection with a recently completed acquisition, and we have filed a registration statement covering 92,671, or one-half, of those shares.


    The remaining 2,869,807 shares, or approximately 43% of the outstanding shares, may be sold in the public market only if registered or sold under an exemption from registration such as Rule 144.

    In addition, there are also the following shares that may become available for resale in the public markets:


    - There are outstanding warrants to acquire an aggregate of 951,960 shares at a weighted average exercise price of $7.15 per share. The shares issuable upon exercise of the warrants have been registered under the Securities Act, and will be available for resale upon issuance following exercise of the warrants. Warrants to acquire an additional 315,000 shares at an exercise price of $3.74 per share were issued in conjunction with the acquisition of First Institutional Marketing, Inc. and certain of its affiliates. The shares issuable upon exercise of these warrants have not been registered under the Securities Act and are not currently available for resale upon issuance following exercise of the warrants.



    - There are outstanding options to purchase 1,255,424 shares under our employee stock option plan at a weighted average exercise price of $4.19 per share, and 25,000 shares under our non-employee directors option plan. As of October 31, 1999, 9,815 shares have been issued under our employee stock purchase plan at a weighted average price of $2.66 per share. We have filed a registration statement on Form S-8 under the Securities Act to register the potential sale of 300,000 shares reserved for issuance under our stock option plan and the 150,000 shares reserved for issuance under our stock purchase plan. Except for shares held by our affiliates, shares purchased under our stock option and purchase plans generally will be available for resale in the public market.



    - On March 25, 1999, we completed a private placement for cash of $2,500,000 principal amount of our series B convertible stock and related warrants to purchase 250,000 shares of common stock. Under the terms of the private placement agreements, we filed a registration statement covering the resale of up to 1,280,000 shares of Common Stock issuable upon conversion of the series B preferred stock and exercise of the warrants. If all the shares of series B preferred stock were converted, and all the related warrants exercised, as of November 15, 1999, HomeCom would be required to issue approximately 1,032,704 shares of common stock, or approximately 15.5% of the number of shares of common stock outstanding as of November 11, 1999. The total number of shares of common stock issuable upon such conversion and exercise will vary, based upon the closing bid prices of HomeCom's common stock. On December 16, 1999, the holders of the series B preferred stock converted $200,000 principal amount of series B preferred stock into 63,317 shares of common stock. The terms of the series B preferred stock and the warrants, including the conversion rights of the series B preferred stock, are more fully described in this prospectus under "Description of Capital Stock," in particular the subsections entitled "Series B Convertible Preferred Stock" on page 46 and "Warrants" on page 57. Pursuant to certain registration rights granted to the investors in the private placement, we were obligated to pay penalties if the registration statement was not filed and declared effective within specified time periods. We incurred penalties under those provisions, and we have elected to pay such penalties by issuing investors additional shares of common stock. As of November 21, 1999, such penalties amounted to an aggregate of 59,559 shares of common stock, which shares were included in the registration statement.



    - On July 28, 1999, we completed a private placement for cash of $3,500,000 principal amount of our series C convertible preferred stock and related warrants to purchase 59,574 shares of common stock. If all the shares of series C preferred stock were converted, and all the related warrants exercised, as of November 15, 1999, HomeCom would be required to issue approximately 1,316,650 shares of common stock, or approximately 19.1% of the number of shares of common stock outstanding as of November 11, 1999. The total number of shares of common stock issuable upon such conversion and exercise will vary, based upon the closing bid prices of HomeCom's common stock. On December 6, 1999, the holder of the series C preferred stock converted $750,000 principal amount of series C preferred stock into 281,460 shares of common stock. The terms of the series C preferred stock and the warrants, including registration rights of the holders of series C preferred stock, are more fully described in the prospectus under "Description of Capital Stock," in particular the subsections entitled "Series C Convertible Preferred Stock" on page 50 and "Warrants" on page 57.



    - On September 28, 1999, we completed a private placement for cash of $1,500,000 principal amount of our series D convertible preferred stock and related warrants to purchase 25,000 shares of common stock. If all the shares of series D preferred stock were converted, and all the related warrants exercised, as of November 15, 1999, HomeCom would be required to issue approximately 558,099 shares of common stock, or approximately 8.4% of the number of shares of common stock outstanding as of November 11, 1999. The total number of shares of common stock issuable upon such conversion and exercise will vary, based upon the closing bid prices of HomeCom's common stock. The terms of the series D preferred stock and the warrants, including registration rights of the holders of series D preferred stock, are more fully described in the prospectus under "Description of Capital Stock," in particular the subsections entitled "Series D Convertible Preferred Stock" on page 53 and "Warrants" on page 57.


PREFERRED STOCK HAS RIGHTS SENIOR TO THE SHARES


    We have the right to issue up to 1,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, which include voting rights, of the preferred stock without shareholder approval. There is presently issued and outstanding 115 shares of series B preferred stock, 137.5 shares of series C preferred stock and 75 shares of Series D preferred stock. The rights of holders of common stock may be adversely affected by the rights of holders of the preferred stock, including any preferred stock that may be issued in the future. In addition, the issuance of additional shares of preferred stock could make it more difficult for a third party to acquire control of HomeCom, even if the change of control would be beneficial to shareholders.


WE HAVE ANTI-TAKEOVER PROVISIONS IN PLACE

    Our restated certificate of incorporation provides that our board is divided into three classes of directors with each class serving a staggered three-year term. The division of the board of directors into three classes may discourage a third party from making a tender offer or commencing a proxy contest to obtain control of HomeCom, and may serve to maintain the incumbency of the present board of directors.

THERE ARE LIMITATIONS ON THE LIABILITY OF OUR DIRECTORS AND OFFICERS

    Our restated certificate of incorporation provides that our directors shall have no personal liability for some breaches of their fiduciary duties. In addition, our restated bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. These limitations on personal liability do not apply to liabilities under the federal securities laws. However these provisions may reduce the likelihood of derivative litigation against directors and officers and may discourage stockholders from bringing a lawsuit against directors and officers for a breach of their fiduciary duties.

THERE ARE UNCERTAINTIES ASSOCIATED WITH GOVERNMENT REGULATION AND OTHER LEGAL
  ISSUES

    There are currently few laws or regulations directly applicable to access to or commerce on the internet. Due to the increased popularity and the use of the internet, it is possible that laws and regulations may be adopted, covering issues such as:

    - user privacy,

    - defamation,

    - pricing,

    - taxation,

    - content regulation,

    - quality of products and services, and

    - intellectual property ownership and infringement.

    Legislation of this type could expose us to substantial liability. It could also dampen the growth in use of the web, decrease the acceptance of the web as a communications and commercial medium, or require us to incur significant expense in complying with any new regulations. Other nations, including Germany, have taken actions to restrict the free flow of material considered to be objectionable on the web. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on our international operations. In addition, several telecommunication carriers, including America's Carriers Telecommunications Association, are seeking to have telecommunications over the web regulated by the Federal Communication Commission in the same manner as other telecommunication services. Because the growing popularity and use of the web has burdened the existing telecommunications infrastructure, many areas with high web use have begun to experience interruptions in phone service.

Local telephone carriers, including Pacific Bell, have petitioned the Federal Communications Commission to regulate service providers and impose access fees. Increased regulation, or the imposition of access fees, could substantially increase the cost of communicating on the web and potentially decrease the demand for our products. A number of proposals have been made at the federal, state, and local level that would impose additional taxes on the sale of goods and services through the internet. These proposals, if adopted, could substantially impair the growth of electronic commerce and could adversely affect our opportunity to derive financial benefit from the sale of goods and services through the internet.

THERE ARE POTENTIAL COMMERCE-RELATED LIABILITIES

    We are offering and intend to continue to offer insurance and securities products through the internet. These activities will expose us to a number of additional risks and uncertainties, including:

    - potential liabilities for wrongful or illegal activities that may be conducted in connection with the sale of securities and insurance products;

    - consumer fraud and false or deceptive advertising or sales practices;

    - breach of contract claims related to the sales of insurance and securities products;

    - claims that materials included in our sites infringe on third-party patents, copyrights, trademarks or other intellectual property rights or are libelous, defamatory, or breach third-party confidentiality or privacy rights;

    - claims relating to any failure to appropriately collect or remit sales or other taxes arising from commerce transactions;

    - claims that may be brought by customers as a result of losses resulting from any down time or other performance failures in our services; and

    - state laws limiting the sale of insurance and securities products.

Although we maintain liability insurance, insurance may not cover these claims or may not be adequate. Even if the claims do not result in material liability, investigating and defending claims of this type is expensive.

FAILURE TO OBTAIN YEAR 2000 COMPLIANCE MAY HAVE ADVERSE EFFECTS ON US

    Many existing computer programs were originally designed to use only two digits to identify a year in date fields. As a result, date-sensitive software applications may recognize a date using "00" as the year 1900 rather than the year 2000. If not corrected, these applications could fail or produce erroneous results when working with dates in the year 2000 and beyond. If not properly addressed, the year 2000 issue could have a material effect on our financial position and future operating results.

    We rely primarily on industry standard operating systems and applications for our internal systems rather than proprietary software, and based on review of significant internal programs and systems, we have determined that they are substantially year 2000 compliant. In addition, we are seeking confirmation from our primary telecommunications service providers that they are developing and implementing plans to become year 2000 compliant. Information we have received so far has indicated that they are in the process of implementing remediation procedures to ensure that their computer systems, services, or products are year 2000 compliant by December 31, 1999. However, we have not undertaken an in-depth evaluation of these providers in relation to the year 2000 issue. In addition, we cannot predict whether or not all of these vendors' programs will be successful. To the extent that these vendors fail to resolve any year 2000 issues on a timely basis or in a manner that is compatible with our systems, that failure could have a material adverse effect on our financial position and future operating results. We are using internal resources to identify and correct our systems for year 2000 compliance, and we expect any incremental costs associated with addressing this issue to be minimal. We do not believe that the costs of addressing year 2000 issues will be material to our future operating results or financial position.

MANAGEMENT AND SIGNIFICANT STOCKHOLDERS CAN EXERCISE INFLUENCE OVER HOMECOM


    Based upon stock ownership as of November 15, 1999, our executive officers, directors, and 5% stockholders and their affiliates own an aggregate of 25.7% of our outstanding shares. As a result, these persons acting together may have the ability to control all matters submitted to our shareholders for approval and to control the management and affairs of HomeCom. This concentration of ownership may have the effect of delaying or preventing a change in control of HomeCom, impede a merger, consolidation, or takeover or other business combination, or discourage a potential acquiror from attempting to obtain control. This concentration of control could also have a negative effect on the market price of your shares.


SELLING SHAREHOLDERS WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION

    The conversion of preferred shares in conjunction with this offering may result in immediate and substantial dilution to the existing shareholders. To the extent that currently outstanding options and warrants are exercised or converted, there will be further dilution in your shares. Please refer to the information above under "There Are a Substantial Number of Shares Eligible For Future Sale."

WE MAY NOT MAINTAIN NASDAQ LISTING REQUIREMENTS

    If we are unable to maintain the standards for continued listing, our shares could be subject to delisting from the Nasdaq SmallCap Market-TM-. If our shares were delisted, trading, if any, of our shares would be conducted in the over-the-counter market on the OTC Bulletin Board established for securities that do not meet the Nasdaq SmallCap Market-TM- listing requirements or in what are commonly referred to as the pink sheets. As a result, investors may find it more difficult to dispose of or to obtain accurate price quotations on the shares. Under the currently effective criteria for continued listing of securities on the Nasdaq SmallCap Market-TM-, a company must maintain $2,000,000 in net tangible assets, a minimum bid price of $1.00, and a public float of at least $1,000,000.

THE SHARES MAY BECOME SUBJECT TO RISKS OF LOW PRICED STOCKS

    In the absence of the shares being quoted in Nasdaq, or listed on an exchange, trading in the shares would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, if our shares are a penny stock. The applicability of this rule, if it occurs, could materially adversely affect the ability of broker-dealers to sell our shares and the ability of purchasers in this offering to sell their shares in the secondary market.

    Under that rule, broker-dealers who recommend penny stocks to persons other than established customers and accredited investors, who are generally investors with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with a spouse, must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction before the sale.

    The SEC has adopted regulations that generally defined a penny stock to be any equity security that has a market price of less than $5.00 per share. However, exemptions to this rule include:

    - an equity security listed on the Nasdaq Stock Market-TM-, and

    - an equity security issued by an issuer that has:

       - net tangible assets of at least $2,000,000, if the issuer has been in continuous operation for three years,

       - net tangible assets of at least $5,000,000, if the issuer has been in continuous operation for less than three years, or

       - average revenue of at least $6,000,000 for the preceding three years.

    Unless an exception is available, the regulations require the delivery, before any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks.

                   ISSUANCE OF SHARES TO SELLING SHAREHOLDERS

SERIES C CONVERTIBLE PREFERRED STOCK AND WARRANTS

    On July 28, 1999, we completed a private placement of $3,500,000 principal amount of our series C convertible preferred stock and related warrants to purchase our common stock. The series C preferred stock and warrants were sold in a private placement in reliance on Rule 506 of the Securities Act of 1933, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act. Under the terms of the private placement, we agreed to file a registration statement under the Securities Act covering a minimum of 1,244,444 shares of common stock issuable upon conversion of the series C preferred stock and exercise of the warrants. We are obligated to pay penalties if the registration statement is not filed and/or declared effective within specified time periods.

    The series C preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 6% per year. Each series C preferred share is convertible, beginning 120 days following the date of issuance, at the option of the holder, into a number of shares of common stock determined by dividing the stated value by the lesser of (a) $5.875, and (b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion.

    We may, at our option at any time after the 90(th) day following the issuance of the series C preferred stock through July 22, 2001, prohibit holders of the series C preferred stock from exercising any conversion rights for up to 90 days, provided that specified conditions are met. If we exercise that right, we are required to compensate the holders of the series C preferred stock in cash in an amount equal to 3% of the principal amount of the series C preferred stock held by each holder for each thirty days that the prohibition is in effect, pro-rated for partial months, or, at our option, deliver common stock in payment of such amount, based on the average closing bid prices for the common stock for the twenty trading days preceding the end of each calendar month during the period conversion is prohibited.

    The right of the holders of the series C preferred stock to convert their shares is also subject to the following restrictions: (i) during the period beginning on the issuance date through the following 120 days, each holder may not convert more than 25% of the series C preferred stock purchased by such holder; (ii) during the period beginning on the issuance date through the following 150 days, each holder may not convert more than 50% of the series C preferred stock purchased by such holder; and (iii) during the period beginning on the issuance date through the following 180 days, each holder may not convert more than 75% of the series C preferred stock purchased by such holder.


    At any time after the issuance date, we have the right, in our sole discretion, to redeem, from time to time, any or all of the series C preferred stock; provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is calculated as 120% of the original purchase price.


    The warrants expire on July 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment under specified circumstances.

SERIES D CONVERTIBLE PREFERRED STOCK AND WARRANTS

    On September 28, 1999, we completed a private placement of $1,500,000 principal amount of our series D convertible preferred stock and related warrants to purchase 25,000 shares of our common stock. The series D preferred stock and warrants were sold in a private placement in reliance on Rule 506 of the

Securities Act of 1933, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act. Under the terms of the private placement, we agreed to file a registration statement under the Securities Act covering a minimum of 533,368 shares of common stock issuable upon conversion of the series D preferred stock and exercise of the warrants. We are obligated to pay penalties if the registration statement is not filed and/or declared effective within specified time periods.

    The series D preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 6% per year. Each series D preferred share is convertible, beginning on the date of this prospectus, at the option of the holder, into a number of shares of common stock determined by dividing the stated value by the lesser of (a) $5.875, and (b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion.

    We may, at our option at any time after the 90(th) day following the issuance of the series D preferred stock through September 28, 2001, prohibit holders of the series D preferred stock from exercising any conversion rights for up to 90 days, provided that specified conditions are met. If we exercise that right, we are required to compensate the holders of the series D preferred stock in cash in an amount equal to 3% of the principal amount of the series D preferred stock held by each holder for each thirty days that the prohibition is in effect, pro-rated for partial months, or, at our option, deliver common stock in payment of such amount, based on the average closing bid prices for the common stock for the twenty trading days preceding the end of each calendar month during the period conversion is prohibited.

    The right of the holders of the series D preferred stock to convert their shares is also subject to the following restrictions: (i) during the period beginning on the issuance date through the following 120 days, each holder may not convert more than 25% of the series D preferred stock purchased by such holder; (ii) during the period beginning on the issuance date through the following 150 days, each holder may not convert more than 50% of the series D preferred stock purchased by such holder; and (iii) during the period beginning on the issuance date through the following 180 days, each holder may not convert more than 75% of the series D preferred stock purchased by such holder.

    At any time after the issuance date, we have the right, in our sole discretion, to redeem, from time to time, any or all of the series D preferred stock; provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is calculated as (i) 105% of the original purchase price for the first 30 days following the issuance date; (ii) 110% of the original purchase price for the next 90 days and (iii) 120% of the original purchase price after 120 days from the issuance date.

    The warrants expire on September 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment under specified circumstances.

                                USE OF PROCEEDS

    The proceeds from the sale of the shares covered by this prospectus are entirely for the benefit of the selling shareholders. We will not receive any proceeds from the sale of the shares by the selling shareholders.

                          PRICE RANGE OF COMMON STOCK

    HomeCom's Common Stock is traded on the Nasdaq SmallCap-TM- Market under the symbol "HCOM." The following table shows for the periods indicated the high and low sale prices for the Common Stock as reported by the Nasdaq SmallCap-TM-Market.


                                                                HIGH       LOW
                                                              --------   --------
1997:
Second quarter (since May 8, 1997)..........................   $ 7.25     $6.00
Third quarter...............................................     6.50      2.13
Fourth quarter..............................................    15.56      2.63

1998:
First quarter...............................................    16.00      2.00
Second quarter..............................................    18.25      1.13
Third quarter...............................................     4.94      1.63
Fourth quarter..............................................     8.88      1.38

1999:
First quarter...............................................     7.63      3.50
Second quarter..............................................     9.69      5.00
Third quarter...............................................     6.69      2.69
Fourth quarter (through December 22, 1999)..................     5.25      3.13



    On December 22, 1999, the last reported sale price of the shares as reported by the Nasdaq SmallCap(TM) Market was $3.3125 per share. As of November 15, 1999, there were 67 holders of record of the shares.

                                DIVIDEND POLICY

    HomeCom has not paid any cash dividends on its capital stock to date. HomeCom currently anticipates that it will retain all future earnings, if any, to fund the development and growth of its business and does not anticipate paying any cash dividends in the foreseeable future.

                            SELECTED FINANCIAL DATA


    The following selected historical financial data have been derived from the audited and unaudited financial statements of HomeCom. The data should be read in conjunction with the financial statements, related notes and other financial information included herein.



                                   DECEMBER 2                                                               NINE MONTHS ENDED
                                 (INCORPORATION)                YEAR ENDED DECEMBER 31,                       SEPTEMBER 30,
                                 TO DECEMBER 31,   --------------------------------------------------   -------------------------
                                      1994           1995         1996         1997          1998          1999          1998
                                 ---------------   ---------   ----------   -----------   -----------   -----------   -----------
STATEMENT OF OPERATIONS DATA:
Net sales:
  Service sales................     $      --      $ 327,574   $2,112,878   $ 2,484,459   $ 2,463,490   $ 4,760,878   $ 1,854,708
  Equipment sales..............            --             --      117,097        18,726        47,199       118,084        30,219
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
    Total net sales............            --        327,574    2,229,975     2,503,185     2,510,689     4,878,962     1,884,927
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
Cost of sales:
  Cost of services.............            --         59,871      715,377     2,129,968     2,208,820     3,289,155     1,176,045
  Cost of equipment sold.......            --             --       60,058        10,014        22,937       115,573       197,957
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
    Total cost of sales........            --         59,871      775,435     2,139,982     2,231,757     3,404,728     1,374,002
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
Gross profit...................            --        267,703    1,454,540       363,203       278,932     1,474,234       510,925
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
Operating expenses:
  Sales and marketing..........         1,045        124,253      962,220     1,440,002     1,221,908     2,787,569       439,045
  Product development..........            --         20,239       78,887       514,655       677,590       691,004       291,420
  General and administrative...        16,407        121,313      909,230     2,538,229     3,098,095     3,489,424     3,421,972
  Depreciation and
    amortization...............            --          3,722       85,068       238,537       542,269     1,010,236       302,906
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
Total operating expenses.......        17,452        269,527    2,035,405     4,731,423     5,539,862     7,978,233     4,455,343
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
Operating loss.................       (17,452)        (1,824)    (580,865)   (4,368,220)   (5,260,930)   (6,503,999)   (3,944,418)
OTHER EXPENSES (INCOME)
  Gain on sale of division.....            --             --           --            --    (4,402,076)                 (4,402,076)
  Interest expense.............            --          3,469       51,272       543,420       445,216        25,416       444,023
  Other expense (income),
    net........................            --            147       (6,554)      (93,298)     (166,942)      (48,749)     (125,577)
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS BEFORE INCOME
  TAXES........................       (17,452)        (5,440)    (625,583)   (4,818,342)   (1,137,128)   (6,480,666)      139,212
INCOME TAX PROVISION
  (BENEFIT)....................            --             --           --            --            --            --            --
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
INCOME (LOSS) FROM CONTINUING
  OPERATIONS...................       (17,452)        (5,440)    (625,583)   (4,818,342)   (1,137,128)   (6,480,666)      139,212
INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS...................            --             --           --       (62,839)      (67,012)     (401,584)      (34,670)
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
NET INCOME (LOSS)..............       (17,452)        (5,440)    (625,583)   (4,881,181)   (1,204,140)   (6,882,250)      104,542
PREFERRED STOCK DIVIDEND.......            --             --           --            --      (666,667)   (1,315,231)     (666,667)
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
LOSS APPLICABLE TO COMMON
  SHAREHOLDERS.................       (17,452)     $  (5,440)  $ (625,583)  $(4,881,181)  $(1,870,807)  $(8,197,481)  $  (562,125)
                                    =========      =========   ==========   ===========   ===========   ===========   ===========
LOSS PER COMMON SHARE--BASIC
  AND DILUTED..................
CONTINUING OPERATIONS..........     $   (0.01)     $   (0.00)  $    (0.34)  $     (1.86)  $     (0.42)  $     (1.26)  $     (0.13)
DISCONTINUED OPERATIONS........            --             --           --         (0.02)        (0.02)        (0.07)        (0.01)
                                    ---------      ---------   ----------   -----------   -----------   -----------   -----------
TOTAL..........................     $   (0.01)     $   (0.00)  $    (0.34)  $     (1.88)  $     (0.44)  $     (1.33)  $     (0.14)
                                    =========      =========   ==========   ===========   ===========   ===========   ===========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC AND
  DILUTED......................     1,850,447      1,850,447    1,862,223     2,602,515     4,287,183     6,166,695     4,039,832
                                    =========      =========   ==========   ===========   ===========   ===========   ===========

                                                                            DECEMBER 31,
                                                     -----------------------------------------------------------   SEPTEMBER 30,
                                                       1994       1995        1996          1997         1998           1999
                                                     --------   --------   -----------   ----------   ----------   --------------
                                                                                                                    (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficit)..........................  $ 8,455    $133,792   $(1,304,682)  $2,721,930   $2,265,725    $ 2,984,384
Total assets.......................................   10,254     247,382     1,726,522    4,664,779    4,565,490     12,043,771
Long-term obligations..............................       --     160,792       147,833    1,652,009       88,242        126,353
Total liabilities..................................       --     242,568     2,347,191    2,708,007    1,117,041      2,287,157
Redeemable preferred stock.........................       --          --            --           --           --      1,649,469
Common stock and other stockholders' equity
  (deficit)........................................   10,254       4,814      (620,669)   1,956,772    3,448,449      8,107,145



                        PRO FORMA FINANCIAL INFORMATION



    The following unaudited Pro Forma Combined Statements of Operations for the nine month periods ended September 30, 1999 and 1998, and the year ended December 31, 1998, have been prepared to reflect adjustments to the Company's historical results of operations to give effect to the acquisition of FIMI and Ganymede Corporation ("Ganymede") and the divestiture of HostAmerica as if each transaction had occurred on January 1, 1998. The security services division ("HISS") has been treated as a discontinued operation in the historical statements of operations. The Pro Forma balance sheet gives effect to the sale of HISS as if it had occurred on September 30, 1999.



    These pro forma statements of operations have been prepared by the Company based on the audited financial statements of FIMI and Ganymede for the year ended December 31, 1998, and the unaudited interim financial statements of FIMI for the period from January 1 through March 24, 1999 (date of acquisition) and for the nine-month period ended September 30, 1998, and of Ganymede for the period from January 1 through April 23, 1999 (date of acquisition) and for the nine-month period ended September 30, 1998, included elsewhere in this Registration Statement.



    These pro forma statements are not necessarily indicative of the results of operations which would have been attained had each of the acquisitions and the divestiture been consummated on the dates indicated or which may be attained in the future. These pro forma statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto of HomeCom, FIMI and Ganymede, included herein.

                          HOMECOM COMMUNICATIONS, INC.


         PRO-FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS



                      FOR THE YEAR ENDED DECEMBER 31, 1998



                                                       ACQUISITIONS        DISPOSITIONS
                                                  ----------------------   ------------    PRO-FORMA        PRO-FORMA
                                      HOMECOM        FIMI      GANYMEDE    HOSTAMERICA    ADJUSTMENTS      AS ADJUSTED
                                    -----------   ----------   ---------   ------------   -----------      -----------
Net Sales.........................    2,510,689    3,972,049    665,359      (533,159)            --         6,614,938
Cost of Sales.....................    2,231,757    3,168,026    511,278      (210,796)            --         5,700,265
                                    -----------   ----------   --------     ---------     -----------      -----------
Gross Profit......................      278,932      804,023    154,081      (322,363)            --           914,673
                                                                                           1,044,168 (1)
Operating Expenses................    5,539,862      883,180    205,180       (53,593)       432,012 (2)     8,050,809
                                    -----------   ----------   --------     ---------     -----------      -----------
Operating Income (Loss)...........   (5,260,930)     (79,157)   (51,099)     (268,770)    (1,476,180)       (7,136,136)
Other Expenses (Income), Net......   (4,123,802)      (1,066)    18,150            --             --        (4,106,718)
                                    -----------   ----------   --------     ---------     -----------      -----------
Income (Loss) from Continuing
  Operations Before Income
  Taxes...........................   (1,137,128)     (78,091)   (69,249)     (268,770)    (1,476,180)       (3,029,418)
Income Taxes......................           --           --         --            --             --                --
                                    -----------   ----------   --------     ---------     -----------      -----------
Net Income (Loss) from Continuing
  Operations......................   (1,137,128)     (78,091)   (69,249)     (268,770)    (1,476,180)       (3,029,418)
Preferred Stock Dividend..........     (666,667)          --         --            --             --          (666,667)
                                    -----------   ----------   --------     ---------     -----------      -----------
Income (Loss) from Continuing
  Operations Applicable to Common
  Shareholders....................   (1,803,795)     (78,091)   (69,249)     (268,770)    (1,476,180)       (3,696,085)
                                    ===========   ==========   ========     =========     ===========      ===========
Basic and Diluted Loss from
  Continuing Operations Per
  Share...........................  $     (0.42)  $    (0.06)  $  (0.37)    $      --     $       --       $     (0.65)
                                    ===========   ==========   ========     =========     ===========      ===========
Weighted Average Common Shares
  Outstanding.....................    4,287,183    1,252,174    185,342            --             --         5,724,699
                                    ===========   ==========   ========     =========     ===========      ===========


------------------------


(1) To record amortization of the intangibles of FIMI assuming the acquisition had been completed on January 1, 1998. Tangible assets are being amortized over approximately 3 years resulting in annual amortization expense of $1,044,168.



(2) To record amortization of the intangibles of Ganymede assuming the acquisition had been completed on January 1, 1998. Intangible assets are being amortized over 3 years, resulting in annual amortization expense of $432,012.

                          HOMECOM COMMUNICATIONS, INC.

         PRO-FORMA UNAUDITED COMBINED CONDENSED STATEMENT OF OPERATIONS


             FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998



                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                              -----------------------------------------------------------------------------------
                                                                                     1999
                                              -----------------------------------------------------------------------------------
                                                                 ACQUISITIONS         DISPOSITIONS
                                                            -----------------------   -------------    PRO-FORMA       PRO-FORMA
                                                HOMECOM        FIMI       GANYMEDE    HOST AMERICA    ADJUSTMENTS     AS ADJUSTED
                                              -----------   ----------   ----------   -------------   -----------     -----------
Net Sales...................................  $ 4,878,962   $  682,933   $ 275,619      $      --     $       --      $ 5,837,514
Cost of Sales...............................    3,404,728      498,350     341,508             --             --        4,244,586
                                              -----------   ----------   ---------      ---------     -----------     -----------
Gross Profit................................    1,474,234      184,583     (65,889)            --             --        1,592,928
Operating Expenses..........................    7,978,233      332,329       7,729             --        405,046 (1)    8,723,337
                                              -----------   ----------   ---------      ---------     -----------     -----------
Operating Income (Loss).....................   (6,503,999)    (147,746)    (73,618)            --       (405,046)      (7,130,409)
Other Expenses (Income), Net................      (23,333)          --       7,729             --             --          (15,604)
                                              -----------   ----------   ---------      ---------     -----------     -----------
Income (Loss) from Continuing Operations....   (6,480,666)    (147,746)    (81,347)            --       (405,046)      (7,114,805)
Preferred Stock Dividend....................   (1,315,231)          --          --             --             --       (1,315,231)
                                              -----------   ----------   ---------      ---------     -----------     -----------
Income (Loss) from Continuing Operations
  Applicable to Common Shareholders.........  $(7,795,897)  $ (147,746)  $ (81,347)            --     $ (405,046)      (8,430,036)
                                              ===========   ==========   =========      =========     ===========     ===========
Basic and Diluted Earnings (Loss) Per Share
  from Continuing Operations................  $     (1.26)  $    (0.26)  $   (0.67)     $      --     $       --      $     (1.23)
                                              ===========   ==========   =========      =========     ===========     ===========
Weighted Average Common Shares Outstanding
  Basic and Diluted.........................    6,166,695      574,201     120,831             --             --        6,861,727
                                              ===========   ==========   =========      =========     ===========     ===========



                                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                              -----------------------------------------------------------------------------------
                                                                                     1998
                                              -----------------------------------------------------------------------------------
                                                                 ACQUISITIONS         DISPOSITIONS
                                                            -----------------------   -------------    PRO-FORMA       PRO-FORMA
                                                HOMECOM        FIMI       GANYMEDE    HOST AMERICA    ADJUSTMENTS     AS ADJUSTED
                                              -----------   ----------   ----------   -------------   -----------     -----------
Net Sales...................................  $ 1,884,927   $3,038,606   $ 524,785      $(533,159)    $       --      $ 4,915,159
Cost of Sales...............................    1,374,002    1,388,693     375,990       (210,796)            --        2,927,889
                                              -----------   ----------   ---------      ---------     -----------     -----------
Gross Profit................................      510,925    1,649,913     148,795       (322,363)            --        1,987,270
Operating Expenses..........................    4,455,343    1,705,065     166,265        (48,892)     1,107,135 (1)    7,384,916
                                              -----------   ----------   ---------      ---------     -----------     -----------
Operating Income (Loss).....................   (3,944,418)     (55,152)    (17,470)      (273,471)    (1,107,135)      (5,397,646)
Other Expenses (Income), Net................   (4,083,630)         348      (1,423)            --             --       (4,084,705)
                                              -----------   ----------   ---------      ---------     -----------     -----------
Income (Loss) from Continuing Operations....      139,212      (55,500)    (16,047)      (273,471)    (1,107,135)      (1,312,941)
Preferred Stock Dividend....................     (666,667)          --          --             --             --         (666,667)
                                              -----------   ----------   ---------      ---------     -----------     -----------
Income (Loss) from Continuing Operations
  Applicable to Common Shareholders.........  $  (527,455)  $  (55,500)  $ (16,047)     $(273,471)    $(1,107,135)    $(1,979,608)
                                              ===========   ==========   =========      =========     ===========     ===========
Basic and Diluted Earnings (Loss) Per Share
  from Continuing Operations................  $     (0.13)  $    (0.04)  $   (0.09)     $      --     $       --      $     (0.36)
                                              ===========   ==========   =========      =========     ===========     ===========
Weighted Average Common Shares Outstanding
  Basic and Diluted.........................    4,039,832    1,252,174     185,342             --             --        5,477,348
                                              ===========   ==========   =========      =========     ===========     ===========



(1) To record amortization of the intangibles of FIMI and Ganymede, assuming the acquisitions had occurred on January 1, 1998. Intangible assets are being amortized over three years resulting in annual amortization expense of $1,044,168 and $432,012, respectively.

                          HOMECOM COMMUNICATIONS, INC.



              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET



                               SEPTEMBER 30, 1999



                                                                              PRO FORMA        PRO FORMA
                                                                HOMECOM      ADJUSTMENTS      AS ADJUSTED
                                                              ------------   -----------      -----------
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  2,582,670   $                  2,582,670
  Accounts and notes receivable, net........................     1,707,035      200,000(a)      1,907,035
  Loans to shareholders.....................................       370,000           --           370,000
  Other current assets......................................       413,464           --           413,464
                                                              ------------   ----------       -----------
    Total current assets....................................     5,073,169      200,000         5,273,169
FURNITURE, FIXTURES AND EQUIPMENT, NET......................     1,036,582                      1,036,582
DEPOSITS....................................................       242,182                        242,182
INVESTMENTS.................................................            --    1,350,000(a)      1,350,000
INTANGIBLE ASSETS, NET......................................     5,445,864           --         5,445,864
OTHER NON-CURRENT ASSETS....................................       245,974           --           245,974
                                                              ------------   ----------       -----------
    Total assets............................................  $ 12,043,771   $1,550,000       $13,593,771
                                                              ============   ==========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $  1,397,909   $       --       $ 1,397,909
  Accrued payroll liabilities...............................       426,213           --           426,213
  Unearned revenue..........................................       155,221           --           155,221
  Other current liabilities.................................       109,442           --           109,442
                                                              ------------   ----------       -----------
    Total current liabilities...............................     2,088,785           --         2,088,785

OBLIGATIONS UNDER CAPITAL LEASES............................       126,353           --           126,353
OTHER LIABILITIES...........................................        72,019           --            72,019
                                                              ------------   ----------       -----------
    Total liabilities.......................................     2,287,157           --         2,287,157

REDEEMABLE PREFERRED STOCK..................................     1,649,469           --         1,649,469

COMMON STOCK AND OTHER STOCKHOLDERS' EQUITY:
  Preferred stock...........................................             3                              3
  Common stock..............................................           667           --               667
  Additional paid-in capital................................    21,798,069           --        21,798,069
  Subscriptions receivable..................................       (98,440)          --           (98,440)
  Accumulated deficit.......................................   (13,593,154)   1,550,000(a)    (12,043,154)
                                                              ------------   ----------       -----------
    Total stockholders' equity..............................     8,107,145    1,550,000         9,657,145
                                                              ------------   ----------       -----------
    Total liabilities and stockholders' equity..............  $ 12,043,771   $1,550,000       $13,593,771
                                                              ============   ==========       ===========


------------------------------


(a) to record sale of security division for a $200,000 note receivable due January 1, 2000, and shares of common stock in a non-public entity valued at approximately $1.35 million. The sale of the security division occurred on October 1, 1999.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    Except for historical information contained herein, some matters discussed in this prospectus constitute forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company notes that a variety of risk factors could cause HomeCom's actual results and experience to differ materially from the anticipated results or other expectations expressed in HomeCom's forward-looking statements. Reference is made in particular to the discussions set forth in HomeCom's Annual Report on Form 10-K/A for the year ended December 31, 1998, HomeCom's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999, and the Company's Registration Statements on Forms S-1 (File Nos. 333-12219, 333-42599, 333-45383 and 333-56795) and S-3 (333-73123).


GENERAL


    HomeCom develops and markets specialized software applications, products and services that enable consumers and financial institutions to use the internet and intranets/extranets to obtain and communicate important business information, conduct commercial transactions and improve business productivity. HomeCom's principal mission is to enable financial institutions to establish an electronic channel to consumers and business by providing secure, innovative, internet-based solutions to the banking, insurance and brokerage industries. As a technology provider to this electronic channel, HomeCom intends to continually enrich the content, host and maintain its own as well as third party software applications, and to provide strategic consulting to financial institutions on e-commerce and marketing. HomeCom derives revenue from software licensing, application development, and hosting and transactions fees. Through September 1999, HomeCom provided internet/intranet solutions in three areas: (i) the design, development and integration of customized software application, including world wide web site development and related network outsourcing;
(ii) the development, sale and integration of HomeCom's existing software applications into the client's operations; and, (iii) security consulting and integration services. In October, 1999, we sold our security consulting and integration services operations for proceeds of approximately $1.35 million in common stock in the non-public acquiror and $200,000 cash payable January 1, 2000, and entered into a joint marketing program with the acquiror.


    HomeCom's revenues and operating results have varied substantially from period to period, and should not be relied upon as an indication of future results. HomeCom historically has operated with no significant backlog because its services are provided as requested by customers. As a result, revenues in any period are substantially affected by the amount of services requested by its customers. An unanticipated termination of a major project, a client's decision not to pursue a new project or proceed to succeeding stages of a current project, or the completion during a quarter of several major client projects, could require HomeCom to pay underutilized employees and could therefore have a material adverse effect on HomeCom's results of operations, financial condition, and cash flows.

RESULTS OF OPERATIONS


    THREE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO THREE MONTHS ENDED
     SEPTEMBER 30, 1998



    NET SALES. Net sales increased 330% from $478,372 in the third quarter of 1998 to $2,059,681 in the third quarter of 1999. Revenues from service sales increased 321% from $464,493 in the third quarter of 1998 to $1,958,276 in the third quarter of 1999. This increase of $1,493,783 is primarily attributable to increases in custom application development revenues of approximately $600,000 and to insurance sales of approximately $886,000 from the FIMI acquisition. Revenue from equipment sales increased from $13,879 in the third quarter of 1998 to $101,405 in the third quarter of 1999 due to increased sales of hardware and software.

    COST OF SALES. Cost of sales includes salaries for programmers, technical staff and customer support, as well as a pro-rata allocation of telecommunications, facilities and data center costs. Cost of sales for services increased from $398,108, or 83.2% of revenues in the third quarter of 1998 to $1,450,941, or 70.4% of revenues in the third quarter of 1999. This increase reflects the FIMI acquisition, as well as increased costs for technical and support personnel hired in advance of anticipated revenue growth, offset by costs eliminated due to the sale of HostAmerica in June 1998. The decrease in cost of sales as a percentage of revenues is due to higher gross margins on insurance sales, which began with the FIMI acquisition in late March 1999.



    GROSS PROFIT. Gross profit increased by $576,634 from $(18,301) in the third quarter of 1998 to $558,333 in the third quarter of 1999. Gross profit margins increased from (3.8)% during the third quarter of 1998 to 27.1% during the third quarter of 1999. These increases primarily reflect the acquisition of FIMI in late March 1999.



    SALES AND MARKETING. Sales and marketing expenses include salaries, variable commissions, and bonuses for the sales force, advertising and promotional marketing materials, and a pro-rata allocation of telecommunications, facilities and data center costs. Sales and marketing expenses increased 886.3% from $136,678 in 1998 to $1,348,107 in 1999. This increase was primarily attributable to commissions on insurance sales due to the FIMI acquisition, as well as increased advertising, public relations, and marketing costs. As a percentage of net sales, these expenses increased from 28.6% in 1998 to 65.5% in 1999.



    PRODUCT DEVELOPMENT. Product development costs consist of personnel costs required to conduct the Company's product development efforts, and a pro-rata allocation of telecommunications, facilities and data center costs. Management believes that continuing investment in product development is required to compete effectively in the Company's industry. Total expenditures for product development were $426,871 or 20.7% of net sales in the third quarter of 1999. This compares to total product development expenditures of $167,556 or 35.0% of sales in the third quarter of 1998.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses include salaries for administrative personnel, insurance and other administrative expenses, as well as a pro-rata allocation of telecommunications, and facilities and data center costs. General and administrative expenses increased from $1,171,988 in the third quarter of 1998 to $1,306,141 in the third quarter of 1999 due primarily to the FIMI acquisition. As a percentage of net sales, these expenses decreased from 245.0% in the third quarter of 1998 to 63.4% in the third quarter of 1999, due primarily to increases in revenues due to the FIMI acquisition without proportional increases in general and administrative expenses.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization includes depreciation and amortization of computers, network equipment, office equipment, equipment under capital leases, and intangible assets. Depreciation and amortization increased from $124,110 in the third quarter of 1998 to $485,139 in the third quarter of 1999, reflecting increased expenditures on capital equipment and amortization of intangible assets associated with the acquisitions of FIMI and Ganymede.



    LOSS FROM DISCONTINUED OPERATIONS. On September 1, 1999 the Board of Directors of the Company determined to dispose of its HISS Business Unit. The loss attributable to HISS operations for the third quarter of 1999 thru September 30, 1999 was $115,275. HISS was sold on October 1, 1999.



    INTEREST EXPENSE. Interest expense increased from $5,494 in the third quarter of 1998 to $9,262 during the third quarter of 1999, principally reflecting increases in capital leases over the third quarter of 1998.



    NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED
     SEPTEMBER 30, 1998



    NET SALES. Net sales increased 158.8% from $1,884,927 in the first nine months of 1998 to $4,878,962 in the first nine months of 1999. Revenues from service sales increased 156.7% from $1,854,708 in the first nine months of 1998 to $4,760,878 in the first nine months of 1999. This increase of $2,906,170 is primarily attributable to increases in custom application development revenues of approximately $1,573,000, software product sales of approximately $172,000, and insurance sales of approximately $1,779,000 from the FIMI acquisition, offset by lower hosting revenues of approximately $537,000 due to the sale of HostAmerica in June 1998. Revenue from equipment sales increased from $30,219 in the first nine months of 1998 to $118,084 in the first nine months of 1999. This increase of $87,865 was attributable to decreased sales of hardware and software.



    COST OF SALES. Cost of sales includes salaries for programmers, technical staff and customer support, as well as a pro-rata allocation of telecommunications, facilities and data center costs. Cost of sales for services increased from $1,176,045, or 62.4% of revenues in the first nine months of 1998 to $3,289,155, or 67.4% of revenues in the first nine months of 1999. This increase reflects the FIMI acquisition, as well as increased costs for technical personnel hired in advance of anticipated revenue growth, offset by costs eliminated due to the sale of HostAmerica in June 1998.



    GROSS PROFIT. Gross profit increased by $963,309 from $510,925 in the first nine months of 1998 to $1,474,234 in the first nine months of 1999. Gross profit margins were 30.2% during the first nine months of 1999, compared to 27.1% during the first nine months of 1998.



    SALES AND MARKETING. Sales and marketing expenses include salaries, variable commissions, and bonuses for the sales force, advertising and promotional marketing materials, and a pro-rata allocation of telecommunications, facilities and data center costs. Sales and marketing expenses increased 534.9% from $439,045 in 1998 to $2,787,569 in 1999. This increase was primarily attributable to commissions on insurance sales due to the FIMI acquisition, as well as increased advertising, public relations, and marketing costs. As a percentage of net sales, these expenses increased from 23.3% in 1998 to 57.1% in 1999.



    PRODUCT DEVELOPMENT. Product development costs consist of personnel costs required to conduct the Company's product development efforts, and a pro-rata allocation of telecommunications, facilities and data center costs. Management believes that continuing investment in product development is required to compete effectively in the Company's industry. Total expenditures for product development were $691,004 or 14.2% of net sales in the first nine months of 1999. This compares to total product development expenditures of $291,420 or 15.5% of sales in the first nine months of 1998.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses include salaries for administrative personnel, insurance and other administrative expenses, as well as a pro-rata allocation of telecommunications, and facilities and data center costs. General and administrative expenses increased from $3,421,972 in the first nine months of 1998 to $3,489,424 in the first nine months of 1999. As a percentage of net sales, these expenses decreased from 181.5% in the first nine months of 1998 to 71.5% in the first nine months of 1999, due primarily to increases in revenues without proportional increases in general and administrative expenses.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization includes depreciation and amortization of computers, network equipment, office equipment, equipment under capital leases, and intangible assets. Depreciation and amortization increased from $302,906 in the first nine months of 1998 to $1,010,236 in the first nine months of 1999, reflecting increased expenditures on capital equipment and amortization of intangible assets associated with the acquisitions of FIMI and Ganymede.



    LOSS FROM DISCONTINUED OPERATIONS. On September 1, 1999 the Board of Directors of the Company determined to dispose of its HISS Business Unit. The loss attributable to HISS operations for the nine months ended September 30, 1999 thru September 30, 1999 was $401,584, compares to a loss in the first nine months of 1998 of $34,670. HISS was sold on October 1, 1999.



    OTHER INCOME. During the nine months ended June 30, 1998, the Company recorded a gain on the sale of its HostAmerica division of $4,402,076.

    INTEREST EXPENSE. Interest expense decreased from $444,023 in the first nine months of 1998 to $25,416 during the first nine months of 1999, principally reflecting amortization of the discount ($122,778) and debt issue costs ($283,754) incurred in 1998 for the Company's 5% convertible debentures issued in September 1997.



    YEAR ENDED DECEMBER 31, 1997 AS COMPARED TO YEAR ENDED DECEMBER 31, 1998



    NET SALES. Net sales increased 0.3% from $2,503,185 in 1997 to $2,510,689 in 1998. Revenues from service sales decreased 0.8% from $2,484,459 in 1997 to $2,463,490 in 1998. Revenues from equipment sales increased from $18,726 in 1997 to $47,199 during 1998.



    COST OF SALES. Cost of sales includes salaries for programmers, technical staff and customer support, as well as a pro-rata allocation of telecommunications, facilities and data center costs. Cost of sales for services increased from $2,129,968, or 85.1% of revenues in 1997 to $2,208,820, or 88.0%
of revenues in 1998. This increase reflects increased costs for technical personnel hired in advance of anticipated revenue growth, offset by costs eliminated due to the sale of HostAmerica in June 1998. The increase in cost of sales as a percentage of revenues is due to the mix of products and services sold.



    GROSS PROFIT. Gross profit decreased by $84,271 from $363,203 in 1997 to $278,932 in 1998. Gross profit margins also decreased from 14.5% during 1997 to 11.1% during 1998. This decrease as a percentage of net sales is due to the mix of products and services sold.



    SALES AND MARKETING. Sales and marketing expenses include salaries, variable commissions, and bonuses for the sales force, advertising and promotional marketing materials, and a pro-rata allocation of telecommunications, facilities and data center costs. Sales and marketing expenses decreased 15.1% from $1,440,002 in 1997 to $1,221,908 in 1998. This decrease was primarily attributable to a decrease in advertising and promotional marketing materials. As a percentage of net sales, these expenses decreased from 57.5% in 1997 to 48.7% in 1998.



    PRODUCT DEVELOPMENT. Product development costs consist of personnel costs required to conduct HomeCom's product development efforts, and a pro-rata allocation of telecommunications, facilities and data center costs. Management believes that continuing investment in product development is required to compete effectively in HomeCom's industry. Total expenditures for product development were $677,590, or 27.0% of net sales in 1998, of which none were capitalized. This compares to total product development expenditures of $683,488, or 27.3% of net sales in 1997, of which $168,833 were capitalized.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses include salaries for administrative personnel, insurance and other administrative expenses, as well as a pro-rata allocation of telecommunications, and facilities and data center costs. General and administrative expenses increased from $2,538,229 in 1997 to $3,098,095 in 1998. As a percentage of net sales, these expenses increased from 101.4% in 1997 to 123.4% in 1998. These increases reflect additional expenditures for operational and administrative support personnel incurred to support anticipated growth, professional services for public and investor relations, and accounting and legal support for HomeCom's securities filings and divestiture activities.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization includes depreciation and amortization of computers, network equipment, office equipment, equipment under capital leases, and goodwill increased from $238,537, or 9.5% of net sales in 1997 to $542,269, or 21.6% in 1998, reflecting increased expenditures on capital equipment and the amortization of goodwill associated with the The Insurance Resource Center acquisition.



    OTHER INCOME. During 1998, HomeCom recorded a gain on the sale of its HostAmerica division of $4,402,076 (see Note 9 to the Financial Statements included in this prospectus).



    INTEREST EXPENSE. Interest expense decreased from $543,420 in 1997 to $445,216 during 1998, due to lower amortization of the discount associated with the convertible debentures issued in September 1997.


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    YEAR ENDED DECEMBER 31, 1996 AS COMPARED TO YEAR ENDED DECEMBER 31, 1997



    NET SALES. Net sales increased 12.3% from $2,229,975 in 1996 to $2,503,185 in 1997. Revenues from service sales increased 17.6% from $2,112,878 in 1996 to $2,484,459 in 1997. This increase of $371,581 is primarily attributable to increases in hosting revenues of approximately $472,000. Revenues from equipment sales decreased from $117,097 during 1996 to $18,726 during 1997.



    COST OF SALES. Cost of sales for services increased from $715,377, or 32.1% of revenues in 1996 to $2,129,968, or 85.1% of revenues in 1997. This increase reflects higher overall payroll costs associated with increasing HomeCom's technical staff to a high of approximately 60 persons in July 1997 to create available capacity for anticipated revenue growth which did not occur. As part of an effort to control cash expenditures, Homecom subsequently reduced this staff to approximately 30 persons by December 31, 1997.



    GROSS PROFIT. Gross profit decreased by $1,091,337 from $1,454,540 in 1996 to $363,203 in 1997. Gross profit margins decreased from 65.2% in 1996 to 14.5% in 1997. This decrease as a percentage of net sales primarily reflects increased costs incurred by Homecom for technical personnel hired in advance of anticipated revenue growth which did not occur.



    SALES AND MARKETING. Sales and marketing expenses increased 49.7% from $962,220 in 1996 to $1,440,002 in 1997. This increase was primarily attributable to an increase in advertising and marketing expenses. As a percentage of net sales, these expenses increased from 43.1% in 1996 to 57.5% in 1997. During the third quarter of 1997, Homecom implemented procedures intended to substantially reduce advertising and marketing expenses.



    PRODUCT DEVELOPMENT. Total expenditures for product development were $683,488, or 27.3% of net sales in 1997, of which $168,833 were capitalized. This compares to total product development expenditures of $163,069, or 7.3% of sales, in 1996, of which $84,182 were capitalized. This increase was due to increases in product development staff and expenditures for Homecom's Personal Internet Banker-TM- product.



    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased from $909,230 in 1996 to $2,538,229 in 1997. As a percentage of net sales, these expenses increased from 40.8% in 1996 to 101.4% in 1997. This increase as a percentage of net sales reflects primarily increases for operational and administrative support personnel incurred to support anticipated growth in revenues, which did not occur. During the third quarter of 1997, Homecom implemented steps to significantly reduce its general and administrative costs. These steps included: (i) reductions in general and administrative staff; and
(ii) reductions in public relations and other professional services.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased from $85,068, or 3.8% of net sales in 1996 to $238,537, or 9.5% in 1997, reflecting increased expenditures on capital equipment.



    INTEREST EXPENSE. Interest expense increased from $51,272 in 1996 to $543,420 during 1997, principally reflecting $443,889 of amortization of the discount associated with the convertible debentures issued in September 1997.


RECENTLY ISSUED ACCOUNTING STANDARDS

    In June 1998, the Financial Accounting Standards Board (the "FASB") issued Statement of Financial Accounting Standards No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES ("FAS 133"). FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for the Company). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Management of HomeCom anticipates that, due to its limited use of derivative instruments, the adoption of FAS 133 will not have a significant effect on HomeCom's results of operations or its financial position.

    In June 1999, the FASB issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133 ("FAS 137"). FAS 137 defers the effective date of FAS 133 until fiscal quarters beginning after June 15, 2000 (January 1, 2001 for HomeCom).

LIQUIDITY AND CAPITAL RESOURCES


    HomeCom has substantially limited sources of capital. As of September 30, 1999, HomeCom had net working capital of approximately $2,984,384. Management has undertaken steps to address HomeCom's ongoing cash requirements including concentrating HomeCom's market focus, identifying additional operational and administrative efficiencies, and actively managing working capital. HomeCom also may consider raising additional capital through additional debt and equity offerings.



    Because HomeCom expects to continue to incur substantial operating losses, HomeCom will continue to use substantial sums of cash in its operations for an indefinite period. Accordingly, HomeCom will be required to obtain additional capital. No assurance can be given that HomeCom will be successful in its efforts to obtain additional capital, or that capital will be available on terms acceptable to HomeCom or on terms that will not significantly dilute the interests of existing stockholders. HomeCom has engaged Raymond James & Associates, Inc. to assist HomeCom in evaluating strategic alternatives.



    On September 7, 1999, we announced a restructuring of our business consistent with our core internet banking, insurance offerings, and professional services operations. This restructuring is expected to result in a reduction of expenses of approximately $3.5 million over the next twelve months, and a reduction in our personnel by about 60 employees, to about 90 employees (after taking into effect the divestiture of our security consulting and integration division). There is no such assurance that such actions will be sufficient. HomeCom currently only has sufficient working capital to last until approximately March 31, 2000. If HomeCom exhausts its current sources of capital and is not able to obtain additional capital, HomeCom will be required to undertake additional steps to continue its operations. Such steps may include further reduction of HomeCom's operating costs and other expenditures, including additional reductions of personnel and suspension of salary increases and capital expenditures. If such measures are not sufficient, HomeCom may elect to implement other cost reduction actions as HomeCom may determine are necessary and in HomeCom's best interests, including the possible sale of some or all of HomeCom's business lines. Any such actions undertaken may limit HomeCom's opportunities to realize continued increases in sales and HomeCom may not be able to reduce its costs in amounts sufficient to achieve break-even or profitable operations. If HomeCom exhausts its sources of capital, and subsequent cost reduction measures are not sufficient to allow HomeCom to achieve positive cash flows, HomeCom will be forced to seek protection from its creditors. The aforementioned factors raise substantial doubt about HomeCom's ability to continue as a going concern. The financial statements included in this prospectus have been prepared assuming HomeCom is a going concern and do not include any adjustments that might result should HomeCom be unable to continue as a going concern.



    Net cash used in operating activities was $6,829,069 for the nine months ended September 30, 1999. HomeCom has primarily financed its operations to date through public and private sales of debt and equity securities and loans from its principal stockholders and affiliates. During May 1997, HomeCom completed an initial public offering of its common stock, issuing 1,000,000 shares at a price of $6.00 per share. The net proceeds to HomeCom from the initial public offering were approximately $4.7 million. HomeCom has repaid all outstanding principal amounts loaned to HomeCom by stockholders and affiliates. During
September 1997, HomeCom completed the issuance of an aggregate $1.7 million principal amount of HomeCom's 5% convertible debentures due September 22, 2000. Net proceeds from the sale of the debentures was approximately $1.5 million. In December 1997, HomeCom issued 20,000 shares of series A preferred stock for aggregate net proceeds of approximately $1.8 million. During 1998, HomeCom's 5% convertible debentures and its series A preferred stock were converted into 961,460 and 711,456 shares of common stock, respectively. In June 1998, HomeCom sold its HostAmerica division to Sage Acquisition Corp., for net proceeds of approximately $4,500,000. In March 1999, HomeCom issued 125 shares of its series B preferred stock for aggregate net proceeds of approximately
$2.3 million. On July 28, 1999, HomeCom sold 175 shares of its series C preferred stock for net proceeds of approximately $3.3 million. On September 28, 1999, HomeCom sold 75 shares of its series D preferred stock for net proceeds of approximately $1.4 million.



    HomeCom spent $306,900 and $345,278 during the nine months ended
September 30, 1999 and 1998, respectively, for the purchase of capital equipment. These amounts were expended primarily for computer equipment, communications equipment and software necessary for HomeCom to increase its presence in the internet and intranet applications marketplace. HomeCom's commitments as of December 31, 1998 consist primarily of leases on its Atlanta, Vienna, Virginia, Houston, Texas, Chicago, and New York City facilities.



    Accounts receivable, net of allowance for doubtful accounts, totaled $1,707,035 as of September 30, 1999. Trade receivables are monitored by HomeCom through ongoing credit evaluations of its customers' financial conditions. The allowance for doubtful accounts is considered by management to be an adequate reserve for known and estimated bad debts of HomeCom. A revision in this reserve due to actual results differing from this estimate could have a material impact on the results of operations, financial position and liquidity of HomeCom.


YEAR 2000

    Many existing computer programs were originally designed to use only two digits to identify a year in date fields. As a result, date-sensitive software applications may recognize a date using "00" as the year 1900 rather than the year 2000. If not corrected, these applications could fail or produce erroneous results when working with dates in the year 2000 and beyond. If not properly addressed, the year 2000 issue could have a material effect on HomeCom's financial position and future operating results. HomeCom primarily relies on industry standard operating systems and applications for its internal systems rather than proprietary software, and based on its review of its significant internal programs and systems, has determined that they are substantially year 2000 compliant. In addition, HomeCom is seeking confirmation from its primary telecommunications service providers that they are developing and implementing plans to become year 2000 compliant. Information received to date has indicated that such respondents are in the process of implementing remediation procedures to ensure that their computer systems, services, or products are year 2000 compliant by December 31, 1999. However, HomeCom has not undertaken an in-depth evaluation of such providers in relation to the year 2000 issue. In addition, HomeCom cannot predict whether or not all of these vendors' programs will be successful. To the extent that these vendors fail to resolve any year 2000 issues on a timely basis or in a manner that is compatible with HomeCom's systems, that failure could have a material adverse effect on HomeCom's financial position and future operating results. HomeCom is using internal resources to identify and correct its systems for year 2000 compliance, and expects any incremental costs associated with addressing this issue to be minimal. HomeCom does not believe that the costs of addressing year 2000 issues will be material to its financial position or future operating results.

                                    BUSINESS

GENERAL


    HomeCom is a Delaware corporation, organized in 1994 to provide advanced software applications and integration services to businesses seeking to take advantage of the internet. In the fourth quarter of 1997, HomeCom made a strategic decision to move away from horizontally focused internet web design and hosting services to become a vertically focused financial applications and solutions provider to the financial services market, including banking, insurance, and securities brokerage firms.



    HomeCom develops and markets specialized software applications, products and services that enable consumers and financial institutions to use the internet and intranets/extranets to obtain and communicate important business information, conduct commercial transactions and improve business productivity. HomeCom's principal mission is to enable financial institutions to establish an electronic channel to consumers and business by providing secure, innovative, internet-based solutions to the banking, insurance and brokerage industries. As a technology provider to this electronic channel, HomeCom intends to continually enrich the content, host and maintain its own as well as third party software applications, and to provide strategic consulting to financial institutions on e-commerce and marketing. HomeCom derives revenue from software licensing, application development, and hosting and transactions fees. HomeCom has approximately 90 full-time employees and occupies approximately 41,000 square feet of office space with offices in Atlanta, Houston, Chicago, New York City, and the Washington, D.C. area.



    HomeCom's solutions, which are built around industry standards such as Open Financial Exchange (OFX), are designed to enable its clients to increase revenues, achieve distinct competitive advantages, reduce costs, and improve customer support. The Company employs full time multimedia artists, Ph.D. computer programmers, internet security experts, licensed financial brokers and agents, and network engineers. Through September, 1999 HomeCom provided internet/intranet solutions in three areas: (i) the design, development and integration of customized software application, including world wide web site development and related network outsourcing; (ii) the development, sale and integration of HomeCom's existing software applications into the client's operations; and, (iii) security consulting and integration services. In October, 1999, we sold our security consulting and integration services operations for proceeds of approximately $1.35 million in common stock in the non-public acquiror and $200,000 cash payable January 1, 2000, and entered into a joint marketing program with the acquiror.


PRODUCTS AND SERVICES

    Businesses such as banks, brokerage firms, and insurance companies can use HomeCom's Personal Internet Banker-TM- and InsureRate-TM- software to allow customers to access account information and insurance quotes. Its Harvey-TM-software collects demographic information from users for personally tailored marketing efforts. HomeCom also creates web sites, designs custom software for interactive web sites, intranets/extranets, sells third party internet security software, and provides server hosting and outsourcing facilities.

    HomeCom provides its product and service offerings through four distinct but integrated business units:

    - HomeCom's Software Products provides cost effective, one-stop financial services to the banking, credit union and brokerage industries that allow customers on-line access to transact personal banking business. HomeCom's turnkey solutions are targeted to the 14,000 banks and credit unions with assets between $500 million and $20 billion:

     - Personal Internet Banker-TM- (PIB) provides interactive internet banking including bill payment, balance inquiry, funds transfer, and statement download for checking, savings and credit card accounts.

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
     - Harvey-TM- enables banks to both advertise and market targeted consumers based on demographics and web site browsing preferences. As consumers interact with the financial institution's web site, Harvey-TM- mines the data they enter on application forms, adds information about what they looked at or clicked on and then combines that information with data from a variety of legacy systems to dramatically increase the financial institution's cross selling and profit capability.

     - Post on the Fly-TM- Conference is an online bulletin board, collaboration and conferencing system, allowing customers to capture their most valuable property--the living, moving body of knowledge within an organization, its business partners and its customers. Specifically designed for the needs of financial services companies, Conference can run unlimited numbers of investor forums, private analyst meetings, financial planning workshops, or customer support groups.

    - HomeCom's InsureRate-TM- provides consumer information and education on insurance via its website--www.insurerate.com. Consumers are also offered a choice of competitively priced and innovative insurance products for direct purchase via the internet. InsureRate's technology makes it a low cost insurance product vendor. Management also intends to add broker/dealer operations and expects to derive additional profits by sharing in the reinsurance product selling agreements and sharing management fees on client assets that it accumulates. Management expects to offer a selection of fixed annuity, term life, modified endowment contracts, long-term care, personal auto, homeowners and other policies.

     - On March 24, 1999, HomeCom acquired First Institutional Marketing, Inc. and affiliated companies, which (i) provide innovative insurance products and marketing programs for the commercial banking industry,
       (ii) introduce banks to the sale of insurance and investment products, and (iii) train bank personnel to market and sell leading insurance and investment products to their customers. The Company has combined First Institutional Marketing and InsureRate-TM- to provide integrated insurance offerings. InsureRate-TM- is the electronic distribution arm of First Institutional Marketing.

    - HomeCom Financial Applications, Solutions and Technology (FAST) creates Internet and intranet business applications, solutions and technology focused on the banking, insurance and brokerage client markets. Applications include software programs ranging from simple mathematical calculators to extremely sophisticated intranets/extranets communicating with legacy systems and client/ server databases. HomeCom also provides turnkey hosting and security integration services for these applications.


    - HomeCom Internet Security Services (HISS) provides professional services to businesses that are concerned about network applications and information security. In October, 1999 we sold our security consulting and integration service operations for a $200,000 note receivable due
      January 1, 2000 and shares of a non-public entity valued at approximately $1.35 million, and entered into a joint marketing program with the acquiror.


    HomeCom employs a team of highly trained internet/intranet software developers and multimedia and graphics professionals who design and develop specialized internet/intranet software applications. These applications enable companies to obtain and communicate vital business information, such as sales reports, order status systems, employee directories and client account information. HomeCom works closely with its customers to analyze and design internet-based software solutions that facilitate the interactive exchange of business information. Through its experience in designing custom internet solutions for businesses, HomeCom believes that it has developed and continues to develop in-depth knowledge concerning industry-specific internet applications and requirements. HomeCom plans to leverage this knowledge to develop additional internet-enabled applications targeted for the financial services industry.


    HomeCom's staff of 19 full-time software engineers design and develop custom applications and software products. HomeCom's software engineers have experience with various computer operating


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

systems, including Sun Solaris, SGI's IRIX, Windows NT, Digital Unix on the Alpha platform, Intel's Pentium Pro on BSDI Unix, Hewlett Packard's HP 9000 and Apple's Macintosh operating system. The software engineers write software programs using various tools and languages, including Perl, JAVA, CGI Programming, C and C ++. The software engineers also have database expertise in Oracle, Informix, Sybase and SQL, and many software development tools. HomeCom's multimedia artists and engineers utilize many of the generally available software programs and tools such as Adobe Photoshop, MacroMedia Shockwave, RealAudio and VDOLive.


ACQUISITIONS AND DIVESTITURES


    On April 16, 1998, HomeCom acquired all of the outstanding capital stock of The Insurance Resource Center, Inc. for 351,391 shares of HomeCom's common stock. The Insurance Resource Center provides internet development and hosting services to the insurance industry and was incorporated into HomeCom's FAST group.



    On June 9, 1998, HomeCom sold substantially all of the assets of its HostAmerica internet network outsourcing services division to Sage Acquisition Corp. for cash of $4,250,000 and Sage's assumption of approximately $250,000 of unearned revenue. HomeCom recorded a gain on the sale of approximately $4,402,000. This transaction allowed HomeCom to further consolidate its business focus on the financial services market.


    On November 6, 1998, HomeCom signed a definitive agreement and plan of merger to acquire, among other things, all of the outstanding shares of the First Institutional Marketing companies for 1,252,174 shares of common stock. In addition, HomeCom entered into employment agreements for an initial term of 3 years with the three principals of First Institutional Marketing, calling for them to continue in their current roles for the acquired companies. On
March 24, 1999, HomeCom completed this acquisition.

    On April 23, 1999, HomeCom acquired all the outstanding shares of Ganymede Corporation for total consideration of 185,342 shares of common stock and $100,000 cash. Ganymede is a Chicago-based web site developer for financial institutions. In addition, the Company entered into employment agreements with the three principals of Ganymede, calling for them to continue in their current roles for the acquired company.


    In October, 1999 we sold our security consulting and integration service operations for a $200,000 note receivable due January 1, 2000 and shares of a non-public entity valued at approximately $1.35 million, and entered into a joint marketing program with the acquiror.



    HomeCom may seek to make additional strategic and tactical acquisitions of companies that have developed specific industry expertise or have existing relationships with large businesses needing internet/ intranet solutions. However, HomeCom has not entered into any additional binding agreements or commitments. Moreover, HomeCom has extremely limited sources of cash. Consequently, HomeCom has limited resources available to complete an acquisition and no assurance can be given that HomeCom will be able to successfully complete any additional acquisitions.


SALES AND MARKETING

    HomeCom's products and services have been developed to serve the needs of the financial services market, including banking, insurance, and securities brokerage. HomeCom markets its products and services through its direct sales force, print advertising and its own Web site. HomeCom also generates customer leads through its business partner relationships with leading technology companies. HomeCom also utilizes traditional print and media marketing strategies to enhance Company and product name recognition.

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
    In February 1999, HomeCom and USA TODAY created a marketing alliance to provide direct online access and online promotion for InsureRate-TM-. The agreement should build further momentum for sales to banks, credit unions, brokerage companies and other financial institutions.

COMPETITION


    The market for specialized internet applications is highly competitive, and HomeCom expects that this competition will intensify in the future. In providing specialized software application design and development, HomeCom competes with numerous businesses that also provide software design and development services, companies that have developed and market application specific internet software products, companies that provide software tools that enable customers to develop specific internet-enabled software applications and companies that choose to develop internet application products internally. Andersen Consulting L.L.P., Electronic Data Systems Corporation (EDS), International Business Machines Corporation (IBM) and Cap Gemini America are significant custom software developers, integrators and resellers whose services include a broad range of internet and intranet software applications design and development services. Companies such as Broadvision, Inc., Edify Corporation and Security First Network Bank have developed application specific internet software products that are broadly marketed and licensed and perform such functions as interactive one-to-one marketing, human resources benefits inquiry, enrollment and training and internet banking. In addition, companies that offer and sell client/server based internet-enabled software products, such as Netscape and Microsoft, may in the future bundle software capabilities and applications with existing products in a manner which may limit the need for software capabilities and application services such as those offered by HomeCom. HomeCom also competes with the information technology departments of significant business enterprises who may choose to design and develop their internet applications internally. The emergence of sophisticated software products and tools that enable companies to build customized internet-enabled software applications internally also may have the effect of encouraging internal development and, thus, may materially reduce the demand for HomeCom's custom software application services.


    HomeCom believes that the rapid expansion of the market for internet software applications will foster the growth of many significant competitors performing comparable services and offering comparable products to those offered by HomeCom. HomeCom competes on the basis of creative talent, price, reliability of services, and responsiveness. Many of HomeCom's current and prospective competitors have substantially greater financial, technical, marketing and other resources than HomeCom. HomeCom believes that it presently competes favorably with respect to each of its various service offerings. There can be no assurance that HomeCom's present and proposed products will be able to compete successfully with current or future competitors or that competitive pressures faced by HomeCom will not have a material adverse effect on HomeCom's business, financial condition and operating results.

INTELLECTUAL PROPERTY RIGHTS

    In accordance with industry practice, HomeCom relies primarily on a combination of copyright, patent and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. HomeCom seeks to protect its software, documentation and other written materials principally under trade secret and copyright laws, which afford only limited protection. HomeCom has a registered service mark for its logo, and has applied for federal registration of the names HomeCom-TM-, Post On The Fly-TM-and Personal Internet Banker-TM-. Despite HomeCom's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of HomeCom's products or to obtain and use information that HomeCom regards as proprietary. There can be no assurance that HomeCom's means of protecting its proprietary rights will be adequate or that HomeCom's competitors will not independently develop competing products and services. In addition, the laws of some foreign countries do not protect HomeCom's proprietary rights to as great an extent as the laws of the United States. HomeCom does not believe that any of its proposed products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim infringement by HomeCom with respect to its products. HomeCom expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in electronic commerce grows and the functionality of products in different industry segments overlaps. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require HomeCom to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to HomeCom. In addition, Web site developers such as HomeCom face potential liability for the actions of customers and others using their services, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel fraud, misrepresentation, unauthorized computer access, theft, tort liability and criminal activity under the laws of the United States, various states and foreign jurisdictions. HomeCom routinely enters into non-disclosure and confidentiality agreements with employees, vendors, contractors, consultants and customers.

    There can be no assurance that HomeCom's means of protecting its proprietary rights will be adequate or that HomeCom's competitors will not independently develop similar technology. HomeCom believes that, due to the rapid pace of internet innovation and related software industries, factors such as the technological and creative skills of its personnel are more important in establishing and maintaining a leadership position within the industry than are the various legal protections of its technology.

CUSTOMERS

    During 1996, 1997 and 1998, no customer accounted for more than 10% of HomeCom's total net sales. Because substantially all of HomeCom's customers have retained HomeCom for a single project, customers from whom HomeCom generated substantial revenue in one quarter generally have not been a substantial source of revenue in a subsequent quarter.

EMPLOYEES


    At November 30, 1999, HomeCom employed 90 full-time employees, of whom 56 were technical personnel engaged in maintaining or developing HomeCom's products or performing related services, 24 were marketing, sales, or sales support personnel and 10 were involved in administration and finance.


INSURANCE

    HomeCom maintains liability and other insurance that it believes to be customary and generally consistent with industry practice. HomeCom believes that such insurance is adequate to cover potential claims relating to its existing business activities.

GOVERNMENT REGULATION

    The Telecommunications Act of 1996 (the "1996 Telecommunications Act"), which became effective on February 8, 1996, imposes criminal liability on persons sending or displaying in a manner available to minors indecent material on an interactive computer service such as the internet. The 1996 Telecommunications Act also imposes criminal liability on an entity knowingly permitting facilities under its control to be used for those activities. The constitutionality of these provisions was successfully challenged in federal district court and ultimately found unconstitutional by the United States Supreme Court in Reno v. American Civil Liberties Union.

    Except for the 1996 Telecommunications Act, HomeCom does not believe that it is currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and believes that there are currently few laws or regulations directly applicable to Web site service companies. The Federal Communications Commission is studying the possible regulation of the internet. Any such regulations adopted by the Federal Communications Commission may adversely impact the manner in which HomeCom conducts its business. It is possible that a number of additional laws and regulations may be adopted with respect to the internet, covering issues such as user privacy, pricing, characteristics, and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the internet, which could in turn decrease the demand for HomeCom's products and services and increase HomeCom's cost of doing business or cause HomeCom to modify its operations, or otherwise have an adverse effect on HomeCom's business, financial condition and operating results. Moreover, the applicability to the internet of existing laws governing issues such as property ownership, libel, and personal privacy is uncertain. HomeCom cannot predict the impact, if any, that future regulation or regulatory changes may have on its business. In addition, Web site developers such as HomeCom face potential liability for the actions of customers and others using their services, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel, fraud, misrepresentation, unauthorized computer access, theft, tort liability and criminal activity under the laws of the U.S., various states and foreign jurisdictions. Any imposition of liability could have a material adverse effect on HomeCom.

    In addition, HomeCom's network services are transmitted to its customers over dedicated and public telephone lines. These transmissions are governed by regulatory policies establishing charges and terms for communications. Changes in the regulatory environment relating to the telecommunications and media industry could have an effect on HomeCom's business, including regulatory changes which directly or indirectly affect use or access of the internet or increase the likelihood or scope of competition from regional telephone companies, could have a material adverse effect on HomeCom.


    HomeCom occupies approximately 17,000 square feet in two office buildings in Atlanta, Georgia under leases expiring in March 2001 and October 2002. These facilities serve as HomeCom's headquarters and computer center. HomeCom also has an office in New York City occupying approximately 3,400 square feet under a lease expiring in January 2003, an office in Houston, Texas occupying approximately 12,000 square feet under a lease expiring in June 2004, and an office in Chicago occupying approximately 1,100 square feet under a lease expiring in October 2002.


    HomeCom's internet services are maintained in its key-card access-secured, dual Leibert air-conditioned Network Operations Center (NOC) in Class A office space near HomeCom's principal offices. Company personnel monitor server and network functions on a 24 hour per day, 7 days per week basis. Back-up servers replace production servers in the event of failure or down time. Tape back-ups are performed on a daily basis and transported to secure off-site storage. Each server is Simple Network Management Protocol (SNMP) managed and utilizes devices located on a separate network to notify network personnel by pager in the event of problems that are not otherwise detected by HomeCom's own SNMP.

    All power supplied to the NOC computer room is supplied by two separate power substations through American Power Conversion Matrix UPS lines, with back-up battery power. Telecommunications are provided to the computer room through multiple leased T1 and T3 lines directly connected to the T3 internet provided by interexchange carriers. Each T1 and T3 line is provisioned on separate local carrier fiber optics using the latest Synchronous Optical Network (SONET) and Fiber Distributed Data Interface ("FDDI") technology. Telecommunications lines are provided through two physically diverse entrance facilities. HomeCom has acquired and installed multiple Cisco routers for connection to the internet, which automatically redistribute traffic load in the event of telecommunications failure.


    HomeCom believes that the properties which it currently has under lease are adequate to serve HomeCom's business operations for the foreseeable future. HomeCom believes that if it were unable to renew the lease on any of these facilities, it could find other suitable facilities with no material adverse effect on HomeCom's business.


LEGAL PROCEEDINGS

    HomeCom is not a party to any material legal proceedings. From time to time, HomeCom is involved in various routine legal proceedings incidental to the conduct of its business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


                                            AGE AT
NAME                                     JUNE 30, 1999                  POSITION
----                                     -------------                  --------
Harvey W. Sax (2)......................       47         President, Chief Executive Officer and
                                                         Director
Gia Bokuchava, Ph.D....................       35         Chief Technical Officer and Director
Roger J. Nebel.........................       46         Director
William Walker (1).....................       57         Director
Claude A. Thomas (1) (2)...............       56         Director
Daniel A. Delity.......................       39         Director
James Wm. Ellsworth (2)................       43         Chief Financial Officer and Director


------------------------

(1) Member of the Audit and Compensation Committees.

(2) Member of the Executive Committee.

    The principal occupations for the past five years or more of the nominees for director and the six directors whose term of office will continue after the Annual Meeting are set forth below.


    Harvey W. Sax is a founder of HomeCom and has served as President and Chief Executive Officer of HomeCom since January 1995 and as Chairman of the Board of Directors since September 1997. He was Secretary of HomeCom from December 1994 until January 1995. From October 1994 until December 1995, when he began working as a full-time employee of HomeCom, Mr. Sax served as a Vice President of Oppenheimer & Co., Inc. From February 1993 until September 1994, Mr. Sax served as a Senior Vice President of D. Blech & Co. From July 1992 until
February 1993, Mr. Sax was a Vice President of PaineWebber, Inc. From
January 1989 until July 1992, Mr. Sax was a Vice President of Bear, Stearns & Co. Inc. Mr. Sax received a Bachelor of Arts degree from Emory University in 1972. Mr. Sax has been a member of the Board of Directors since December 1994.


    Gia Bokuchava, Ph.D., has served as HomeCom's Chief Technical Officer since August 1995. Dr. Bokuchava served as a visiting professor at Emory University from September 1994 until August 1995 and was employed by the National Library of Medicine, assisting in the development of Internet based applications, from January 1995 until August 1995. From July 1990 until September 1994,
Dr. Bokuchava was the Director of The Computer Center at the Institute of Mechanical Engineering at Georgia Technical University, Tblisi, Georgia (formerly a part of the Soviet Union). Dr. Bokuchava has taught computer science as a visiting associate professor at the Universities of Moscow and China.
Dr. Bokuchava received a doctorate in theoretical physics from Georgia Technical University, Tblisi, in 1990. Dr. Bokuchava has been a member of the Board of Directors since September 1996.


    Roger J. Nebel served as Vice President of HomeCom from August 1996 until the sale of HISS on October 1, 1999. From May 1991 until July 1996, Mr. Nebel was a Department Manager (May 1991 to February 1993) and Senior Manager--Enterprise Assurance (March 1993 to July 1996) for PRC, Inc., a subsidiary of Litton Industries, Inc., which provides information technology consulting and systems integration services for governments and businesses. Mr. Nebel received a Bachelor of Science degree in Engineering from California Coast University in 1990 and a Master of Science degree in Management from National-Louis University in 1993. Mr. Nebel has been a member of the Board of Directors since September 1996.


    Claude A. Thomas is a principal of Ambassador Capital Corporation, an investment banking firm specializing in emerging technology companies. In his present position, Mr. Thomas assists electronic commerce and emerging technology companies with financing, business strategies, strategic alliances and financial restructuring. From 1994-1997, he was Executive Vice President, Corporate Development and Software Solutions for CheckFree Corporation (NASDAQ: CKFR). Previously, he held positions as CEO of International Banking Technologies and other subsidiaries of First Financial Management (now FirstData Corporation, NYSE: FDC). He started his 30-year career with Electronic Data Systems (NYSE: EDS) in the Wall Street division, and subsequently held positions with Coopers & Lybrand and Digital Equipment Corporation. Mr. Thomas holds a BE cum laude in Chemical Engineering from Vanderbilt University and an MBA in Marketing and Finance with honors from Washington University. Mr. Thomas has been a member of the Board of Directors since February 1998.

    William Walker is President and CEO of the Reassurance Company of Hanover ("RCH"). He has a 40-year career in the insurance industry, beginning with United Family Life Insurance Company. He also served as Assistant Vice President with American Pioneer Life, Assistant Secretary with General Reassurance Company, and Vice President with North American Reassurance. Walker joined RCH in 1993. Walker is a graduate of Marshall University where he also received his L.L.B. degree. Mr. Walker has been a director of HomeCom since March, 1999.

    Daniel A. Delity founded First Institutional Marketing, Inc. in 1988.
Mr. Delity is President and Director of First Institutional Marketing, Inc., Premier Financial Services, Inc. and All Things Financial, Inc. Mr. Delity also serves as Vice President and General Securities Representative for FIMI Securities, Inc. Mr. Delity received his Bachelors degree in education and political science from the State University of New York at Geneseo. Mr. Delity earned his Group I and IV Insurance licenses and Series 7 & 63 securities licenses in 1984, and has subsequently concentrated his career in the financial services industry. Mr. Delity has been a director of HomeCom since March, 1999.


    James Wm. Ellsworth has served as Chief Financial Officer since October, 1999. He also serves as Executive Vice President of First Institutional Marketing, Inc., Premier Financial Services, Inc., All Things Financial and FIMI Securities, Inc., and as the Financial and Operations Principal of FIMI Securities, Inc. Prior to joining First Institutional Marketing, Inc. in August of 1997, Mr. Ellsworth served as Vice President--Finance of QuickQuote Insurance Agency, Inc., an internet direct insurance agency from October of 1996 until July of 1997. Mr. Ellsworth also served as a partner in the investment firm of LEF&C Partners from September 1986 to December 1993. Mr. Ellsworth served as a Certified Public Accountant with what is now KPMG Peat Marwick from September 1983 to July 1986. Mr. Ellsworth graduated in May 1983 from San Francisco State University with a Bachelor of Science degree in Business Administration, Accounting. Mr. Ellsworth has been a director of HomeCom since March, 1999.



    On October 15, 1999, Norman H. Smith resigned his position as Chief Financial Officer of HomeCom in order to take other employment.



    HomeCom's Board of Directors is divided into three classes. The Class III directors (Messrs. Sax and Ellsworth) serve until the 2000 Annual Meeting of Stockholders, the Class I directors (Mr. Thomas, Mr. Walker and Mr. Delity) serve until the 2001 Annual Meeting of Stockholders, and the Class II directors (Dr. Bokuchava and Mr. Nebel) will serve until the 1999 Annual Meeting of Stockholders. Upon election, each class serves a three-year term. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire control of the Company. Officers are elected at the first Board of Directors meeting following the stockholders meeting at which directors are elected, and officers serve at the discretion of the Board of Directors. Each executive officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships between any of the directors or executive officers of the Company.

BOARD COMMITTEES

    The Board of Directors has three standing committees: a Compensation Committee, an Audit Committee and an Executive Committee. The Compensation Committee provides recommendations to the Board of Directors concerning salaries and incentive compensation for officers and employees of the Company. The Audit Committee recommends the Company's independent auditors and reviews the results and scope of audit and other accounting-related services provided by such auditors. The Executive Committee has day-to-day executive decision-making authority on behalf of the Company, subject to the overall review and approval of the Board of Directors. A majority vote of the Executive Committee is required to act on any such matters. The Executive Committee may be disbanded or reconstituted at any time by a majority vote of the Board of Directors. All major corporate decisions continue to be subject to the review and approval of the Board of Directors.

DIRECTOR COMPENSATION


    Previously, directors did not receive any cash compensation for their services as members of the Board of Directors, but were reimbursed for their reasonable travel expenses in attending Board of Directors and committee meetings. Effective July 1999, the Board of Directors unanimously approved compensation to the two outside directors of $1,000 per Board meeting attended. Directors who are not employees of HomeCom are eligible to receive automatic grants of stock options under HomeCom's Non-Employee Directors Stock Option Plan, and may receive additional grants of options under such plan at the discretion of the Compensation Committee of the Board of Directors. See "Stock Option Plans--NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN" at page 38 of this prospectus.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1995, compensation of executive officers of HomeCom was determined by Harvey W. Sax, HomeCom's President and Chief Executive Officer. In
September 1996, HomeCom established a Compensation Committee to review the performance of executive officers, establish overall employee compensation policies and recommend salaries and incentive compensation for officers and employees of HomeCom. No member of the Compensation Committee is or will be an executive officer of HomeCom.

EXECUTIVE COMPENSATION

    The following table sets forth the total compensation paid or accrued by HomeCom in 1998 for its Chief Executive Officer and each executive officer of HomeCom whose total annual salary and bonuses determined at December 31, 1998 exceeded $100,000 (each, a "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                          COMPENSATION AWARDS
                                            ANNUAL COMPENSATION   -----------------------------------
                                            -------------------   NUMBER OF SECURITIES    ALL OTHER
NAME AND PRINCIPAL POSITION                  SALARY     BONUS      UNDERLYING OPTIONS    COMPENSATION
---------------------------                 --------   --------   --------------------   ------------
Harvey W. Sax.............................  $147,192   $      0               0            $      0
  President, Chief Executive Officer
Krishan Puri..............................  $157,508   $      0               0            $      0
  Executive Vice-President
Roger Nebel...............................  $ 99,113   $      0               0            $      0
  Vice-President
Gia Bokuchava, Ph.D.......................  $174,651   $      0               0            $      0
  Chief Technical Officer And Director
Norman H. Smith...........................  $ 99,115   $      0               0            $      0
  Chief Financial Officer

    As of December 31, 1998, the annual salaries for HomeCom's executive officers were as follows: Harvey W. Sax, President and Chief Executive Officer ($150,000); Norm Smith, Chief Financial Officer ($100,000); Krishan Puri, Executive Vice President ($110,100); Gia Bokuchava, Ph.D., Chief Technical Officer ($100,000); and Roger Nebel, Vice President ($100,000). Pursuant to the employment agreements with Dr. Bokuchava and Mr. Puri, each is eligible to receive cash bonuses to repay certain promissory notes issued by them to HomeCom in connection with their purchase of shares of Common Stock from HomeCom in August 1996. See "Certain Transactions." Each of HomeCom's executive officers also is eligible to receive cash bonuses to be awarded at the discretion of the Compensation Committee of the Board of Directors. On October 15, 1999 Norman
H. Smith resigned his position with HomeCom. On October 13, 1999, Krishan Puri resigned as Executive Vice President, and Mr. Puri resigned as a director on November 1, 1999.


    OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning options granted to the Named Executive Officers during the year ended December 31, 1998:

                                                    INDIVIDUAL GRANTS
                                 --------------------------------------------------------    POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                                 ANNUAL RATES
                                 NUMBER OF                    EXERCISE                          OF STOCK PRICE
                                 SECURITIES    PERCENT OF     OR BASE                            APPRECIATION
                                 UNDERLYING   TOTAL GRANTED    PRICE                              FOR OPTION
                                  OPTIONS     TO EMPLOYEES      FOR                         ----------------------
  EXECUTIVE OFFICER               GRANTED      FISCAL YEAR     SHARE     EXPIRATION DATE       5%           10%
  -----------------              ----------   -------------   --------   ----------------   --------      --------
  Krishan Puri.................    10,000         3.24%        $4.38     December 9, 2008    27,546        69,806

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

    The following table sets forth the aggregate dollar value of all options exercised, and the total number of unexercised options held, on December 31, 1998 by the Named Executive Officer:

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED             IN-THE-MONEY
                                     SHARES                       OPTIONS AT                    OPTIONS AT
                                    ACQUIRED                   DECEMBER 31, 1998             DECEMBER 31, 1998
                                       ON       VALUE     ---------------------------   ---------------------------
EXECUTIVE OFFICER                   EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------                   --------   --------   -----------   -------------   -----------   -------------
Harvey Sax........................      0          0         2,500          7,500          $  0           $  0
Krishan Puri......................      0          0         6,250         18,750          $  0           $  0
Roger Nebel.......................      0          0         5,000         15,000          $  0           $  0
Gia Bokuchava, Ph.D...............      0          0         6,250         18,750          $  0           $  0
Norman H. Smith...................      0          0         6,250         18,750          $  0           $  0

EMPLOYMENT AGREEMENTS

    HomeCom has entered into an employment agreement with Harvey W. Sax, its President and Chief Executive Officer, which provides a five year term commencing on January 1, 1996, subject to automatic extension for an additional one year on each one-year anniversary of the agreement. This employment agreement is subject to early termination as provided therein, including termination by HomeCom "for cause," as defined in the employment agreement. The employment agreement provides for an annual base salary of $150,000, and for bonus compensation to be awarded at the discretion of the compensation committee of the Board of Directors.

STOCK OPTION PLANS

    EMPLOYEE STOCK OPTION PLAN. HomeCom's stock option plan was adopted by HomeCom's stockholders in September 1996. A total of 2,000,000 shares of common stock have been reserved for issuance under the stock option plan, and the plan provides that the number of shares authorized for issuance under the plan will not exceed 20% of the total issued and outstanding shares of HomeCom's common stock. The purpose of the stock option plan is to provide incentives for officers and key employees to promote the success of HomeCom, and to enhance HomeCom's ability to attract and retain the services of such persons. Options granted under the stock option plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code or
(ii) non-qualified stock options. Stock options may be granted under the stock option plan for all employees of HomeCom, or of any present or future subsidiary or parent of HomeCom. The stock option plan is administered by the compensation committee of the Board of Directors. The compensation committee has the authority to determine exercise prices applicable to the options, the eligible employees or consultants to whom options may be granted, the number of shares of common stock subject to each option and the terms upon which options are exercisable. The compensation committee has the authority to interpret the stock option plan and to prescribe, amend and rescind the rules and regulations pertaining to the stock option plan. No option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

    Any incentive stock option that is granted under the stock option plan may not be granted at a price less than the fair market value of the common stock on the date of grant (or less than 110% of fair market value in the case of holders of 10% or more of the total combined voting power of all classes of stock of HomeCom or a subsidiary or parent of HomeCom). Non-qualified stock options may be granted at the exercise price established by the compensation committee, which will not be less than 85% of the fair market value of the common stock on the date of grant.

    Each option granted under the stock option plan is exercisable for a period not to exceed ten years from the date of grant (or five years in the case of a holder of 10% or more of the total combined voting power of all classes of stock of HomeCom or a subsidiary or parent of HomeCom) and shall lapse upon expiration of such period, or earlier upon termination of the recipient's employment with HomeCom, or as determined by the compensation committee.


    As of November 30, 1999, options to purchase 1,255,424 shares of common stock were outstanding under the stock option plan at exercise prices ranging from $1.91 to $8.06 per share and at a weighted average exercise price of $4.19 per share. All outstanding options vest 25% per year from their date of grant.


    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN. HomeCom's non-employee directors stock option plan was adopted by HomeCom's stockholders in September 1996 and amended in October 1996. HomeCom has reserved 300,000 shares of common stock for issuance under the non-employee directors plan.

    The non-employee directors plan provides for the automatic granting of non-qualified stock options to directors who are not officers or employees of HomeCom. Each non-employee director who is first appointed or elected to the Board of Directors is granted an option to purchase 10,000 shares of common stock. Also, each non-employee director automatically receives an option to purchase 5,000 shares of common stock on the date of each annual meeting of HomeCom's stockholders. The non-employee directors plan also allows the compensation committee of the Board to make extraordinary grants of options to non-employee directors. All options granted under the non-employee directors plan vest 50% per year of service by the non-employee director on the Board of Directors. No option is transferable by the optionee other than by will or laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. The exercise price of all options will be the fair market value of the shares of common stock on the date of grant, and the term of each option may not exceed seven years. The non-employee directors plan will continue in effect for a period of ten years unless sooner terminated by the Board of Directors.

    During February 1998, Mr. Thomas was granted an option under the non-employee directors plan to purchase 10,000 shares of common stock at an exercise price of $2.18 per share. In March, 1999 Mr. Thomas was granted an option to purchase 5,000 shares of common stock at an exercise price of $4.8125. During March 1999, Mr. Walker was granted an option to purchase 10,000 shares of common stock at an exercise price of $6.00.

    EMPLOYEE STOCK PURCHASE PLAN. HomeCom's employee stock purchase plan became effective on March 1, 1997. A total of 150,000 shares of common stock have been reserved for issuance under the stock purchase plan. The stock purchase plan is intended to qualify under Section 423 of the Internal Revenue Code. The purpose of the stock purchase plan is to encourage and enable employees of HomeCom to acquire a proprietary interest in HomeCom through ownership of shares of common stock. Eligible employees of HomeCom will purchase shares of common stock at 85% of fair market value and HomeCom will partially subsidize purchases under the stock purchase plan and will pay the expenses of its administration.

    An employee electing to participate in the stock purchase plan must authorize a stated dollar amount or percentage of the employee's regular pay to be deducted by HomeCom from the employee's pay during each of four quarterly payroll deduction periods. Those payroll deduction periods begin on January 1, April 1, July 1 and October 1 of each calendar year during which the stock purchase plan is in effect. HomeCom is deemed on the last day of each payroll deduction period to have granted a purchase right to each participant as of the first day of the payroll deduction period to purchase as many full and fractional shares of common stock as can be purchased with the participant's payroll deductions. On the last day of the payroll deduction period, the participant will be deemed to have exercised this option, at the option price, to the extent of the participant's accumulated payroll deductions. In no event, however, may the participant purchase common stock having a fair market value, measured on the first business day of the payroll deduction period, of greater than $25,000 during a calendar year. The option price under the stock purchase plan is equal to 85% of the fair market value of the common stock on either the first business day or the last business day of the applicable payroll deduction period, whichever is lower.

    Employees of HomeCom who have completed six full months of service with HomeCom and whose customary employment is more than 20 hours per week and five or more months per calendar year are eligible to participate in the stock purchase plan. An employee may not be granted an option under the stock purchase plan if after the granting of the option such employee would be deemed to own 5% or more of the combined voting power of value of all classes of stock of HomeCom. As of July 31, 1999, approximately 72 employees are eligible to participate in the stock purchase plan, and as of such date, 10 employees are participating in the Plan. An employee's rights under the stock purchase plan may not be assigned, transferred, pledged or otherwise disposed of, except by will or the laws of descent and distribution. An employee's rights under the stock purchase plan terminate upon termination of his or her employment for any reason, including retirement. Upon such termination, HomeCom will refund the employee's payroll deductions or contributions made during the payroll deduction period.

    An employee may not sell shares of common stock purchased under the stock purchase plan until the first day of the second payroll deduction period following the payroll deduction period in which the option for such shares was granted.

    The stock purchase plan is administered by the compensation committee. No member of the Board of Directors will be eligible to participate in the stock purchase plan during the period he or she serves as a member of the compensation committee. The compensation committee may terminate or amend the stock purchase plan at any time. However, any termination or amendment may not affect or change purchase rights previously granted under the stock purchase plan without the consent of the affected participants. Also, any amendment that materially increases the benefits or number of shares under the stock purchase plan, except for adjustments due to changes in HomeCom's capital structure, or that materially modifies the eligibility requirements of the stock purchase plan will be subject to stockholder approval. If not sooner terminated by the Compensation Committee, the stock purchase plan will terminate at the time that all authorized shares of common stock reserved for grant under the stock purchase plan have been purchased.

    401(K) PROFIT SHARING PLAN. HomeCom's Board of Directors has approved the adoption of a 401(k) profit sharing plan, which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. This plan was implemented in March 1998. In general, all employees of HomeCom are eligible to participate. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may contribute amounts not to exceed limitations imposed by the Code. Subject to certain Code limitations, HomeCom may make a matching contribution of up to $1,000 of the salary deferral contributions of participants at a rate of 50% of the participant's contributions, up to 4% of the participant's salary. HomeCom may also make an additional contribution to the 401(k) plan each year at the discretion of the Board of Directors. Separate accounts are maintained for each participant in the 401(k) plan. The portion of a participant's account attributable to his or her own contributions will be 100% vested. The portion of the account attributable to HomeCom contributions, including matching contributions, will vest after 5 years of service with HomeCom. Distributions from the 401(k) plan may be made in the form of a lump-sum cash payment or in installment payments.

AGREEMENTS WITH EMPLOYEES

    Principal employees of HomeCom, including executive officers, are required to sign an agreement with HomeCom restricting the ability of the employee to compete with HomeCom during his or her employment and for a period of eighteen months thereafter, restricting solicitation of customers and employees following employment with HomeCom, and providing for ownership and assignment of intellectual property rights to HomeCom.

                              CERTAIN TRANSACTIONS

    During the period December 1994 through December 1995, Harvey W. Sax, HomeCom's President and Chief Executive Officer, loaned a total of approximately $63,497 to HomeCom pursuant to a promissory note payable by HomeCom on September 12, 2000, which accrues interest at the prime rate plus 1% per annum. HomeCom used approximately $56,000 of the net proceeds of its initial public offering to repay the remaining outstanding amounts owed under this promissory note.

    In February 1996, in connection with a recapitalization of the common stock, HomeCom issued 787,844 shares of common stock to Harvey W. Sax, its President and Chief Executive Officer and then its sole stockholder, for $.001 per share. In December 1994, HomeCom granted Nat Stricklen, a co-founder and former director of HomeCom, an option to acquire, for an aggregate exercise price of $10.00, shares of common stock which, when issued, would represent approximately 10% of the issued and outstanding common stock. Mr. Stricklen exercised this option in February 1996 and received 93,070 shares of common stock.

    In February 1996, HomeCom (i) sold for $.0001 per share 335,052 shares to Margery Germain; and (ii) issued to Mark Germain for $200,000 an unsecured promissory note due September 1997 in the principal amount of $200,000 and bearing interest at the rate of 8% per annum. Pursuant to the terms of the promissory note with Mr. Germain, in May, 1997 HomeCom issued Mr. Germain 33,333 shares of common stock in repayment of the $200,000 outstanding principal balance of this note.

    Mr. David A. Blech, Mrs. Esther Blech and the Edward A. Blech Trust (collectively the "Blech Interests") have agreed in writing with the Nasdaq Stock Market, Inc. that, for a period of three years from the date of their original purchases of securities from HomeCom, none of them will sell, transfer, assign, pledge or hypothecate any shares of common stock. Gifts of shares of the common stock are permitted provided that the recipient of such gift agrees in writing to be bound by the terms of the agreement. The Blech Interests further agreed that while the common stock is listed on any Nasdaq market, there will be no financial relationship between David Blech or any of the foregoing Blech Interests, on the one hand, and HomeCom, on the other hand; that the direct or indirect ownership of shares of common stock held by Mr. David A. Blech and/or the Blech Interests may not exceed 5% of the common stock; and that there may be no advisory relationship between Mr. David A. Blech and HomeCom. To the best of HomeCom's knowledge and belief, the Blech Interests beneficially own less than 5% of the common stock.

    In August 1996, Harvey W. Sax, HomeCom's President and Chief Executive Officer, contributed 3,956 shares of common stock to HomeCom.

    In August 1996, HomeCom issued and sold to six of its employees an aggregate of 102,855 shares of common stock for a total of $468,004, payable through the issuance of promissory notes payable in four equal annual installments, bearing interest at 8% per annum and secured by the shares of common stock purchased therewith. Also in August 1996, HomeCom entered into employment agreements with such persons which provide that for each of the first four years of employment, HomeCom will issue a bonus to the employee in the amount necessary to repay the annual amount due under such promissory note (plus the taxes due by the employee as a consequence of receiving such bonus). Pursuant to the terms of the employment agreements, HomeCom will continue to make these annual payments if the employee is terminated other than "for cause," as defined in the employment agreements. Pursuant to the terms of the subscription agreements for such shares, if the employee's employment is terminated within such four-year period, HomeCom has the right to repurchase that percentage of the shares purchased by the employee which shall equal the percentage of the promissory note which is not yet due, payment for such repurchase to be made by canceling the applicable outstanding amount of the promissory note. Gia Bokuchava, Ph.D., Chief Technical Officer and a director, and Krishan Puri, Executive Vice President and a director, purchased 39,559 and 29,669 shares of common stock, respectively, in this transaction. Mr. Vinod Keni, a former director, purchased 3,955 shares in this transaction. HomeCom has agreed with Mr. Keni that all 11,865 options to acquire common stock held by Mr. Keni (at a weighted average exercise price of $5.16 per share) shall continue to vest as if Mr. Keni were still employed by HomeCom. HomeCom also agreed to cancel and forgive indebtedness of approximately $18,000 represented by the promissory note given by Mr. Keni to purchase such 3,955 shares and to give Mr. Keni a cash payment to cover Mr. Keni's estimated tax liability from such cancellation of indebtedness.

    In August 1996, Krishan Puri, Executive Vice President and a director, exercised a warrant to purchase 9,307 shares of common stock for a total exercise price of $1.00. Mr. Puri was granted the warrant in June 1995 in connection with his agreeing to serve on HomeCom's former Board of Advisors.


    In August 1996, HomeCom acquired all of the outstanding capital stock of HomeCom Internet Security Services, Inc. (HISS), a Delaware corporation formed in July 1996 to provide internet and Intranet security system consulting services. In the transaction, the former holders of HISS's capital stock received the right to receive annual earnout payments to be paid not later than March 31 of 1998, 1999, 2000 and 2001. Roger Nebel, a director of HomeCom, owned 48% of HISS's outstanding capital stock and was entitled to receive 48% of the annual earnouts. HISS was merged with and into HomeCom on September 11, 1996. On October 1, 1999, HomeCom sold substantially all of the assets of its HomeCom Internet Security Services division to Infrastructure Defense, Inc. for
$1.35 million in common stock of the non-public acquiror and a $200,000 note receivable due January 1, 2000. In connection with the sale, the total number of additional shares issuable to Mr. Nebel under the earnout provisions was fixed at 37,918 shares, of which Mr. Nebel has received 18,958 shares. Mr. Nebel's entitlement to the remaining 18,960 shares is contingent upon the shares of Infrastructure Defense, Inc., received by HomeCom having a value of at least
$5 million and being freely tradeable by HomeCom on or before December 31, 2001.


                              RECENT TRANSACTIONS

THE INSURANCE RESOURCE CENTER


    On April 16, 1998, HomeCom acquired all of the outstanding capital stock of The Insurance Resource Center, Inc. for 351,391 shares of HomeCom's common stock. Pursuant to an agreement and plan of reorganization, filed a registration statement for 175,696 of such shares on June 12, 1998. The Insurance Resource Center will remain a wholly-owned subsidiary of HomeCom. In addition, The Insurance Resource Center has pursuant to an employment agreement retained the services of Tim James Higham, one of the former shareholders of The Insurance Resource Center as Vice President of Insurance Sales. Effective September 7, 1999, Mr. Higham ceased to be employed by HomeCom.


DIVESTITURE OF HOSTAMERICA DIVISION

    On June 9, 1998 HomeCom sold substantially all of the assets of its HostAmerica internet network outsourcing services division, consisting of web site and internet application hosting facilities to Sage Acquisition Corp. for $4,500,000. HomeCom retains, however, certain hosting accounts and retains the right to perform hosting services for companies engaged in the financial service industry. During 1996 and 1997, internet outsourcing services generated approximately 16% and 29%, respectively, of HomeCom's total revenues. Internet outsourcing revenues generated approximately 42% of HomeCom's total revenues for the six months ended June 30, 1998.

FIRST INSTITUTIONAL MARKETING, INC.

    On November 6, 1998, HomeCom signed a definitive agreement and plan of merger to acquire, among other things, all of the outstanding shares of the First Institutional Marketing companies for 1,252,174 shares of common stock. In addition, HomeCom entered into employment agreements for an initial term of 3 years with the three principals of First Institutional Marketing, calling for them to continue in their current roles for the acquired companies. On
March 24, 1999, HomeCom completed this acquisition.

GANYMEDE CORPORATION

    On April 23, 1999, HomeCom acquired all the outstanding shares of Ganymede Corporation for total consideration of 185,342 shares of common stock and $100,000 cash. Ganymede is a Chicago-based web site developer for financial institutions. In addition, the Company entered into employment agreements with the three principals of Ganymede, calling for them to continue in their current roles for the acquired company.


INTERNET SECURITY SERVICES



    In October, 1999 we sold our security consulting and integration service operations for a $200,000 note receivable due January 1, 2000 and shares of a non-public entity valued at approximately $1.35 million, and entered into a joint marketing program with the acquiror.


                       PRINCIPAL AND SELLING SHAREHOLDERS


    The following table provides information as of November 15, 1999, concerning beneficial ownership of common stock by (1) each person or entity known by HomeCom to beneficially own more than 5% of the outstanding Common Stock,
(2) each director and nominee for director of HomeCom, (3) each Named Executive Officer, (4) all directors and executive officers of HomeCom as a group and
(5) the selling shareholders. The information as to beneficial ownership has been furnished by the respective stockholders, directors and executive officers of HomeCom and, unless otherwise indicated, each of the stockholders has indicated that they have sole voting and investment power with respect to the shares beneficially owned. The selling shareholders are MacNab LLC and Jackson LLC.



    For the selling shareholders, the number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholders, if the holders were to fully convert the series C preferred stock and series D preferred stock as of November 15, 1999, fully exercise the related warrants, and offer all the resulting shares of common stock for sale. If converted as of November 15, 1999, the series C preferred stock would convert at a conversion price of $2.84 per share into 1,256,476 shares of common stock. The warrants issued in connection with the series C preferred stock are exercisable at an exercise price of $7.34 per share into 59,574 shares of common stock. If converted as of November 15, 1999, the series D preferred stock would convert at a conversion price of $2.84 per share into 533,099 shares of common stock. The warrants issued in connection with the series D preferred stock are exercisable at an exercise price of $7.34 per share into 25,000 shares of common stock. The actual number of shares of common stock issuable upon conversion of the series C preferred stock and series D preferred stock and exercise of the warrants is indeterminate, and could be materially less or more than the amount estimated due to the conversion and exercise price adjustments explained in the section of this prospectus entitled "Description of Capital Stock" on page 45, in particular the subsections entitled "Series C Convertible Preferred Stock" on page 49 and "Series D Preferred Stock" on page 52. We agreed to register at least 1,244,444 shares in connection with the issuance of the series C preferred shares and at least 533,368 shares in connection with the issuance of the series D preferred shares; the additional shares covered by this prospectus for sale by the selling stockholders are to accommodate the possibility that the actual number of shares issuable upon conversion of the preferred stock or exercise of warrants increases as a result of adjustments in the conversion or exercise prices. This table, however, assumes no adjustment to the conversion or exercise prices. We cannot assure you that the selling stockholders will sell any or all of the shares that they may acquire upon their conversion of series C preferred stock or series D preferred stock or exercise of warrants. The selling shareholders' determination whether to hold or convert the series C preferred stock on the Series D preferred stock, or to exercise the warrants, and sell the resulting shares, will depend upon many factors, including HomeCom's prospects, general market conditions and the prevailing price of the common stock.



                                                                 COMMON
                                                                 STOCK
                                                              BENEFICIALLY   PERCENTAGE
NAME OF BENEFICIAL OWNER(1)                                     OWNED(2)      OF CLASS
---------------------------                                   ------------   ----------
Harvey W. Sax(3)............................................     806,629        12.1%
Gia Bokuchava, Ph.D.(4).....................................      47,559           *
Roger J. Nebel(5)...........................................      26,458           *
Claude A. Thomas(6).........................................       5,000           *
Mark Germain(7).............................................     350,885         5.3
Margery Germain(8)..........................................     350,885         5.3
Daniel A. Delity(9).........................................     690,590        10.3
James Wm. Ellsworth(9)......................................     141,467         2.1
David B. Frank(9)...........................................     351,417         5.3
William Walker(10)..........................................          --           *
CPR (USA), Inc.(11).........................................     372,876         5.6
LibertyView Funds, LP(12)...................................     297,900         4.5
LibertyView Fund, LLC(12)...................................      74,475         1.1
MacNab LLC(13)..............................................   1,316,050        19.7
Jackson LLC(14).............................................     558,099         8.4
All executive officers and directors as a group (7
  persons)..................................................   1,717,703        25.7%


------------------------------

*   Less than 1%.

(1) Except as otherwise noted, the street address of the named beneficial owner is Building 14, Suite 100, 3535 Piedmont Road, Atlanta, Georgia 30305.


(2) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable. Shares of Common Stock subject to options that are currently exercisable or exercisable within sixty days of November 15, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



(3) Includes 2,500 shares of Common Stock issuable upon the exercise of an option outstanding as of November 15, 1999 at an exercise price of $4.47 per share. Excludes 57,500 shares of Common Stock issuable upon the exercise of options outstanding as of November 15, 1999 at a weighted average exercise price of $5.61 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.



(4) Includes 7,500 shares of Common Stock issuable upon the exercise of options outstanding as of November 15, 1999 at a weighted average exercise price of $4.71 per share. Excludes 17,500 shares of Common Stock issuable upon the exercise of options outstanding as of November 15, 1999 at a weighted average exercise price of $4.33 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.



(5) Includes 7,500 shares of Common Stock issuable upon the exercise of options outstanding as of November 15, 1999 at a weighted average exercise price of $5.35 per share and 18,958 shares issued in connection with HomeCom's acquisition of HISS. See "Certain Transactions". Excludes 12,500 shares of Common Stock issuable upon the exercise of options outstanding as of November 15, 1999 at a weighted average exercise price of $4.84 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus. Excludes an additional 18,960 shares of Common Stock that may be issued in connection with HomeCom's acquisition of HISS. See "Certain Transactions."



(6) Includes 5,000 shares of Common Stock issuable upon the exercise of an option outstanding as of November 15, 1999 at an exercise price of $3.22 per share which is currently exercisable. Excludes 10,000 shares of Common Stock issuable upon the exercise of options outstanding as of November 15, 1999 at a weighted average exercise price of $4.24 per share which is not currently exercisable and which becomes exercisable more than 60 days following the date of the date of this Prospectus.



(7) The address of this stockholder is 81 Main Street White Plains, NY 10601. Includes 335,052 shares of Common Stock owned by Margery Germain, the wife of Mr. Germain, as to which shares Mr. Germain disclaims beneficial ownership.



(8) The address of this stockholder is 6 Olmstead Road Scarsdale, NY 10583. Includes 15,833 shares of Common Stock owned by Mark Germain.



(9) Excludes 100,000 shares of Common Stock issuable upon the exercise of a warrant outstanding as of November 15, 1999 at an exercise price of $3.74 which are not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.



(10) Excludes 10,000 shares of Common Stock issuable upon the exercise of an option outstanding as of November 15, 1999 at an exercise price of $5.06 which is not currently exercisable and which become exercisable more than 60 days following the date of this Prospectus.

(11) Consists of shares of Common Stock issuable upon conversion of HomeCom's series B preferred stock and exercise of related warrants on December 16, 1999, CPR (USA), Inc. converted 5 shares of series B preferred stock into 31,658 shares of common stock. CPR (USA), Inc. is a wholly-owned subsidiary of Banque CPR, a French company ("Banque CPR"). The Board of Directors of CPR (USA), Inc. are Richard Meckler, Steven Rogers, Henri Cukierman, Philippe Delienne, Olivier Mirat and Bernard Crutz. The principal officers of CPR (USA), Inc. are Messrs. Meckler and Rogers, and George Hartigan, Alan Mark, Cort Gwon & Neil Weiner.



(12) Consists of shares of Common Stock issuable upon conversion of HomeCom's series B preferred stock and exercise of related warrants on December 16, 1999, LibertyView Funds, LP converted 4 shares of Series B preferred stock into 25,327 shares of common stock, and LibertyView Fund, LLC converted 1 share of series B preferred stock into 6,332 shares of common stock. 100% of the voting shares of LibertyView Funds, L.P. are owned by Banque CPR. 100% of the voting shares of LibertyView Fund, LLC are owned by LibertyView Capital Management Inc., a wholly-owned subsidiary of CPR (USA) Inc.



(13) The address of this stockholder is c/o Citco Trustees (Cayman) Ltd., Corporate Centre, Windwood One, West Bay Road, Grand Cayman, Cayman Islands. The director of MacNab LLC is Navigator Management, Ltd., Harbour House, 2nd floor, Waterfront Drive, P.O. Box 972, Road Town, Tortola, British Virgin Islands, and the President of Navigator Management Ltd. is David Sims. Consists of shares of common stock issuable upon conversion of HomeCom's series C preferred stock and exercise of related warrants, based upon conversion prices as in effect on November 15, 1999. On December 6, 1999, MacNab LLC converted 37.5 shares of Series C preferred stock into 281,460 shares of common stock. MacNab LLC may not convert series C preferred shares that would result in it owning in excess of 4.99% of the outstanding common stock following conversion. The series C preferred stock is more fully described under "Description of Capital Stock."



(14) The address of this stockholder is c/o Citco Trustees (Cayman) Ltd., Corporate Centre, Windwood One, West Bay Road, Grand Cayman, Cayman Islands. The director of Jackson LLC is Navigator Management Ltd., Harbour House, 2nd Floor, Waterfront Drive, P.O. Box 972, Road Town, Tortola, British Virgin Islands, and the President of Navigator Management Ltd. is David Sims. Consists of shares of Common Stock issuable upon conversion of Homecom's series D preferred stock and exercise of related warrants, based on conversion prices as in effect on November 15, 1999. Jackson LLC may not convert series D preferred shares that would result in it owning in excess of 4.99% of the outstanding common stock following conversion. The series D preferred stock is more fully described herein under "Description of Capital Stock."

                          DESCRIPTION OF CAPITAL STOCK


    Our authorized capital stock consists of 15,000,000 shares of common stock, $.0001 par value, and 1,000,000 shares of preferred stock, $.01 par value. As of November 15, 1999, we had issued and there were outstanding 6,673,203 shares of common stock held of record by 67 record holders. Of the authorized preferred stock, 20,000 shares have been designated series A convertible preferred stock, none of which are presently outstanding, 125 shares have been designated series B convertible preferred stock, 115 shares of which are presently outstanding and held by three record holders, 175 shares have been designated series C convertible preferred stock, 137.5 shares of which are presently outstanding and are held by one record holder, and 75 shares have been designated series D convertible preferred stock, all of which are presently outstanding and are held by one record holder.


COMMON STOCK

    Holders of shares of common stock are entitled to one vote per share for the election of directors and all matters to be submitted to a vote of the stockholders. Subject to the rights of any holders of preferred stock which may be issued in the future, the holders of shares of common stock are entitled to share ratably in any dividends as may be declared by the board of directors out of legally available funds. In the event of dissolution, liquidation or winding up of HomeCom, holders of shares of common stock are entitled to share ratably in all assets remaining after payment of all liabilities and the aggregate liquidation preference of outstanding shares of preferred stock. Holders of shares of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares of common stock to be issued by Homecom in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

PREFERRED STOCK

    Our restated certificate of incorporation authorizes the issuance of preferred stock with designations, rights and preferences determined from time to time by the board of directors. Accordingly, the board of directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting and other rights that could adversely affect the voting power or other rights of the holders of common stock.

SERIES B CONVERTIBLE PREFERRED STOCK


    Pursuant to our certificate of incorporation, the board has classified 125 shares of preferred stock as series B convertible preferred stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 125 shares authorized by the board, 115 are currently outstanding. The stated value per share of the series B preferred stock is $20,000. All shares of common stock are of junior rank to all series B preferred shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up. The rights of the shares of common stock are subject to the preferences and relative rights of the series B preferred shares. The series B preferred shares will be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of at least a majority of the then outstanding series B preferred shares, we will not authorize or issue capital stock that is of senior or equal rank to the series B preferred shares regarding the preferences as to distributions and payments upon the liquidation, dissolution and winding up of HomeCom. Without the prior express written consent of the holders of not less than a majority of the then outstanding series B preferred shares, we will not hereafter authorize or make any amendment to our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or impair the rights or relative priority of the holders of the series B preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into another corporation, the series B preferred shares shall maintain their relative powers, designations, and preferences, and no merger may result that is inconsistent with this provision.


    Holders of the series B preferred stock are not entitled to receive dividends. If any series B preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series B preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock so long as written notice thereof has been given to holders of the series B preferred shares at least thirty days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we pay simultaneously to each holder of series B preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series B preferred shares been converted to common stock one business day before the record date for the dividend, and after giving effect to the payment of any dividend and any other required payments, including required payments to the holders of the series B preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:

    - all of our liabilities reflected on our most recently available balance sheet;

    - the amount of any indebtedness incurred by us or any of our subsidiaries since our most recent balance sheet; and

    - 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.

    In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series B preferred shares will be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to the holders of any of our capital stock of any class junior in rank to the series B preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series B preferred share equal to the sum of (i) $20,000 and (ii) a premium of 5% per year of the stated value from the date of issuance of the series B preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series B preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series B preferred shares as to payments of this type, then each holder of series B preferred shares and other preferred shares will share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law will not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets will be deemed to be a liquidation, dissolution or winding up.

    The holders of series B preferred shares shall have no voting rights, except as required by law, including the General Corporation Law of the State of Delaware.

    Each share of series B preferred stock is convertible on or after the date of this prospectus into the number of shares of our common stock, equal to the stated value ($20,000) plus a premium of 5% per year of the stated value from the date of issuance of the series B preferred stock, divided by the conversion price. The conversion price is equal to the lesser of:

        (1) the average closing bid prices of the common stock for any four consecutive trading days during the twenty-five consecutive trading day period ending on the day prior to the conversion; or

        (2) $5.23.


    If all the outstanding shares of series B preferred stock were converted as of November 15, 1999, based upon the closing bid prices of the shares prior to that date, under the conversion formula of the series B preferred stock the conversion price for the shares would be set at a price of $3.30 per share. After taking into effect a premium of 5% per year from the date of issuance provided for under the terms of the series B preferred stock, the 125 outstanding shares of series B preferred stock would be convertible into 782,704 shares of common stock, or approximately 11.7% of the outstanding shares. The following table includes the total number of shares that would be issued upon conversion of all the series B preferred stock, and the percentage of the currently issued and outstanding shares that such number of shares would represent, under the following assumptions, and in each case after taking into effect the 5% annual premium through November 15, 1999:



        (a) assuming the current conversion price of $3.30 per share;



        (b) assuming a conversion price 25% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $2.77 per share;



        (c) assuming a conversion price 50% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $1.84 per share; and



        (d) assuming a conversion price 75% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $0.92 per share.



                                                 THE SERIES B PREFERRED
                                               SHARES WOULD CONVERT INTO:
                                            ---------------------------------
                                             NUMBER OF      PERCENT OF
                                              SHARES        OUTSTANDING
                                              ---------           ----
At the Current Conversion Price...........      782,704           11.7%
At 25% below the Current Market Price.....      931,543           14.0%
At 50% below the Current Market Price.....    1,402,378           21.0%
At 75% below the Current Market Price.....    2,804,755           42.0%


    Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series B preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series B preferred stock continues to increase.

    Under the conversion price formula, the series B preferred stock may, from time to time, be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series B preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series B preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series B preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series B preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series B preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series B preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.

    Prior to this financing, the Board of Directors of HomeCom considered a variety of financing proposals. The Board determined that the financing proposal by the selling shareholders represented the most favorable proposal offered to the Company based upon, among other things, the timing of the transaction, the quality of the investors, and the terms and limitations of the financing. The Board also determined that this financing appeared to be on better terms and conditions than the previous two private placement financings of HomeCom consummated in December 1997 and January 1998.

    The holders of the series B preferred shares are limited with respect to the number of shares that they can convert at any one time. In particular, as long as they are subject to laws, rules or regulations which would prohibit their owning in excess of 4.99% of the outstanding common stock following conversion, they may not own in excess of that amount.

    The series B preferred stock is subject to redemption at our option after the date of this prospectus at 120% of the principal amount of the stock being redeemed. If any series B preferred stock remain outstanding on March 24, 2002, all the shares will automatically be converted into common stock.

    The issuance of the series B preferred stock is also subject to the NASDAQ National Market's Market Place Rule 4460(i). Pursuant to the terms of this rule, we have agreed with the holders of the series B preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series B preferred stock was issued upon conversion of the series B preferred stock in the absence of:

    - the approval of the issuance by our stockholders; or

    - a waiver by NASDAQ of the provisions of that rule.

    HomeCom issued series B preferred stock totaling $2,500,000 on March 25, 1999. The series B preferred stock investors were issued 125 shares of preferred stock, having a stated value of $20,000 per share, and 225,000 warrants to purchase common stock at $5.70 per share. HomeCom paid offering costs of $216,250 cash plus 25,000 warrants to purchase common stock at $5.70 per share, resulting in net proceeds to HomeCom of $2,283,750 for the preferred shares and warrants.


    The series B preferred stock is convertible into common stock at a conversion price equal to the lower of (a) the average of the closing price for four consecutive trading days in the twenty-five consecutive trading days ending one day prior to the conversion date ($4.86 at the issuance date) and
(b) $5.23. The number of common shares into which the series B preferred stock is convertible is determined by dividing the stated value of the series B preferred stock, increased by 5% annually, by the conversion price. As the series B preferred stock is automatically convertible on March 24, 2002, the most beneficial conversion ratio was determined to include the additional common shares attributable to the 5% annual increase for the three year period ending in 2002. After adjustment for this additional benefit the $4.86 conversion price is reduced to $4.23, the most beneficial conversion price at the issuance date.



    In determining the accounting for the beneficial conversion feature, HomeCom first allocated the net proceeds of $2,283,750 to the preferred stock and the warrants based on their relative fair values at the issuance date, resulting in $1,766,217 assigned to the preferred stock and $517,533 assigned to the warrants as of March 24, 1999. HomeCom then allocated $899,284 of the series B net proceeds to additional paid in capital for the beneficial conversion feature. The beneficial conversion feature will be recognized as a deemed dividend to the preferred shareholders over the minimum period in which the preferred shareholders can realize that return. Approximately $792,000 of the beneficial conversion was amortized in the second quarter of 1999 and $9,854 in the third quarter of 1999. The balance of the beneficial conversion feature is being recognized from the issuance date through March, 2002.


    HomeCom has the option to redeem the series B preferred stock after 110 days for 120% of face value. Additionally, if HomeCom has issued common stock upon conversion of the series B preferred stock such that 19.99% of the common stock outstanding is held by the preferred shareholders, HomeCom must obtain approval of the shareholders before any more preferred shares can be converted. If such approval is not obtained within 60 days, the preferred shareholders may require HomeCom to repurchase the remaining series B preferred stock at 120% of face value. At the issuance date, HomeCom had obtained irrevocable proxies from shareholders representing approximately 40% of the common shareholders to vote in favor of increasing the number of shares should such vote be required. The series B preferred stock is presented outside of permanent equity as the outcome of the shareholder vote, and possible redemption, is outside of the control of HomeCom.

SERIES C PREFERRED STOCK


    Pursuant to our certificate of incorporation, the Board has classified
175 shares of preferred stock as Series C Convertible Preferred Stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 175 shares authorized by the Board, 137.5 shares are currently outstanding. The stated value per share of the series C preferred stock is $20,000. All shares of common stock are to be of junior rank to all series C preferred shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of HomeCom. The rights of the shares of common stock are subject to the preferences and relative rights of the series C preferred shares. Except for the series B preferred stock, the series C preferred shares shall be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of not less than a majority of the then outstanding series C preferred shares, we shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the series C preferred shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of HomeCom. Without the prior express written consent of the holders of not less than a majority of the then outstanding series C preferred shares, we shall not hereafter authorize or make any amendment to the our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the series C preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into another corporation, the series C preferred shares shall maintain their relative powers, designations, and preferences provided for herein, and no merger may result that is inconsistent with this provision.



    Holders of the series C preferred stock are not entitled to receive dividends. If any series C preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series C preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock unless written notice thereof has been given to holders of the series C preferred shares at least thirty (30) days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we: (i) pay simultaneously to each holder of series C preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series C preferred shares been converted to common stock one business day prior to the record date for the dividend, and after giving effect to the payment of any dividend and any other payments required in connection therewith, including to the holders of the series C preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:


    - all of its liabilities reflected on its most recently available balance sheet;

    - the amount of any indebtedness incurred by us or any of its subsidiaries since its most recent balance sheet;

    - 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.

    In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series C preferred shares shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any of our capital stock of any class junior in rank to the series C preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series C preferred share equal to the sum of (i) $20,000 and (ii) a premium of 6% per year of the stated value from the date of issuance of the series C preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series C preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series C preferred shares as to payments of this type, then each holder of series C preferred shares and other preferred shares shall share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law shall not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up.

    The holders of series C preferred shares shall have no voting rights, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware.

    The series C preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 6% per year. Each series C preferred share is convertible, beginning 120 days following the date of issuance, at the option of the holder, into the number of shares of common stock determined by dividing the stated value by the lower of (a) $5.875, and (b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion. Any series C preferred stock outstanding on July 22, 2002 will automatically be converted into common stock at the conversion price then in effect.


    If all the outstanding shares of series C preferred stock were converted as of November 15, 1999, based upon the closing bid prices of the shares prior to that date, under the conversion formula of the series C preferred stock the conversion price for the shares would be set at a price of $2.84 per share. After taking into effect a premium of 6% per year from the date of issuance provided for under the terms of the series C preferred stock, the 175 outstanding shares of series C preferred stock would be convertible into 1,256,476 shares of common stock, or approximately 18.8% of the outstanding shares. The following table includes the total number of shares that would be issued upon conversion of all the series C preferred stock, and the percentage of the currently issued and outstanding shares that such number of shares would represent, under the following assumptions, and in each case after taking into effect the 6% annual premium through November 15, 1999:



    (a) assuming the current conversion price of $2.84 per share;



    (b) assuming a conversion price based on an average closing bid price 25% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $2.35 per share;



    (c) assuming a conversion price based on an average closing bid price 50% below the closing bid price as of November 11, 1999 of $3.6785 per share, or $1.56 per share; and



    (d) assuming a conversion price based on an average closing bid price 75% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $0.78 per share.



                                                                     THE SERIES C PREFERRED
                                                                   SHARES WOULD CONVERT INTO:
                                                            -----------------------------------------
                                                            NUMBER OF SHARES   PERCENT OF OUTSTANDING
                                                            ----------------   ----------------------
At the Current Conversion Price...........................     1,256,476                18.8%
At 25% below the Current Market Price.....................     1,515,395                22.7%
At 50% below the Current Market Price.....................     2,278,317                34.1%
At 75% below the Current Market Price.....................     4,556,634                68.3%


    Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series C preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series C preferred stock continues to increase.

    Under the conversion price formula, the series C preferred stock will be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series C preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series C preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series C preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series C preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series C preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series C preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.


    The holders of the series C preferred shares are limited with respect to the number of shares that they can convert at any one time. In particular, as long as they are subject to laws, rules or regulations which would prohibit their owning in excess of 4.99% of the outstanding common stock following conversion, they may not own in excess of that amount.


    After the 90th day following the issuance of the series C preferred stock, and through July 22, 2001, we have the right, under specified circumstances, to prohibit holders of the series C preferred stock from exercising any conversion rights for up to 90 days. If we exercise that right, we are required to compensate the holders of the series C preferred stock in cash or in shares of common stock. The right of the holders of the series C preferred stock to convert their shares is also subject to the following restrictions: (i) during the period beginning on the issuance date through the following 120 days, each holder may not convert more than 25% of the series C preferred stock purchased by such holder, (ii) during the period beginning on the issuance date through the following 150 days, each holder may not convert more than 50% of the series C preferred stock purchased by such holder; and (iii) during the period beginning on the issuance date through the following 180 days, each holder may not convert more that 75% of the series C preferred stock purchased by such holder.

    At any time after the issuance date, HomeCom has the right, in its sole discretion, to redeem, from time to time, any or all of the series C preferred stock provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is (i) 105% of the original purchase for the first 30 days following the issuance date; (ii) 110% of the original purchase price for the next 90 days thereafter and (iii) 120% of the original purchase price after 120 days from the issuance date.

    The issuance of the series C preferred stock is also subject to the NASDAQ National Market's Market Place Rule 4460 (i). Pursuant to the terms of this rule, we have agreed with the holders of the series C preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series C preferred stock was issued upon conversion of the series C preferred stock in the absence of:

    - the approval of the issuance by our stockholders; or

    - a waiver by NASDAQ of the provisions of that rule.

On July 28, 1999, we completed a private placement of $3,500,000 principal amount of our series C convertible preferred stock and related warrants to purchase up to 59,574 shares of common stock. The series C preferred stock and warrants were sold in reliance on Rule 506 of the Securities Act, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act.

    Pursuant to certain registration rights granted to the investors in the private placement, we are obligated to file a registration statement under the Securities Act with respect to a minimum of 1,244,444 shares of common stock issuable upon conversion of the series C preferred stock and exercise of the related warrants. We are obligated to pay penalties if the registration statement is not filed and declared effective within specified time periods.

    We entered into, and consummated, the private placement of the series C preferred stock and the warrants based on a determination by our board of directors that HomeCom's level of cash and cash equivalents were inadequate to permit HomeCom to continue in existence for a sustained period. While the board of directors considered the disadvantages of the potential preferred stock, including (i) the potential dilution of the voting power per share of common stock, (ii) the potential dilution of the common stock book value, and (iii) the potential negative impact on earnings per share of common stock, after negotiations with investment banking firms and potential investors, and based upon the pressures of the need for additional cash resources, the board of directors determined that it was in the best interests of HomeCom and its shareholders for HomeCom to proceed with the private placement based on the board's belief that such transactions offered the most favorable terms then available to HomeCom given the existing market conditions and HomeCom's need for additional cash resources.

SERIES D PREFERRED STOCK


    Pursuant to our certificate of incorporation, the Board has classified 75 shares of preferred stock as Series D Convertible Preferred Stock with the rights, preferences, privileges and terms set forth in the certificate of designations filed with the State of Delaware. Of the 75 shares authorized by the Board, all are currently outstanding. The stated value per share of the series D preferred stock is $20,000. All shares of common stock are to be of junior rank to all series D preferred shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of HomeCom. The rights of the shares of common stock are subject to the preferences and relative rights of the series D preferred shares. Except for the series B preferred stock and the series C preferred stock, the series D preferred shares shall be of greater rank than any series of common or preferred stock issued by us in the future. Without the prior express written consent of the holders of not less than a majority of the then outstanding series D preferred shares, we shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the series D preferred shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of HomeCom. Without the prior express written consent of the holders of not less than a majority of the then outstanding series D preferred shares, we shall not hereafter authorize or make any amendment to the our certificate of incorporation or bylaws, or make any resolution of the board of directors with the Delaware Secretary of State containing any provisions which would materially and adversely affect or otherwise impair the rights or relative priority of the holders of the series D preferred shares relative to the holders of the common stock or the holders of any other class of capital stock. In the event of our merger or consolidation with or into another corporation, the series D preferred shares shall maintain their relative powers, designations, and preferences provided for herein, and no merger may result that is inconsistent with this provision.



    Holders of the series D preferred stock are not entitled to receive dividends. If any series D preferred shares are outstanding, we may not, without the prior express written consent of the holders of a majority of the then outstanding series D preferred shares, directly or indirectly declare, pay or make any dividends or other distributions upon any of the common stock unless written notice thereof has been given to holders of the series D preferred shares at least thirty (30) days prior to the earlier of (a) the record date taken for or (b) the payment of the dividend or other distribution. We may declare and pay a dividend in cash with respect to the common stock so long as we: (i) pay simultaneously to each holder of series D preferred shares an amount in cash equal to the amount the holder would have received had all of the holder's series D preferred shares been converted to common stock one business day prior to the record date for the dividend, and after giving effect to the payment of any dividend and any other payments required in connection therewith, including to the holders of the series D preferred shares, we have in cash or cash equivalents an amount equal to the aggregate of:


    - all of its liabilities reflected on its most recently available balance sheet;

    - the amount of any indebtedness incurred by us or any of its subsidiaries since its most recent balance sheet;

    - 120% of the amount payable to all holders of any shares of any class of preferred stock assuming a liquidation as the date of our most recently available balance sheet.


    In the event of any voluntary or involuntary liquidation, dissolution, or winding up, the holders of the series D preferred shares shall be entitled to receive in cash out of our assets, whether from capital or from earnings available for distribution to our stockholders, before any amount shall be paid to the holders of any of our capital stock of any class junior in rank to the series D preferred shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up, an amount per series D preferred share equal to the sum of (i) $20,000 and (ii) a premium of 6% per year of the stated value from the date of issuance of the series D preferred stock; provided that, if the funds are insufficient to pay the full amount due to the holders of series D preferred shares and holders of shares of other classes or series of preferred stock that are of equal rank with the series D preferred shares as to payments of this type, then each holder of series D preferred shares and other preferred shares shall share equally in the available funds in accordance with their respective liquidation preferences. The purchase or redemption by us of stock of any class in any manner permitted by law shall not be regarded as a liquidation, dissolution or winding up. Neither our consolidation or merger with or into any other person, nor the sale or transfer by us of less than substantially all of its assets shall be deemed to be a liquidation, dissolution or winding up.


    The holders of series D preferred shares shall have no voting rights, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware.

    The series D preferred stock has an initial stated value of $20,000 per share, which increases at the rate of 6% per year. Each series D preferred share is convertible, at the option of the holder, into the number of shares of common stock determined by dividing the stated value by the lower of (a) $5.875, and
(b) 82.5% of the average of the closing bid prices for the five trading days prior to the date of conversion. Any series D preferred stock outstanding on September 27, 2002 will automatically be converted into common stock at the conversion price then in effect.


    If all the outstanding shares of series D preferred stock were converted as of November 15, 1999, based upon the closing bid prices of the shares prior to that date, under the conversion formula of the series D preferred stock the conversion price for the shares would be set at a price of $2.84 per share. After taking into effect a premium of 6% per year from the date of issuance provided for under the terms of the series D preferred stock, the 75 outstanding shares of series D preferred stock would be convertible into 533,099 shares of common stock, or approximately 8.0% of the outstanding shares. The following table includes the total number of shares that would be issued upon conversion of all the series D preferred stock, and the percentage of the currently issued and outstanding shares that such number of shares would represent, under the following assumptions, and in each case after taking into effect the 6% annual premium through November 15, 1999:



    (a) assuming the current conversion price of $2.84 per share;



    (b) assuming a conversion price based on an average closing bid price 25% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $2.35 per share;



    (c) assuming a conversion price based on an average closing bid price 50% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $1.56 per share; and



    (d) assuming a conversion price based on an average closing bid price 75% below the closing bid price as of November 11, 1999 of $3.6875 per share, or $0.78 per share.

                                                                     THE SERIES D PREFERRED
                                                                   SHARES WOULD CONVERT INTO:
                                                            -----------------------------------------
                                                            NUMBER OF SHARES   PERCENT OF OUTSTANDING
                                                            ----------------   ----------------------
At the Current Conversion Price...........................       553,099                 8.0%
At 25% below the Current Market Price.....................       642,105                 9.6%
At 50% below the Current Market Price.....................       966,647                14.5%
At 75% below the Current Market Price.....................     1,933,294                29.0%


    Under the conversion price formula, there is no ceiling on the number of shares of common stock into which the outstanding shares of series D preferred stock can be converted. As a result, as the price of the common stock decreases, the number of shares of common stock underlying the outstanding shares of series D preferred stock continues to increase.

    Under the conversion price formula, the series D preferred stock will be convertible at a rate at or below the common stock's market price. The lower the common stock's market price at the time a holder converts his outstanding shares of series D preferred stock, the more shares of common stock the holder will get in the conversion. To the extent a holder of shares of series D preferred stock converts and then sells the shares of common stock, the common stock's market price may decrease due to the additional shares in the market, allowing the selling holder to convert other shares of series D preferred stock into greater amounts of common stock, the sale of which could further depress the market price for the common stock. The downward pressure on the market price of the common stock as a holder of the series D preferred stock converts and sells material amounts of common stock could encourage short sales by other holders or others, placing further downward pressure on the market price of the common stock. The conversion of the outstanding shares of series D preferred stock may result in substantial dilution to the interest of other common stockholders, since each holder of the outstanding shares of series D preferred stock may ultimately convert and sell the full amount of common stock issuable upon conversion.


    The holders of the series D preferred shares are limited with respect to the number of shares that they can convert at any one time. In particular, as long as they are subject to laws, rules or regulations which would prohibit their owning in excess of 4.99% of the outstanding common stock following conversion, they may not own in excess of that amount.


    After the 90th day following the issuance of the series D preferred stock, and through September 27, 2001, we have the right, under specified circumstances, to prohibit holders of the series D preferred stock from exercising any conversion rights for up to 90 days. If we exercise that right, we are required to compensate the holders of the series D preferred stock in cash or in shares of common stock. The right of the holders of the series D preferred stock to convert their shares is also subject to the following restrictions: (i) during the period beginning on the issuance date through the following 90 days, each holder may not convert more than 25% of the series D preferred stock purchased by such holder, (ii) during the period beginning on the issuance date through the following 120 days, each holder may not convert more than 50% of the series D preferred stock purchased by such holder; and
(iii) during the period beginning on the issuance date through the following 150 days, each holder may not convert more that 75% of the series D preferred stock purchased by such holder.

    At any time after the issuance date, HomeCom has the right, in its sole discretion, to redeem, from time to time, any or all of the series D preferred stock provided that specified conditions are met, including that we have cash, credit or standby underwriting facilities available to fund the redemption. The redemption price is (i) 105% of the original purchase for the first 30 days following the issuance date; (ii) 110% of the original purchase price for the next 90 days thereafter and (iii) 120% of the original purchase price after 120 days from the issuance date.

    The issuance of the series D preferred stock is also subject to the NASDAQ National Market's Market Place Rule 4460 (i). Pursuant to the terms of this rule, we have agreed with the holders of the series D preferred stock that so long as we are subject to this rule or any rule substantially similar to this rule, we will not issue more than 19.99% of the common stock outstanding on the date the series D preferred stock was issued upon conversion of the series D preferred stock in the absence of:

    - the approval of the issuance by our stockholders; or

    - a waiver by NASDAQ of the provisions of that rule.

On September 28, 1999, we completed a private placement of $1,500,000 principal amount of our series D convertible preferred stock and related warrants to purchase up to 25,000 shares of common stock. The series D preferred stock and warrants were sold in reliance on Rule 506 of the Securities Act, which provides an exemption from registration for sales to accredited investors, as defined by Rule 501 under Regulation D of the Securities Act.

    Pursuant to certain registration rights granted to the investors in the private placement, we are obligated to file a registration statement under the Securities Act with respect to a minimum of 533,368 shares of common stock issuable upon conversion of the series D preferred stock and exercise of the related warrants. We are obligated to pay penalties if the registration statement is not filed and declared effective within specified time periods.

    We entered into, and consummated, the private placement of the series D preferred stock and the warrants based on a determination by our board of directors that HomeCom's level of cash and cash equivalents were inadequate to permit HomeCom to continue in existence for a sustained period. While the board of directors considered the disadvantages of the potential preferred stock, including (i) the potential dilution of the voting power per share of common stock, (ii) the potential dilution of the common stock book value, and
(iii) the potential negative impact on earnings per share of common stock, after negotiations with investment banking firms and potential investors, and based upon the pressures of the need for additional cash resources, the board of directors determined that it was in the best interests of HomeCom and its shareholders for HomeCom to proceed with the private placement based on the board's belief that such transactions offered the most favorable terms then available to HomeCom given the existing market conditions and HomeCom's need for additional cash resources.

                                    WARRANTS

    In connection with the completion with the our initial public offering, we granted to our underwriter, Ladenburg Thalmann & Co. Inc., the underwriter, warrants to acquire 100,000 shares of the common stock at an exercise price of $7.20 per share. The exercise price is subject to adjustment under specified circumstances. The underwriter warrants expire on May 12, 2002, if not earlier exercised.


    In connection with the completion of a sale of debentures in December of 1998, we issued to First Granite Securities, Inc., an entity designated by the holder of the debentures, warrants to acquire an aggregate 400,000 shares of common stock. Of these warrants, warrants to acquire an aggregate of 200,000 shares are exercisable at a price of $4.00 per share (of which 156,875 had been exercised as of November 15, 1999) and warrants to acquire an aggregate 200,000 shares are exercisable at a price of $6.00 per share. The exercise price of these debenture warrants is subject to adjustment under specified circumstances. If not earlier exercised, the debenture warrants expire on October 27, 2000. Pursuant to an agreement dated April 8, 1998, in the event that we agree to adjust the exercise price of the series B preferred stock warrants to an exercise price below $5.00, we have also agreed to amend the exercise price of any unexercised debenture warrants to the reduced exercise price.


    In connection with the completion of the sale of our series A preferred stock, we issued the series A preferred stock warrants. These warrants represent the right to acquire an aggregate of 125,000 shares of common stock, with warrants to purchase 62,500 shares of common stock having an exercise price per share equal to $14.50 per share and warrants to purchase the remaining 62,500 shares having an exercise price equal to $15.825. The exercise price of these warrants is subject to adjustment under specified circumstances. The series A preferred stock warrants will expire on December 31, 2000, and are eligible to be exercised at any time on or after June 23, 1998.

    In connection with the completion of the sale of series B convertible preferred stock, we issued series B convertible preferred stock warrants. These warrants represent the right to acquire an aggregate of 250,000 shares of common stock, each with an exercise price per share equal to $5.70 per share. The exercise price of these warrants is subject to adjustment under specified circumstances. The series B convertible preferred stock warrants will expire on March 24, 2004, if not earlier exercised.


    In connection with the sale of the series C convertible preferred stock, we issued series C preferred stock warrants. These warrants represent the right to acquire an aggregate of up to 59,574 shares of common stock. The warrants expire on July 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment. We also issued warrants to acquire an aggregate of 77,000 shares of common stock having an exercise price per share equal to $5.813, subject to adjustment. These warrants will expire on July 30, 2004.


    In connection with the sale of the series D convertible preferred stock, we issued series D preferred stock warrants. These warrants represent the right to acquire an aggregate of up to 25,000 shares of common stock. The warrants expire on September 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment.


    Warrants to acquire an additional 315,000 shares at an exercise price of $3.74 per share were issued in conjunction with the acquisition of First Institutional Marketing, Inc. and certain of its affiliates. The shares issuable upon exercise of these warrants have not been registered under the Securities Act and are not currently available for resale upon issuance following exercise of the warrants.


LIMITATIONS ON LIABILITY OF DIRECTORS

    HomeCom's restated certificate of incorporation contains provisions which eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty, other than liability for a breach of the duty of loyalty, acts or omissions not in good faith that constitute a breach of the director's duty to HomeCom, acts that involve intentional misconduct or a knowing violation of the law, transactions in which the director receives an improper benefit and acts or omissions for which liability is expressly provided by an applicable statute. While the restated certificate of incorporation provides directors with protection from awards for monetary damages for breach of duties to HomeCom, it does not eliminate those duties. Accordingly, the restated certificate of incorporation should not affect the availability of equitable remedies, such as injunction or rescission, based on a director's breach of the duty of care. However, equitable remedies may not provide stockholders adequate monetary compensation for damages caused by breach of duties to HomeCom. HomeCom's restated bylaws contain provisions requiring the indemnification of HomeCom's directors and officers, and persons serving at the request of HomeCom as a director or officer of another corporation, to the fullest extent permitted under the Delaware General Corporation Law. These provisions do not apply to liabilities under federal securities laws. HomeCom believes that these restated certificate of incorporation and bylaws provisions are necessary to attract and retain qualified persons as directors and officers of HomeCom.

STATUTORY BUSINESS COMBINATION PROVISION

    HomeCom is subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person, or affiliate or associate of such person, who is an interested stockholder for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation and shares held by certain employee stock ownership plans) or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an interested stockholder is defined (with certain limited exceptions) as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

    A corporation may, at its option, exclude itself from the coverage of
Section 203 by amending its certificate of incorporation or bylaws by action of its stockholders to exempt itself from coverage, provided that such charter or bylaw amendment shall not become effective until twelve months after the date it is adopted. Neither the restated certificate of incorporation nor the restated bylaws of HomeCom contains any such exclusion, although the Board of Directors has excluded certain stockholders of HomeCom from the coverage of Section 203.

                  ADDITIONAL INFORMATION REGARDING BENEFICIAL
                OWNERSHIP OF SHARES BY THE SELLING STOCKHOLDERS


    The terms of the series C preferred stock and the warrants provide that the preferred stock is convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable at that time, together with the number of shares of common stock beneficially owned by that holder and its affiliates as determined in accordance with Section 13(d) of the Securities Exchange Act, would not exceed 4.99% of our then outstanding common stock so long as that holder is subject to laws, rules or regulations which would prohibit owning in excess of 4.99%.



    The terms of the series D preferred stock and the warrants provide that the preferred stock is convertible and the warrants are exercisable by any holder only to the extent that the number of shares of common stock issuable at that time, together with the number of shares of common stock beneficially owned by that holder and its affiliates as determined in accordance with Section 13(d) of the Securities Exchange Act, would not exceed 4.99% of our then outstanding common stock so long as that holder is subject to laws, rules or regulations which would prohibit owning in excess of 4.99%.

                    ADDITIONAL INFORMATION REGARDING SOME OF
                  THE SHARES HELD BY THE SELLING SHAREHOLDERS

    As a result of limitations imposed by Nasdaq and the terms of the series C preferred stock, we may not issue shares representing more than 19.99% of our common stock outstanding of the time of issuance of the Series C preferred stock unless we obtain stockholder approval or a waiver of the limitations by Nasdaq. Similarly, as a result of limitations imposed by Nasdaq and the terms of the series D preferred stock, we may not issue shares representing more than 19.99% of our common stock outstanding at the time of issuance of the Series D preferred stock unless we obtain stockholder approval or a waiver of the limitations by Nasdaq.

                              PLAN OF DISTRIBUTION

    Shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The selling shareholders will act independently of HomeCom in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may sell the shares:

    - on the Nasdaq SmallCap Market-TM-;

    - at prices and at terms then prevailing or at prices related to the then current market price; or

    - in private sales at negotiated prices directly or through brokers.

    The selling shareholders and any underwriter, dealer or agent who participates in the distribution of the shares may be deemed to be underwriters under the Securities Act, and any discount, commission or concession received by these persons might be deemed to be an underwriting discount or commission under the Securities Act. We have agreed to indemnify the selling shareholders against some liabilities arising under the Securities Act.

    Any broker-dealer participating in transactions as agent may receive commissions from the selling shareholders, and, if acting as agent for the purchaser of the shares, from the purchaser). Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may then resell the shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale, at market prices prevailing at the time of sale or at negotiated prices, and in connection with resales may pay to or receive from the purchasers of the shares commissions as described above.

    We have advised the selling shareholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. The selling shareholders have advised HomeCom that during the time as the selling shareholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

    - not engage in any stabilization activity in connection with any of the shares;

    - not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;

    - not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

    - effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

    The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

    In order to comply with the securities laws of some states, if applicable, the shares will be sold in some jurisdictions only through registered or licensed brokers or dealers. In some states, the shares may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

    HomeCom has agreed to use its best efforts to maintain the effectiveness of this registration statement with respect to the shares until the earlier of the sale of the shares or two years from the date of this prospectus. No sales may be made under this prospectus after that date unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of effectiveness. There can be no assurance that the selling shareholders will sell all or any of the shares offered under this prospectus.

                                 LEGAL MATTERS


    The validity of the common stock being offered hereby will be passed upon for HomeCom by Sims Moss Kline & Davis, a Limited Liability Partnership, Atlanta, Georgia. That law firm has received warrants to purchase shares of common stock of the Company as part of its compensation for legal services. The amount of compensation that the firm has received in 1999 (or expects to receive for services rendered but presently unbilled) in the form of warrants is approximately $74,000.


                                    EXPERTS

    The financial statements of HomeCom Communications, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, included in this Registration Statement, have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 12 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. The financial statements of Premier Financial Services, Inc., First Institutional Marketing, Inc., All Things Financial, Inc., and FIMI Securities, Inc. as of December 31, 1998 and 1997, and for each of the two years in the period ended December 31, 1998, included in this Registration Statement, have been so included in reliance on the report of Andrew Shebay & Company, PLLC, independent auditors, given on the authority of said firm as experts in accounting and auditing. The financial statements of Ganymede Corporation as of December 31, 1998, and for the year then ended, included in this Registration Statement, have been so included in reliance on the report of Ostrow, Reisin Berk & Abrams, Ltd., independent auditors, given on the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

    HomeCom is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy and information statements, and other information with the Securities and Exchange Commission. Such reports, proxy and information statements, and other information filed by HomeCom can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the National Association of Securities
Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a world wide web site that contains reports, proxy and information statements, and other information that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval System. This web site can be accessed at http://www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
HOMECOM COMMUNICATIONS, INC.:
------------------------------------------------------------
  FINANCIAL STATEMENTS:
  Report of Independent Accountants.........................     F-2
  Balance Sheets as of December 31, 1997 and 1998...........     F-3
  Statements of Operations for Each of the Three Years in
    the
    Period Ended December 31, 1998..........................     F-4
  Statements of Stockholders' Equity (Deficit) for Each of
    the
    Three Years in the Period Ended December 31, 1998.......     F-5
  Statements of Cash Flows for Each of the Three Years in
    the
    Period Ended December 31, 1998..........................     F-6
  Notes to Financial Statements.............................     F-7

  UNAUDITED INTERIM FINANCIAL STATEMENTS:
  Balance Sheets as of September 30, 1999 and December 31,
    1998....................................................    F-19
  Statements of Operations for the Three and Nine Month
    Periods
    Ended September 30, 1999 and 1998.......................    F-20
  Statements of Cash Flows for the Nine Month Periods
    Ended September 30, 1999 and 1998.......................    F-21
  Notes to Financial Statements.............................    F-22

PREMIER FINANCIAL SERVICES, INC., FIRST INSTITUTIONAL
  MARKETING, INC., AND
  ALL THINGS FINANCIAL, INC.
  Independent Auditors' Report..............................    F-28
  Combined Balance Sheets...................................    F-29
  Combined Statement of Income and Retained Earnings........    F-31
  Combined Statement of Cash Flows..........................    F-32
  Notes to the Combined Financial Statements................    F-33

FIMI SECURITIES, INC.:
------------------------------------------------------------
  Independent Auditors' Report..............................    F-36
  Statements of Financial Condition.........................    F-37
  Statements of Income......................................    F-38
  Statements of Changes in Stockholder's Equity.............    F-39
  Statements of Cash Flows..................................    F-40
  Notes to the Financial Statements.........................    F-41
  Schedule I................................................    F-42
  Schedule II...............................................    F-43
  Schedule III..............................................    F-44

PREMIER FINANCIAL SERVICES, INC., FIRST INSTITUTIONAL
  MARKETING, INC., ALL THINGS FINANCIAL, INC. AND FIMI
  SECURITIES, INC.:
  UNAUDITED INTERIM FINANCIAL STATEMENTS:
  Combined Statement of Income (Loss) and Retained
    Earnings................................................    F-45

GANYMEDE CORPORATION:
------------------------------------------------------------
  Independent Auditors' Report..............................    F-46
  Balance Sheet.............................................    F-47
  Statement of Loss and Deficit.............................    F-48
  Statement of Cash Flows...................................    F-49
  Notes to Financial Statements.............................    F-50

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of HomeCom Communications, Inc.

    In our opinion, the accompanying balance sheets and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of HomeCom Communications, Inc. at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has experienced recurring losses and negative cash flows since its inception and has an accumulated deficit. The Company is dependent on continued financing from investors to sustain its activities and there is no assurance that such financing will be available. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          PricewaterhouseCoopers LLP


Atlanta, Georgia
March 29, 1999, except as to Note 12,
which is as of September 7, 1999
and Note 13, which is as of October 1, 1999

                          HOMECOM COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997          1998
                                                              -----------   -----------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 3,187,948   $ 2,291,932
  Restricted cash...........................................           --       250,000
  Accounts receivable, net..................................      470,839       680,790
  Other current assets......................................           --         4,796
                                                              -----------   -----------
      Total current assets..................................    3,658,787     3,227,518
FURNITURE, FIXTURES AND EQUIPMENT, NET......................      627,624       797,263
SOFTWARE DEVELOPMENT COSTS, NET.............................       31,778            --
DEPOSITS....................................................       85,731        80,231
DEFERRED ACQUISITION COSTS..................................           --       109,158
DEFERRED DEBT ISSUE COSTS...................................      248,359            --
INTANGIBLE ASSETS, NET......................................           --       351,320
OTHER NON-CURRENT ASSETS....................................       12,500            --
                                                              -----------   -----------
      Total assets..........................................  $ 4,664,779   $ 4,565,490
                                                              ===========   ===========
                         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $   427,886   $   424,094
  Accrued payroll liabilities...............................      264,180       300,927
  Unearned revenue..........................................      190,978       128,345
  Current portion of obligations under capital leases.......       53,813       108,427
                                                              -----------   -----------
      Total current liabilities.............................      936,857       961,793
                                                              -----------   -----------
CONVERTIBLE DEBENTURES, NET OF DISCOUNT OF $122,778 AS OF
  DECEMBER 31, 1997.........................................    1,577,222            --
OBLIGATIONS UNDER CAPITAL LEASES............................       74,787        88,242
OTHER LIABILITIES...........................................      119,141        67,006
                                                              -----------   -----------
      Total liabilities.....................................    2,708,007     1,117,041
                                                              -----------   -----------
STOCKHOLDERS' EQUITY:
  Common stock, $.0001 par value, 15,000,000 shares
    authorized, 2,956,396 and 5,072,397 shares issued and
    outstanding at December 31, 1997 and 1998,
    respectively............................................          295           507
  Preferred stock, Series A, convertible, $100 par value,
    1,000,000 shares authorized, 20,000 and 0 shares issued
    and outstanding at December 31, 1997 and 1998,
    respectively; participating; $2,000,000 liquidation
    value at December 31, 1997..............................          200            --
  Additional paid-in capital................................    7,800,542    10,355,724
  Subscriptions receivable..................................     (337,501)     (196,878)
  Accumulated deficit.......................................   (5,506,764)   (6,710,904)
                                                              -----------   -----------
      Total stockholders' equity............................    1,956,772     3,448,449
                                                              -----------   -----------
      Total liabilities and stockholders' equity............  $ 4,664,779   $ 4,565,490
                                                              ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.



                            STATEMENTS OF OPERATIONS



                                                                 YEAR ENDED DECEMBER 31,
                                                          --------------------------------------
                                                             1996         1997          1998
                                                          ----------   -----------   -----------
NET SALES:
  Service sales.........................................  $2,112,878   $ 2,484,459   $ 2,463,490
  Equipment sales.......................................     117,097        18,726        47,199
                                                          ----------   -----------   -----------
      Total net sales...................................   2,229,975     2,503,185     2,510,689
                                                          ----------   -----------   -----------
COST OF SALES:
  Cost of services......................................     715,377     2,129,968     2,208,820
  Cost of equipment sold................................      60,058        10,014        22,937
                                                          ----------   -----------   -----------
      Total cost of sales...............................     775,435     2,139,982     2,231,757
                                                          ----------   -----------   -----------
GROSS PROFIT............................................   1,454,540       363,203       278,932
                                                          ----------   -----------   -----------
OPERATING EXPENSES:
  Sales and marketing...................................     962,220     1,440,002     1,221,908
  Product development...................................      78,887       514,655       677,590
  General and administrative............................     909,230     2,538,229     3,098,095
  Depreciation and amortization.........................      85,068       238,537       542,269
                                                          ----------   -----------   -----------
      Total operating expenses..........................   2,035,405     4,731,423     5,539,862
                                                          ----------   -----------   -----------
OPERATING LOSS..........................................    (580,865)   (4,368,220)   (5,260,930)
OTHER EXPENSES (INCOME)
  Gain on sale of division..............................          --            --    (4,402,076)
  Interest expense......................................      51,272       543,420       445,216
  Other expense (income), net...........................      (6,554)      (93,298)     (166,942)
                                                          ----------   -----------   -----------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES.....    (625,583)   (4,818,342)   (1,137,128)
INCOME TAXES............................................          --            --            --
                                                          ----------   -----------   -----------
NET LOSS FROM CONTINUING OPERATIONS.....................    (625,583)   (4,818,342)   (1,137,128)
LOSS FROM DISCONTINUED OPERATIONS.......................          --       (62,839)      (67,012)
                                                          ----------   -----------   -----------
NET LOSS................................................    (625,583)   (4,881,181)   (1,204,140)
PREFERRED STOCK DIVIDEND................................          --            --      (666,667)
                                                          ----------   -----------   -----------
LOSS APPLICABLE TO COMMON SHAREHOLDERS..................  $ (625,583)  $(4,881,181)  $(1,870,807)
                                                          ==========   ===========   ===========
BASIC AND DILUTED LOSS PER SHARE
  Continuing Operations.................................  $    (0.34)  $     (1.86)  $     (0.42)
  Discontinued Operations...............................          --         (0.02)        (0.02)
                                                          ----------   -----------   -----------
    Total...............................................  $    (0.34)  $     (1.88)  $     (0.44)
                                                          ==========   ===========   ===========
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING...........   1,862,223     2,602,515     4,287,183
                                                          ==========   ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1998

                                                        PREFERRED STOCK         COMMON STOCK       ADDITIONAL
                                                      -------------------   --------------------     PAID-IN
                                                       SHARES     AMOUNT     SHARES      AMOUNT      CAPITAL
                                                      --------   --------   ---------   --------   -----------
BALANCE, December 31, 1995..........................       --        --         1,000     27,706            --
Conversion from S to C corporation..................                                                   (22,892)
Issuance of stock...................................                           19,663    468,104
Net loss............................................
Stock split and recapitalization to $0.0001 par
  value.............................................       --        --     1,902,400   (495,618)      495,618
                                                      -------      ----     ---------   --------   -----------
BALANCE, December 31, 1996..........................       --        --     1,923,063        192       472,726
Conversion of note payable to common shares.........                           33,333          3       199,997
Issuance of common shares, net of offering costs....                        1,000,000        100     4,672,489
Issuance of preferred shares, net of offering
  costs.............................................   20,000       200                              1,799,052
Issuance of warrants and compensatory stock
  options...........................................                                                    89,611
Cancellation of subscriptions receivable under
  employment agreements.............................
Favorable conversion feature of convertible
  debentures........................................                                                   566,667
Net loss............................................       --        --            --         --            --
                                                      -------      ----     ---------   --------   -----------
BALANCE, December 31, 1997..........................   20,000       200     2,956,396        295     7,800,542
Issuance of stock...................................                          443,085         45       884,086
Conversion of convertible debentures to common
  shares............................................                          961,460         96     1,699,904
Conversion of preferred stock to common shares......  (20,000)     (200)      711,456         71           129
Cancellation of subscriptions receivable under
  employment agreements.............................
Other...............................................                                                   (28,937)
Net loss............................................       --        --            --         --            --
                                                      -------      ----     ---------   --------   -----------
BALANCE, December 31, 1998..........................       --      $ --     5,072,397   $    507   $10,355,724
                                                      =======      ====     =========   ========   ===========

                                                                                                 TOTAL
                                                              SUBSCRIPTIONS   ACCUMULATED    STOCKHOLDERS'
                                                               RECEIVABLE       DEFICIT     EQUITY (DEFICIT)
                                                              -------------   -----------   ----------------
BALANCE, December 31, 1995..................................                      (22,892)           4,814
Conversion from S to C corporation..........................                       22,892               --
Issuance of stock...........................................     (468,004)                             100
Net loss....................................................                     (625,583)        (625,583)
Stock split and recapitalization to $0.0001 par value.......           --              --               --
                                                                ---------     -----------       ----------
BALANCE, December 31, 1996..................................     (468,004)       (625,583)        (620,669)
Conversion of note payable to common shares.................                                       200,000
Issuance of common shares, net of offering costs............                                     4,672,589
Issuance of preferred shares, net of offering costs.........                                     1,799,252
Issuance of warrants and compensatory stock options.........                                        89,611
Cancellation of subscriptions receivable under employment
  agreements................................................      130,503                          130,503
Favorable conversion feature of convertible debentures......                                       566,667
Net loss....................................................           --      (4,881,181)      (4,881,181)
                                                                ---------     -----------       ----------
BALANCE, December 31, 1997..................................     (337,501)     (5,506,764)       1,956,772
Issuance of stock...........................................                                       884,131
Conversion of convertible debentures to common shares.......                                     1,700,000
Conversion of preferred stock to common shares..............                                            --
Cancellation of subscriptions receivable under employment
  agreements................................................      140,623                          140,623
Other.......................................................                                       (28,937)
Net loss....................................................           --      (1,204,140)      (1,204,140)
                                                                ---------     -----------       ----------
BALANCE, December 31, 1998..................................    $(196,878)    $(6,710,904)      $3,448,449
                                                                =========     ===========       ==========

   The accompanying notes are an integral part of these financial statements

                          HOMECOM COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                     YEAR ENDED DECEMBER 31,
                                                              -------------------------------------
                                                                1996         1997          1998
                                                              ---------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(625,583)  $(4,881,181)  $(1,204,140)
  Adjustments to reconcile net loss to cash used in
    operating activities:
    Depreciation and amortization...........................     87,730       457,113       542,269
    Amortization of debt discount...........................         --       443,889       122,778
    Amortization of debt issue costs........................         --        22,578       283,754
    Forgiveness of subscriptions receivable.................         --       130,501       140,623
    Expense recorded for issuance of warrants...............         --            --        36,093
    Non-cash compensation expense...........................         --            --        44,933
    Gain on sale of division................................         --            --    (4,402,076)
    Provision for bad debts.................................    104,360       244,893       167,675
    Deferred rent expense...................................     73,424        45,717       (52,135)
    Change in operating assets and liabilities:
      Accounts receivable...................................   (506,289)     (227,478)     (309,248)
      Accounts payable and accrued expenses.................    316,641      (221,908)       (3,793)
      Accrued payroll liabilities...........................    284,367       (74,274)       36,747
      Unearned revenue......................................     90,691        57,808       187,367
      Other.................................................    (41,266)      (21,674)        4,963
                                                              ---------   -----------   -----------
    Net cash used in operating activities...................   (215,925)   (4,024,016)   (4,404,190)
                                                              ---------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of furniture, fixtures and equipment.............   (349,646)     (387,209)     (362,689)
  Proceeds from sale of division, net of restricted cash of
    $250,000................................................         --            --     4,000,000
  Payment of acquisition costs..............................         --            --      (152,407)
  Software development costs................................    (84,182)     (168,834)           --
                                                              ---------   -----------   -----------
    Net cash provided by (used in) investing activities.....   (433,828)     (556,043)    3,484,904
                                                              ---------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of deferred offering costs........................    (88,096)     (415,448)      (28,937)
  Payment of deferred debt issue costs......................         --      (220,937)      (35,395)
  Repayment of capital lease obligations....................     (4,404)      (51,010)     (144,492)
  Proceeds from issuance of common shares and exercise of
    warrants................................................         --            --       232,094
  Payment of preferred stock issue costs....................         --      (190,748)           --
  Proceeds from issuance of convertible debentures and
    warrants................................................         --     1,700,000            --
  Proceeds from issuance of preferred shares and warrants...         --     2,000,000            --
  Proceeds from notes payable to stockholders...............    889,904       490,000            --
  Repayment of notes payable to stockholders................     (5,115)   (1,335,581)           --
  Proceeds from note payable................................     70,000            --            --
  Repayment of note payable.................................     (9,354)      (60,646)           --
  Proceeds from sale of stock, net of underwriting discounts
    and commissions.........................................        100     5,520,000            --
                                                              ---------   -----------   -----------
    Net cash provided by financing activities...............    853,035     7,435,630        23,270
                                                              ---------   -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........    203,282     2,855,571      (896,016)
CASH AND CASH EQUIVALENTS at beginning of period............    129,095       332,377     3,187,948
                                                              ---------   -----------   -----------
CASH AND CASH EQUIVALENTS at end of period..................  $ 332,377   $ 3,187,948   $ 2,291,932
                                                              =========   ===========   ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NON
CASH INVESTING AND FINANCING ACTIVITIES:
  Interest paid.............................................  $   6,277   $    56,365   $    16,277
                                                              =========   ===========   ===========
  Capital lease obligations incurred during year on lease of
    computer equipment......................................  $  64,667   $   119,346   $   208,065
                                                              =========   ===========   ===========
  Conversion of notes payable to affiliate to common
    stock...................................................  $      --   $   200,000   $        --
                                                              =========   ===========   ===========
  Issuance of warrants and compensatory stock options.......  $      --   $    89,611   $        --
                                                              =========   ===========   ===========


    During 1998, the Company issued 351,391 shares of common stock for the net assets of The Insurance Resource Center, Inc.

    During 1998, $1,700,000 of convertible debentures were converted into 961,460 shares of common stock.

    During 1998, 20,000 shares of preferred stock were converted into 711,456 shares of common stock.

   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    HomeCom Communications, Inc. (the "Company") specializes in Internet application solutions for the financial services industry. HomeCom's integrated Web-enabled solutions for one-stop financial services include a complete range of products and services such as secure banking services, fee-income producing insurance and brokerage products, and intelligent one-to-one marketing. In addition, HomeCom offers custom Web development and hosting services, as well as Internet security products and services.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    For purposes of the statement of cash flows, management considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RESTRICTED CASH

    Under the terms of the sale of the Company's HostAmerica division in June, 1998, $250,000 of the proceeds of the sale are to be held in escrow until May 1, 1999 for the purpose of indemnifying the Purchaser for representations and warranties made by the Company under the Asset Purchase Agreement.

ACCOUNTS RECEIVABLE, NET

    Accounts receivables are shown net of the allowance for doubtful accounts. The allowance was approximately $161,000 and $95,000 at December 31, 1997 and 1998, respectively. Write-offs were approximately $191,000 and $233,000 for the years ended December 31, 1997 and 1998, respectively.

FURNITURE, FIXTURES AND EQUIPMENT, NET

    Furniture, fixtures and equipment are recorded at cost less accumulated depreciation, which is computed using the straight-line method over the estimated useful lives of the related assets (three to five years). Assets recorded under capital leases are amortized over the shorter of their useful lives or the term of the related leases using the straight-line method. Maintenance and repairs are charged to expense as incurred. Upon sale, retirement or other disposition of these assets, the cost and the related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is included in income.

SOFTWARE DEVELOPMENT COSTS, NET

    The Company capitalizes internal software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting For Costs of Computer Software To Be Sold, Leased,

                          HOMECOM COMMUNICATIONS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

or Otherwise Marketed". The capitalization of these costs begins when a product's technological feasibility has been established and ends when the product is available for general release to customers. Amortization is computed on an individual product basis and is the greater of (a) the ratio of current gross revenues for a product to the total current and anticipated future gross revenues for the product or (b) the straight-line method over the estimated economic life of the product. Amortization of capitalized software development costs totaled approximately $3,000, $219,000, and $32,000 in 1996, 1997, and 1998, respectively. These expenses are included in cost of sales. At
December 31, 1998, capitalized software development costs have been fully amortized.

DEFERRED ACQUISITION COSTS

    Costs incurred in connection with the Company's acquisition of First Institutional Marketing, Inc. have been deferred. These costs consist of legal, accounting, and printing costs and will be capitalized upon the closing of this transaction.

DEFERRED DEBT ISSUE COSTS

    Costs in connection with the Company's offering of convertible debentures were deferred and amortized over the term of the debt. As of December 31, 1998, all of the convertible debentures had been converted into shares of common stock and, accordingly, all of the deferred debt issue costs had been amortized.

INTANGIBLE ASSETS

    Intangible assets consist of cost in excess of net assets acquired arising from the purchase of The Insurance Resource Center, Inc. ("IRC") which is being amortized using the straight-line method over three years. Impairment of value, if any, is recognized in the period in which it is determined. Management assesses the recoverability of intangible assets at each balance sheet date based on undiscounted projected cash flows and operating income.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the balance sheet for the Company's notes payable and capital lease obligations approximate fair value.

REVENUE RECOGNITION

    The Company recognizes revenues on web page development and specialized software application contracts using the percentage-of-completion method. Earned revenue is based on the percentage that incurred hours to date bear to total estimated hours after giving effect to the most recent estimates of total hours. Earned revenue reflects the original contract price adjusted for agreed upon claim and change order revenue, if any. If estimated total costs on any of these contracts indicate a loss, the entire amount of the estimated loss is recognized immediately. Revenues related to other services are recognized as the services are performed. Revenues from equipment sales and related costs are recognized when products are shipped to the customer. Unearned revenue, as reflected on the accompanying balance sheet, represents the amount of billings recorded on contracts in advance of services being performed.

                          HOMECOM COMMUNICATIONS, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ADVERTISING EXPENSES

    Advertising costs are expensed when incurred. Advertising expenses were approximately $724,000 and $263,000 for the years ended December 31, 1997 and 1998, respectively.

INCOME TAXES

    Prior to February 9, 1996, the Company qualified as an S Corporation for federal and state income tax purposes. Accordingly, no provision was made for income taxes for its operations prior to February 9, 1996. Effective
February 9, 1996, the Company converted from an S corporation to a C corporation for income tax purposes and is, therefore, subject to corporate income taxes. Deferred income tax assets and liabilities reflect differences between the bases of the Company's assets and liabilities for financial reporting and income tax purposes. The net deferred income tax asset of approximately $2,500,000 at December 31, 1998 is primarily due to operating loss carryforwards generated since February 9, 1996, and is fully offset by a valuation allowance. The effect of a change in the valuation allowance that results from a change in circumstances that causes a change in judgment about the realizability of the related deferred tax asset in future years would be included in income in that period.

    As a result of termination of the S Corporation in February 1996, the accumulated deficit as of that date was transferred to additional paid-in capital.

BASIC AND DILUTED EARNINGS PER SHARE

    Basic and diluted earnings per share ("EPS") are calculated according to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"). Due to the net loss position of the Company for each of the three years in the period ending December 31, 1998, the numerator and denominator are the same for both basic and diluted EPS.

OTHER MATTERS

    Certain prior year amounts have been reclassified to conform to current year presentation.

2. FURNITURE, FIXTURES AND EQUIPMENT, NET

    Furniture, fixtures and equipment, net, are comprised of the following as of:

                                                             DECEMBER 31,
                                                         --------------------
                                                           1997       1998
                                                         --------   ---------
Furniture and fixtures.................................  $191,107   $ 257,424
Computer equipment.....................................   579,486     861,400
Computer equipment under capital leases................   184,012     382,055
                                                         --------   ---------
                                                          954,605   1,500,879
Less: accumulated depreciation and amortization........  (326,981)   (703,616)
                                                         --------   ---------
                                                         $627,624   $ 797,263
                                                         ========   =========

                          HOMECOM COMMUNICATIONS, INC.

3. NOTES PAYABLE

    Notes payable are comprised of the following as of:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1997         1998
                                                       ----------   ----------
Convertible debentures (interest accrues at 5%),
  payable September 22, 2000, non-collateralized,
  convertible at the option of the holders into
  shares of the Company's common stock, net of
  unamortized discount of $122,778...................  $1,577,222           --
Less current maturities of notes payable.............          --           --
                                                       ----------   ----------
                                                       $1,577,222   $       --
                                                       ==========   ==========

    These notes were converted into 961,460 shares of common stock during 1998.

4. SEGMENT INFORMATION

    During 1998, HomeCom reorganized into five separate business units, organized on the basis of products and services. Prior to that time, the Company operated in a single business segment. The Company has determined that its reportable segments are those that are based on the Company's method of internal reporting, which disaggregates its business by product and service category into business units. HomeCom's reportable segments are: custom Web development
(FAST), Internet outsourcing services (HostAmerica), Internet security services
(HISS), software products, and InsureRate. On June 9, 1998, the Company sold substantially all of the assets of its HostAmerica Internet outsourcing services business unit to Sage Acquisition Corp.

    The table below presents information about the reported business unit income for HomeCom Communications, Inc. for the year ended December 31, 1998:


                                                      SOFTWARE                RECONCILING   CONSOLIDATED        HISS
                             FAST       HOSTAMERICA   PRODUCTS   INSURERATE      ITEMS         TOTALS      (DISCONTINUED)
                             ----       -----------   --------   ----------   -----------   ------------   --------------
                                                                    (IN THOUSANDS)
Revenues...................   $1,950       $531        $  29        $   0        $   0         $ 2,510          $782
Net Income (Loss)..........   $ (363)      $256        $(443)       $(357)       $(230)        $(1,137)         $(67)


    Reconciling items represent adjustments that are made to the total of the segments' operating income in order to arrive at consolidated net loss and include the following:

                                                 (IN THOUSANDS)
Depreciation and amortization..................     $  (587)
Interest expense, net..........................        (278)
Gain on sale of division.......................       4,402
Corporate sales and marketing and product
  development expenses.........................        (360)
General and administrative expenses............      (3,407)
                                                    -------
                                                    $  (230)
                                                    =======

                          HOMECOM COMMUNICATIONS, INC.

4. SEGMENT INFORMATION (CONTINUED)

    The Company evaluates the performance of its segments based on segment revenue and identifiable segment direct expenses, consisting primarily of salaries and wages, travel and other costs of segment operating and sales personnel. Common expenses for general and administrative costs, facilities, equipment, telecommunications, and depreciation and amortization expenses are not allocated to the business segments but are included in Corporate expenses. Corporate expenses are included as part of the Reconciling Items column in the table above.

    Revenues for the years ended December 31, 1997 and 1996, were as follows:


                                                                SOFTWARE                CONSOLIDATED        HISS
                                       FAST       HOSTAMERICA   PRODUCTS   INSURERATE      TOTALS      (DISCONTINUED)
                                       ----       -----------   --------   ----------   ------------   --------------
                                                                       (IN THOUSANDS)
Revenues--1997.......................   $1,792       $691        $  20        $  --        $ 2,503          $375
Revenues--1996.......................   $1,845       $305        $  80        $  --        $ 2,230          $ 69



    Prior year operating income (loss) by segment is not presented as the information is not available. HISS had a segment loss of approximately $63,000 and $0 in 1997 and 1996, respectively.


    Asset information by reportable segment is not reported since the Company does not produce such information internally. All of the Company's revenues and expenses originate in the United States. No single customer accounted for more than 10% of the Company's revenues. Therefore, no additional disclosures about major customers are presented.

5. COMMITMENTS AND CONTINGENCIES

    The Company leases office space and equipment under noncancelable operating lease agreements expiring through 2002. The Company has entered into several capital leases of computer equipment.

    Future minimum lease payments under capital and operating leases are as follows as of December 31, 1998:

                                  CAPITAL LEASES   OPERATING LEASES
                                  --------------   ----------------
1999............................     $123,571         $  524,171
2000............................       69,654            534,529
2001............................       25,785            338,789
2002............................           --            234,424
2003............................           --                 --
                                     --------         ----------
Total minimum lease payments....      219,010         $1,631,913
                                                      ==========
Less: amount representing
  interest......................      (22,341)
                                     --------
Present value of minimum lease
  payments......................      196,669
Less: current portion...........     (108,427)
                                     --------
                                     $ 88,242
                                     ========

    The Company leases office space in New York City, Vienna, Virginia and Atlanta, Georgia. The total amount of the base rent payments is being charged to expense on a straight-line method over the term of these leases. The Company has recorded a deferred credit to reflect the excess of rent expense over cash payments since inception of the leases.

                          HOMECOM COMMUNICATIONS, INC.

5. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Rental expense under operating leases was approximately $227,000, $507,000 and $440,000 for the years ended December 31, 1996, 1997, and 1998, respectively.

    Various legal proceedings may arise in the normal course of business. Additionally, the Company's software and equipment are vulnerable to computer viruses or similar disruptive problems caused by customers or other Internet users. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to the Company's customers. Moreover, customers of the Company could use computer files and information stored on or transmitted to Web server computers maintained by the Company to engage in illegal activities that may be unknown or undetectable by the Company, including fraud and misrepresentation, and unauthorized access to computer systems of others. Furthermore, inappropriate use of the Internet by third parties could also jeopardize the security of customers' confidential information that is stored in the Company's computer systems. Any such actions could subject the Company to liability to third parties. The Company does not have errors and omissions, product liability or other insurance to protect against risks caused by computer viruses or other misuse of software or equipment by third parties. Although the Company attempts to limit its liability to customers for these types of risks through contractual provisions, there can be no assurance that these provisions will be enforceable. Management does not believe that there are currently any asserted or unasserted claims that will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

6. CONCENTRATION OF CREDIT RISKS

    Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with quality financial institutions. Concentration of credit risk with respect to trade receivables is monitored by the Company through ongoing credit evaluations of its customers' financial condition. The Company's sales to its five largest customers represented approximately 26%, 15%, and 27% of total revenues for the years ended December 31, 1996, 1997, and 1998, respectively. No customer accounted for more than 10% of the revenues of the Company during 1996, 1997 or 1998. The five most significant customer balances represented approximately 26% and 50% of the gross accounts receivable balance at December 31, 1997 and 1998, respectively.

7. EQUITY AND CONVERTIBLE DEBT TRANSACTIONS

    All share and per share amounts presented below have been adjusted to reflect the 93.07-for-one stock split effective September 11, 1996.

    During 1995, the Company issued warrants to its former Board of Advisors to purchase 37,228 shares of common stock for total consideration of $4.00. The warrants were granted at the fair market value of the common stock at the time of issuance. These warrants were exercised in August 1996.

    During February 1996, the Company issued 707,332 additional shares to the previous sole stockholder, 93,070 shares to an executive officer of the Company pursuant to the exercise of options granted in connection with the founding of the Company, and 893,472 shares to four private investors.

    In August 1996, the Company sold to certain key employees an aggregate of 102,855 shares of common stock for an aggregate consideration of $468,004, payable through the issuance of promissory notes payable in four equal installments, bearing interest at 8% per annum and secured by the shares of common stock purchased therewith. Also in August 1996, the Company entered into employment

                          HOMECOM COMMUNICATIONS, INC.

7. EQUITY AND CONVERTIBLE DEBT TRANSACTIONS (CONTINUED)

agreements with such persons which provide that, assuming continued employment with the Company, for each of the first four years of employment, the Company will issue a bonus to the employee in the amount necessary to repay the annual amount due under such promissory note (plus the taxes due by the employee as a consequence of receiving such bonus). Pursuant to the terms of the employment agreements, the Company will continue to make these annual payments if the employee is terminated other than "for cause," as defined in the employment agreements. Pursuant to the terms of the subscription agreements for such shares, if the employee's employment is terminated within such four-year period, the Company has the right to repurchase that percentage of the shares purchased by the employee which shall equal the percentage of the promissory note which is not yet due, payment for such repurchase to be made by canceling the applicable outstanding amount of the promissory note. For financial reporting purposes, these notes receivable have been presented as a separate component of stockholders' equity.

    In September 1996, the Company amended and restated its Certificate of Incorporation (i) to reclassify its common stock from no par value stock to stock with a par value of $0.0001 per share, (ii) to increase the authorized shares of common stock to 15,000,000, and (iii) to authorize the issuance of 1,000,000 shares of $0.01 par value preferred stock. In addition, the Board of Directors approved a 93.07-for-one stock split effected in the form of a stock dividend, whereby each common stockholder of record as of September 11, 1996 received 92.07 additional shares of common stock for each share owned as of the record date. As a result of the stock split and recapitalization, 1,902,400 shares were issued and $495,618 was transferred from Common Stock to Paid-in Capital. Weighted average common shares outstanding and per share amounts for all periods presented have been restated to reflect the stock split.

    In May 1997, the Company completed an initial public offering of its common stock. The Company issued 1,000,000 shares at an initial public offering price of $6.00 per share. The total proceeds of the offering, net of underwriting discounts, commissions and offering expenses, were approximately $4,700,000. The Company used a portion of the proceeds from the initial public offering to repay outstanding principal amounts of approximately $1,300,000 loaned to the Company by stockholders and affiliates plus accrued interest of approximately $65,000. The Company issued 33,333 shares of common stock as payment in full of the outstanding principal balance of a $200,000 loan from an investor.

    In connection with the completion with the Company's initial public offering, the Company granted its underwriter warrants to acquire 100,000 shares of the Company's common stock at an exercise price of $7.20 per share. The exercise price is subject to adjustment under certain circumstances. These warrants expire on May 12, 2002 if not earlier exercised.

    In September 1997, the Company issued $1,700,000 of 5% convertible debentures due September 22, 2000. Net proceeds to the Company from the issuance of the debentures totaled approximately $1,500,000. Outstanding principal and interest on the debentures is payable on September 22, 2000. During 1998, the full principal amount of the debentures was fully converted into 961,460 shares of common stock. As of December 31, 1998, $44,596 of interest has been accrued for the debentures, and is payable on September 22, 2000. Due to the beneficial conversion feature of the debentures, a portion of the proceeds ($566,667) has been allocated to additional paid-in capital. The corresponding discount on the debentures was amortized in 1998 as a non-cash charge to interest expense.

    In connection with the issuance of the debentures, the Company issued to a broker designated by the purchaser of the debentures three-year warrants to acquire an aggregate 400,000 shares of common stock. These warrants were issued in October 1997. Of these warrants, 50,000 were exercised in December 1998 at an exercise price of $4.00 per share. At December 31, 1998, warrants to purchase 150,000 shares of

                          HOMECOM COMMUNICATIONS, INC.

7. EQUITY AND CONVERTIBLE DEBT TRANSACTIONS (CONTINUED)

common stock are outstanding and exercisable at a price of $4.00 per share, and warrants to purchase the remaining 200,000 shares of common stock are outstanding and exercisable at a price of $6.00 per share. If not earlier exercised, the warrants expire on October 27, 2000.

    In December 1997, the Company issued 20,000 shares of its Series A preferred stock for an aggregate purchase price of $2,000,000. Net proceeds to the Company from the Series A preferred stock issuance were approximately $1,800,000. As of December 31, 1998, the preferred stock had been fully converted into 711,456 shares of common stock. A discount of $666,667 results from an allocation of the proceeds to the beneficial conversion feature. This discount is analogous to a dividend and was recognized as a return to the Series A preferred holders over the period the preferred stock was outstanding.

    In connection with the issuance and sale of the Series A preferred stock, the Company granted the Series A preferred warrants to acquire an aggregate of 75,000 shares of Common Stock, with warrants to purchase 62,500 shares of common stock having an exercise price per share equal to $14.50625 and warrants to purchase 12,500 shares of common stock having an exercise price per share equal to $15.825. The Company also granted 50,000 warrants to a placement agent at an exercise price of $15.825 per share. The Series A preferred stock warrants will expire on December 31, 2000.

    At December 31, 1998, 600,000 warrants are outstanding at a weighted average exercise price of $7.51.

    On April 16, 1998, the Company issued 351,391 shares of common stock to acquire all of the outstanding capital stock of The Insurance Resource Center, Inc.

    On October 7, 1998, the Company issued 18,959 shares of common stock to the former holders of HISS's capital stock as an earnout payment, which was recorded as compensation expense.

8. STOCK OPTION PLANS

    The Company's Employee Stock Option Plan (the "Stock Option Plan") was adopted by the Company's stockholders in September 1996. Shares of common stock may be sold or awarded to officers, key employees and consultants. On March 3, 1999 at a Special Meeting of Stockholders, the Company's stockholders approved an amendment to the Stock Option Plan which increased the number of shares reserved for issuance under the Stock Option Plan to 2,000,000. Options granted under the Stock Option Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code or
(ii) non-qualified stock options.

    During 1997 and 1998, the Company granted options to purchase shares under the Stock Option Plan. The options vest 25% per year and expire ten years after the grant date. The exercise price of the options was at or above the fair market value of the stock on the grant date.

    The Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan") was adopted by the Company's stockholders in September 1996. Shares of common stock may be sold or awarded to directors who are not officers or employees of the Company ("Non-Employee Directors"). The Company has reserved 300,000 shares of common stock for issuance under the Directors' Plan.

    The Directors' Plan provides for the automatic granting of an option to purchase 10,000 shares of common stock to each Non-Employee Director who is first appointed or elected to the Board of Directors. Also, each Non-Employee Director is automatically granted an option to purchase 5,000 shares of common stock on the date of each annual meeting of the Company's stockholders. Furthermore, the Directors' Plan allows the Board of Directors to make extraordinary grants of options to Non-Employee Directors.

                          HOMECOM COMMUNICATIONS, INC.

8. STOCK OPTION PLANS (CONTINUED)

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). This statement requires that companies with stock-based compensation plans either recognize compensation expense based on new fair value accounting method or continue to apply the provisions of Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") and disclose pro forma net income and earnings per share assuming the fair value method had been applied.

    The Company has elected to follow APB 25 and related interpretations in accounting for its employee stock options. The Company has recognized no compensation expense for options issued to employees and non-employee directors. For the years ended December 31, 1997 and 1998, the Company recognized approximately $5,000 and $36,000, respectively, in expense for stock issued to non-employees.

    Pro forma information regarding loss per share is required by FAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                                                             DECEMBER 31,
                                                    ------------------------------
                                                      1996       1998       1997
                                                    --------   --------   --------
Risk-free interest rate...........................     6.46%      5.93%      5.11%
Volatility factors of the expected market price of
  the Company's common stock......................       80%        90%       110%
Weighted average expected life of the options.....  4 years    5 years    5 years

    Had compensation cost for the Company's stock-based compensation plans been determined under the provisions consistent with FAS 123, the Company's net loss and loss per share for the years ended December 31, 1997 and 1998, would have been the pro forma amounts listed below:

                                                  YEAR ENDED DECEMBER 31,
                                           -------------------------------------
                                             1996         1998          1997
                                           ---------   -----------   -----------
Loss applicable to common shareholders:
  As reported............................  $(625,583)  $(4,881,181)  $(1,870,807)
  Pro forma..............................   (676,776)   (5,012,634)   (2,351,259)
Basic and diluted loss per share:
  As reported............................      (0.34)        (1.88)        (0.44)
  Pro forma..............................      (0.36)        (1.93)        (0.55)

                          HOMECOM COMMUNICATIONS, INC.

8. STOCK OPTION PLANS (CONTINUED)

    Option activity under all of the stock option plans is summarized as follows:

                                                             YEAR ENDED DECEMBER 31,
                                           -----------------------------------------------------------
                                                       1997                           1998
                                           ----------------------------   ----------------------------
                                                       WEIGHTED-AVERAGE               WEIGHTED-AVERAGE
                                            SHARES      EXERCISE PRICE     SHARES      EXERCISE PRICE
                                           ---------   ----------------   ---------   ----------------
Outstanding at beginning of year.........    220,543        $6.30           421,160        $4.95
Granted..................................    599,555         5.26           312,700         3.35
Exercised................................          0           --            (4,375)        4.06
Forfeited................................   (398,938)        5.80          (170,875)        3.34
                                           ---------                      ---------
Outstanding at end of year...............    421,160         4.95           558,610         4.59
                                           =========                      =========
Options exercisable at year end..........      3,090                        127,791
                                           =========                      =========
Shares available for future grant........    178,840                         41,390
                                           =========                      =========
Weighted-average fair value of options
  granted during the year at the shares'
  fair value.............................  $    3.71                      $    2.79
                                           =========                      =========

    The following table summarizes information about fixed options outstanding at December 31, 1998.

                                                                      WEIGHTED
                                                                      AVERAGE
                                                                     REMAINING
EXERCISE PRICES                                         SHARES    CONTRACTUAL LIFE
---------------                                        --------   ----------------
$1.91--2.18..........................................   50,700           9.6
$3.69--4.72..........................................  329,111           8.9
$6.00--8.06..........................................  178,799           8.5
                                                       -------
                                                       558,610           8.8
                                                       =======

9. ACQUISITIONS AND DIVESTITURES

    In August 1996, HomeCom acquired all of the outstanding capital stock of HomeCom Internet Security Services, Inc. ("HISS"), a start-up company formed in July 1996 to provide Internet and Intranet security system consulting services. Consideration to the former holders of HISS' capital stock consisted of the right to receive their pro rata share of four annual earnout payments to be paid not later than March 31 of 1998, 1999, 2000 and 2001. In 1998, the Company incurred approximately $45,000 in compensation expense in the form of issuing 18,959 shares of common stock to certain former holders of HISS' capital stock. The maximum additional potential liability under the earnout agreement is $134,800, payable in common stock or cash at the Company's option. The Company does not expect this additional potential liability to be paid, due to HISS net income limitations.

    On April 16, 1998, the Company acquired all of the outstanding capital stock of The Insurance Resource Center, Inc. ("IRC") for total consideration of approximately $571,000, consisting of 351,391 shares of the Company's common stock. IRC provides Internet development and hosting services to the insurance industry. The Company has accounted for this acquisition as a purchase transaction. Approximately $460,000 was recorded as an intangible asset and is being amortized over three years. At

                          HOMECOM COMMUNICATIONS, INC.

9. ACQUISITIONS AND DIVESTITURES (CONTINUED)

December 31, 1998, the net unamortized balance of this intangible asset was $351,000, net of $109,000 of accumulated amortization.

    On June 9, 1998, the Company sold substantially all of the assets of its HostAmerica Internet network outsourcing services division to Sage Acquisition Corp. ("Sage") for cash of $4,250,000 and Sage's assumption of approximately $250,000 of unearned revenue. The Company recorded a gain on the sale of approximately $4,402,000. The assets sold consisted of computer network equipment and service contracts.

10. INCOME TAXES

    Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows, as of:

                                                           DECEMBER 31,
                                                     -------------------------
                                                        1997          1998
                                                     -----------   -----------
Temporary differences:
Allowance for uncollectibles.......................  $    61,009   $    36,246
Vacation accrual...................................       11,049        33,586
Depreciation.......................................        2,317         4,826
Deferred rent expense..............................       45,274        25,462
Software development expenses......................       55,599        35,138
                                                     -----------   -----------
                                                         175,248       135,258
Net operating loss carryforward....................    1,903,040     2,357,670
                                                     -----------   -----------
Deferred tax asset.................................    2,078,288     2,492,928
Valuation allowance................................   (2,078,288)   (2,492,928)
                                                     -----------   -----------
Net deferred tax asset.............................  $         0   $         0
                                                     ===========   ===========

    At December 31, 1998, the Company had net operating loss carryforwards for income tax purposes of approximately $6,200,000 which begin to expire in 2011. Realization of these assets is contingent on having future taxable earnings. In addition, certain stock transactions during 1997 resulted in the Company incurring an ownership change as defined in Internal Revenue Code Section 382. The result of this ownership change is to substantially limit the utilization of the Company's net operating loss carry-forwards in the future. Based on the cumulative losses in recent years and the limitation and the use of the company's net operating losses management believes that a full valuation allowance should be recorded against the deferred tax asset. The income tax benefit differs from the amounts computed by applying the Federal statutory rate of 34% to loss before taxes principally as a result of the recording of the valuation allowance.

11. SUBSEQUENT EVENTS

    On March 24, 1999, the Company acquired First Institutional Marketing, Inc. and certain of its affiliates ("FIMI") of Houston, Texas for 1,252,174 shares of common stock. FIMI offers insurance and investment products to banks, broker/dealers, insurance agencies and retail consumers. FIMI markets its products primarily to insurance agencies affiliated with commercial banks and broker/dealers. The Company will account for this acquisition as a purchase transaction.

                          HOMECOM COMMUNICATIONS, INC.

11. SUBSEQUENT EVENTS (CONTINUED)

    On March 25, 1999, the Company issued 125 shares of its Series B Preferred Stock for an aggregate purchase price of $2,500,000. Net proceeds to the Company from the Series B preferred sale were approximately $2,280,000. The Series B preferred stock is convertible at the option of the holder into a number of shares of common stock equal to a share-based factor. The Series B conversion price is the lesser of (i) the average closing bid price during any four
(4) consecutive trading days during the twenty-five (25) consecutive trading day period ending one (1) trading day prior to the day the notice of conversion is sent to the Company, or (ii) $5.23. The shares may be redeemed by the Company at a price equal to 120% of the face amount of the shares.

    In connection with the issuance and sale of the Series B preferred stock, the Company granted the Series B preferred warrants to acquire an aggregate 225,000 shares of common stock at an exercise price of $5.70. The Company also granted 25,000 warrants to a placement agent at an exercise price of $5.70. The Series B preferred warrants will expire on March 24, 2004.

12. BASIS OF PRESENTATION--GOING CONCERN (UNAUDITED INFORMATION AS OF JUNE 30,
1999)

    The accompanying financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern which contemplate the realization of assets and liquidation of liabilities in the normal course of business. The Company continues to incur significant losses resulting in an accumulated deficit of approximately $6.7 million and $11.3 million at December 31, 1998 and June 30, 1999, respectively. The Company has experienced negative cash flows from operations totaling approximately
$4.4 million during the year ended December 31, 1998 and approximately
$3.5 million during the six month period ended June 30, 1999. The Company is dependent on continued financing from investors to sustain its activities and there is no assurance that such financing will be available. These factors raise substantial doubt about the Company's ability to continue as a going concern. On September 7, 1999, the Company announced a reduction of its workforce and the planned sale of its security division in order to reduce its expenses. The Company's continued existence as a going concern is dependant upon adequate future debt or equity funding and successful commercialization of its products and services.


13. DISPOSITION OF INTERNET SECURITY SERVICES DIVISION (UNAUDITED)



    On October 1, 1999, the Company sold substantially all of the assets of its HomeCom Internet Security Services ("HISS") division to Infrastructure Defense, Inc. ("iDefense") for a $200,000 note receivable due on January 1, 2000 and approximately $1.35 million in common stock in the non-public acquiror.



    The Board of Directors of the Company determined to dispose of the HISS unit on September 1, 1999. Accordingly, the results of operations from the discontinued HISS segment have been shown as a discontinued operation in the Statements of Operations.

                          HOMECOM COMMUNICATIONS, INC.



                                 BALANCE SHEETS



                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  1999            1998
                                                              -------------   ------------
                                                               (UNAUDITED)
                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $  2,582,670    $ 2,291,932
  Restricted cash...........................................            --        250,000
  Accounts receivable, net of allowance for uncollectible
    accounts of $214,930 and $95,384 as of September 30,
    1999 and December 31, 1998, respectively................     1,707,035        680,790
  Loans to shareholders.....................................       370,000
  Other current assets......................................       413,464          4,796
                                                              ------------    -----------
    Total current assets....................................     5,073,169      3,227,518
FURNITURE, FIXTURES AND EQUIPMENT, NET......................     1,036,582        797,263
DEPOSITS....................................................       242,182         80,231
DEFERRED ACQUISITION COSTS..................................            --        109,158
INTANGIBLE ASSETS, NET......................................     5,445,864        351,320
OTHER ASSETS................................................       245,974             --
                                                              ------------    -----------
    Total assets............................................  $ 12,043,771    $ 4,565,490
                                                              ============    ===========
                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $  1,397,909    $   424,094
  Accrued payroll liabilities...............................       426,213        300,927
  Unearned revenue..........................................       155,221        128,345
  Current portion of obligations under capital leases.......       109,442        108,427
                                                              ------------    -----------
    Total current liabilities...............................     2,088,785        961,793
OTHER LIABILITIES...........................................        72,019         67,006
OBLIGATIONS UNDER CAPITAL LEASES............................       126,353         88,242
                                                              ------------    -----------
                                                                 2,287,157      1,117,041
                                                              ------------    -----------
REDEEMABLE PREFERRED STOCK $.0001 par value, 125 shares
  authorized, Series B, 125 issued and outstanding at
  September 30, 1999, respectively and 0 shares outstanding
  on December 31, 1998, convertible, participating; $20,523
  per share liquidation value at September 30, 1999.........     1,649,469             --
                                                              ------------    -----------
STOCKHOLDERS' EQUITY:
  Preferred stock $0.001 par value, 1,000,000 authorized,
    Series C and Series D 175 and 75 authorized, issued, and
    outstanding at September 30, 1999, respectively, and 0
    shares outstanding on December 31, 1998, convertible,
    participating, $20,214 and $20,010 per share liquidation
    value at September 30, 1999 respectively................             3             --
  Common stock, $.0001 par value, 15,000,000 shares
    authorized, 6,669,765 and 5,072,397 shares issued and
    outstanding at September 30, 1999 and December 31, 1998,
    respectively............................................           667            507
Additional paid-in capital..................................    21,798,069     10,355,724
Subscriptions receivable....................................       (98,440)      (196,878)
Accumulated deficit.........................................   (13,593,154)    (6,710,904)
                                                              ------------    -----------
  Total stockholders' equity................................     8,107,145      3,448,449
                                                              ------------    -----------
  Total liabilities and stockholders' equity................  $ 12,043,771    $ 4,565,490
                                                              ============    ===========


   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.



                            STATEMENTS OF OPERATIONS



                                  (UNAUDITED)



                                                THREE MONTHS ENDED           NINE MONTHS ENDED
                                                   SEPTEMBER 30,               SEPTEMBER 30,
                                             -------------------------   -------------------------
                                                1999          1998          1999          1998
                                             -----------   -----------   -----------   -----------
NET SALES:
  Service sales............................  $ 1,958,276   $   464,493   $ 4,760,878   $ 1,854,708
  Equipment sales..........................      101,405        13,879       118,084        30,219
                                             -----------   -----------   -----------   -----------
    Total net sales........................    2,059,681       478,372     4,878,962     1,884,927
                                             -----------   -----------   -----------   -----------
COST OF SALES:
  Cost of services.........................    1,450,941       398,108     3,289,155     1,176,045
  Cost of equipment sold...................       50,407        98,565       115,573       197,957
                                             -----------   -----------   -----------   -----------
    Total cost of sales....................    1,501,348       496,673     3,404,728     1,374,002
                                             -----------   -----------   -----------   -----------
GROSS PROFIT (LOSS)........................      558,333       (18,301)    1,474,234       510,925
                                             -----------   -----------   -----------   -----------
OPERATING EXPENSES:
  Sales and marketing......................    1,348,107       136,678     2,787,569       439,045
  Product development......................      426,871       167,556       691,004       291,420
  General and administrative...............    1,306,141     1,171,988     3,489,424     3,421,972
  Depreciation and amortization............      485,139       124,110     1,010,236       302,906
                                             -----------   -----------   -----------   -----------
    Total operating expenses...............    3,566,258     1,600,332     7,978,233     4,455,343
                                             -----------   -----------   -----------   -----------
OPERATING (LOSS)...........................   (3,007,925)   (1,618,633)   (6,503,999)   (3,944,418)
OTHER EXPENSES (INCOME)
  Gain on sale of division.................                                             (4,402,076)
  Interest expense.........................        9,263         5,494        25,416       444,023
  Other expense (income), net..............       (8,839)      (58,421)      (48,749)     (125,577)
                                             -----------   -----------   -----------   -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES......................   (3,008,349)   (1,565,706)   (6,480,666)      139,212
INCOME TAX PROVISION (BENEFIT).............           --            --            --            --
                                             -----------   -----------   -----------   -----------
INCOME (LOSS) FROM CONTINUING OPERATIONS...   (3,008,349)   (1,565,706)   (6,480,666)      139,212
INCOME (LOSS) FROM DISCONTINUED
  OPERATIONS...............................     (115,275)      (50,610)     (401,584)      (34,670)
                                             -----------   -----------   -----------   -----------
NET INCOME (LOSS)..........................   (3,123,624)   (1,616,316)   (6,882,250)      104,542
PREFERRED STOCK DIVIDEND...................     (522,841)                 (1,315,231)     (666,667)
                                             -----------   -----------   -----------   -----------
LOSS APPLICABLE TO COMMON SHAREHOLDERS.....  $(3,646,465)  $(1,616,316)  $(8,197,481)  $  (562,125)
                                             ===========   ===========   ===========   ===========
EARNINGS (LOSS) PER COMMON SHARE--BASIC AND
  DILUTED..................................
CONTINUING OPERATIONS......................  $     (0.53)  $     (0.32)  $     (1.26)  $     (0.13)
DISCONTINUED OPERATIONS....................        (0.02)        (0.01)        (0.07)        (0.01)
                                             -----------   -----------   -----------   -----------
  TOTAL....................................  $     (0.55)  $     (0.33)  $     (1.33)  $     (0.14)
                                             ===========   ===========   ===========   ===========
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING--BASIC AND DILUTED...........    6,667,639     4,830,779     6,166,695     4,039,832
                                             ===========   ===========   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)



                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 1999          1998
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $(6,882,250)  $   104,542
  Adjustments to reconcile net income (loss) to cash used in operating activities:
    Depreciation and amortization...........................    1,119,802       381,592
    Amortization of debt discount...........................                    122,778
    Amortization of debt issue costs........................                    283,754
    Gain on sale of division................................                 (4,402,076)
    Provision for bad debts.................................      168,500       140,000
    Deferred rent expense...................................      (26,619)      (52,784)
    Change in operating assets and liabilities:
      Accounts receivable...................................     (897,549)     (380,093)
      Prepaid expenses......................................     (408,668)
      Accounts payable and accrued expenses.................      385,465       176,343
      Accrued payroll liabilities...........................       90,099        (1,153)
      Unearned revenue......................................       26,876      (181,542)
      Other.................................................     (404,725)      (28,167)
                                                              -----------   -----------
    Net cash used in operating activities...................   (6,829,069)   (3,836,806)
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of furniture, fixtures and equipment.............     (306,900)     (345,278)
  Proceeds from sale of division............................                  4,500,000
  Cash from acquisition.....................................      136,938
  Loans to shareholders.....................................     (370,000)
  Payment of acquisition costs..............................     (213,461)
  Other.....................................................           --       (46,540)
                                                              -----------   -----------
    Net cash (used in) provided by investing activities.....     (753,423)    4,108,182
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of deferred offering costs........................                    (28,937)
  Payment of deferred debt issue costs......................      109,158       (35,395)
  Proceeds from issuance of preferred shares and warrants,
    net of offering costs...................................    7,031,251
  Repayment of capital lease obligations....................     (192,197)      (76,364)
  Proceeds from issuance of common shares and exercise of
    warrants................................................      675,018       140,623
                                                              -----------   -----------
    Net cash provided by (used in) financing activities.....    7,623,230           (73)
                                                              -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........       40,738       271,303
CASH AND CASH EQUIVALENTS at beginning of period............    2,541,932     3,187,948
                                                              -----------   -----------
CASH AND CASH EQUIVALENTS at end of period..................  $ 2,582,670   $ 3,459,251
                                                              ===========   ===========



    SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NON CASH INVESTING AND FINANCING ACTIVITIES:


    During the nine-month periods ended September 30, 1999 and 1998, capital lease obligations of $93,242 and $159,391, respectively, were incurred when the Company entered into leases on computer equipment.


    During the nine months ended September 30, 1999, the Company issued 1,252,174 shares of common stock for the net assets of First Institutional Marketing, Inc. and certain of its affiliates.


    During the nine months ended September 30, 1999, the Company issued 185,342 shares of common stock for the net assets of Ganymede Corporation.


    During the nine months ended September 30, 1998, $1,700,000 of convertible debentures were converted into 961,460 shares of common stock.


    During the nine months ended September 30, 1998, 12,500 shares of preferred stock were converted into 366,630 shares of common stock.


   The accompanying notes are an integral part of these financial statements.

                          HOMECOM COMMUNICATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)



1.  BASIS OF PRESENTATION



    Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to Article 10 of Regulation S-X of the Securities and Exchange Commission. The accompanying unaudited financial statements reflect, in the opinion of management, all adjustments necessary to achieve a fair statement of the financial position and results of operations of HomeCom Communications, Inc. (the "Company") for the interim periods presented. All such adjustments are of a normal and recurring nature. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K.



2.  ACQUISITION OF FIRST INSTITUTIONAL MARKETING, INC. ("FIMI")



    On March 24, 1999, the Company acquired First Institutional
Marketing, Inc., and certain of its affiliates ("FIMI") of Houston, Texas for total consideration of $4,236,104, consisting of 1,252,174 shares of common stock. The acquisition has been accounted for as purchase transaction. The value of the shares was determined by using the average closing stock price of the two days before and after the definitive agreement was publicly announced. The Company has engaged an independent firm to assess the fair value of the assets purchased and liabilities assumed. The resulting goodwill will be amortized over a period of approximately 3 years. Results of operations for FIMI are included with those of the Company subsequent to the date of acquisition.



    Prior to the closing of the acquisition, the Company loaned the shareholders of FIMI $370,000. The note is due January 29, 2000 and bears interest of 9%. The loan may be repaid in cash or common stock.



    In connection with the acquisition, the principal shareholders of FIMI were granted 300,000 warrants to acquire HomeCom common stock at an exercise price of $3.74 per share. Vesting of the warrants is contingent upon FIMI meeting certain operating goals as defined in the agreement. If the operating results are obtained, the warrants vest ratably over a three-year period on the anniversary date of the acquisition.



3.  ACQUISITION OF GANYMEDE CORPORATION



    On April 23, 1999, the Company acquired all of the outstanding shares of Ganymede Corporation ("Ganymede") for total consideration of $1,132,339, consisting of 185,342 shares of common stock and $100,000 cash. The number of shares was determined by dividing the total non-cash consideration by the average closing price of the Company's stock for the 20 trading days prior to April 9, 1999. The value of the shares was determined by using the average closing stock price of the two days before and after the definitive agreement was publicly announced. In addition, the Company entered into employment agreements with the three principals of Ganymede, calling for them to continue in their current roles for the acquired company.



    The acquisition has been accounted for as a purchase. The purchase price has been allocated to assets acquired and liabilities assumed based on their estimated fair values. The resulting goodwill will be amortized over a period of approximately 3 years. Results of operations for Ganymede have been included with those of the Company for periods subsequent to the date of acquisition.

4.  DISPOSITION OF INTERNET SECURITY SERVICES DIVISION



    On October 1, 1999, the Company sold substantially all of the assets of its HomeCom Internet Security Services ("HISS") division to Infrastructure
Defense, Inc. ("iDefense") for $1.35 million in common stock of the non-public acquiror and a $200,000 note receivable, due January 1, 2000. The Company intends to record a gain of approximately $1.5 million on the sale of the HISS unit in the fourth quarter of 1999. The foregoing description of the Sale is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, dated as of October 1, 1999 (the "Asset Purchase Agreement"), by and between the Company and to Infrastructure Defense, Inc., a Delaware corporation. The Board of Directors of the Company determined to dispose of the HISS unit on September 1, 1999. Accordingly, results of operations from the discontinued HISS unit have been shown as a discontinued operation in the Statement of Operations for the three and nine months ended September 30, 1999 and 1998. This discontinued operations presentation results in certain revenue and expense reclassifications for the periods presented.



5.  ISSUANCE OF SERIES B PREFERRED STOCK



    The Company issued Series B Preferred Stock totaling $2,500,000 on
March 25, 1999 (the "Issuance Date"). The Series B Preferred Stock investors were issued 125 shares of preferred stock, having a stated value of $20,000 per share, and 225,000 warrants to purchase common stock at $5.70 per share. The Company paid offering costs of $216,250 cash plus 25,000 warrants to purchase common stock at $5.70 per share, resulting in net proceeds to the Company of $2,283,750 for the preferred shares and warrants.



    The Series B Preferred Stock bears no dividends and is convertible at the option of the holder at the earlier of 90 days after issuance or the effective date of a registration statement covering the shares. The warrants are exercisable at any time and expire five years from the date of issuance.



    The Series B Preferred Stock is convertible into common stock at a conversion price equal to the lower of (a) the average of the closing price for four consecutive trading days in the twenty-five consecutive trading days ending one day prior to the conversion date ($4.86 at the Issuance date) and
(b) $5.23. The number of common shares into which the Series B Preferred Stock is convertible is determined by dividing the stated value of the Series B Preferred Stock, increased by 5% annually, by the conversion price. As the Series B Preferred Stock is automatically convertible on March 24, 2002, the most beneficial conversion ratio was determined to include the additional common shares attributable to the 5% annual increase for the three year period ending in 2002. After adjustment for this additional benefit the $4.86 conversion price is reduced to $4.23, the most beneficial conversion price at the Issuance Date.



    In determining the accounting for the beneficial conversion feature, the Company first allocated the net proceeds of $2,283,750 to the preferred stock and the warrants based on their relative fair values at the Issuance Date, resulting in $1,766,217 assigned to the preferred stock and $517,533 assigned to the warrants as of March 24, 1999. The Company then allocated $899,284 of the Series B net proceeds to additional paid in capital for the beneficial conversion feature. The beneficial conversion feature will be recognized as a deemed dividend to the preferred shareholders over the minimum period in which the preferred shareholders can realize that return. Approximately $792,000 of the beneficial conversion was amortized in the second quarter of 1999 and $9,854 in the third quarter of 1999. The balance of the beneficial conversion feature is being recognized from the Issuance Date through March, 2002.



    The Company has the option to redeem the Series B Preferred Stock after 110 days for 120% of face value. Additionally, if the Company has issued common stock upon conversion of the Series B Preferred Stock such that 19.99% of the common stock outstanding is held by the preferred shareholders, the Company must obtain approval of the shareholders before any more preferred shares can be converted. If such approval is not obtained within 60 days shares of notice, the preferred shareholders may require the Company to repurchase the remaining Series B Preferred Stock at 120% of face value. At the Issuance Date, the Company had obtained irrevocable proxies from shareholders representing approximately 40% of the common shareholders to vote in favor of increasing the number of shares should such vote be required. The Series B Preferred Stock is presented outside of permanent equity as the outcome of the shareholder vote, and possible redemption, is outside of the control of the Company.



6.  ISSUANCE OF SERIES C PREFERRED STOCK



    On July 28, 1999, the Company completed a private placement of $3,500,000 principal amount of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") and warrants to acquire up to 59,574 shares of Common Stock (the "Series C Preferred Warrants"). The
Series C Preferred Stock has an initial stated value of $20,000 per share, which stated value increases at the rate of 6% per year (such stated value, as increased from time to time, is referred to as the "Series C Stated Value"). Each Series C Preferred Share is convertible, from and after 120 days following the date of issuance, at the option of the holder, into such number of shares of Common Stock as is determined by dividing the Series C Stated Value by the lesser of (a) $5.875, and (b) 82.5% of the average of the closing bid prices for the five trading days preceding the date of conversion. Any Series C Preferred Stock issued and outstanding on July 22, 2002 will automatically be converted into Common Stock at the conversion price then in effect.



    Pursuant to certain registration rights granted to the investors in the private placement, we are obligated to file a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") with respect to a minimum of 1,244,444 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and exercise of the Series C Preferred Warrants. We are obligated to pay penalties if the Registration Statement is not filed and/or declared effective within the specified time periods. We may, at our option at any time after the 90th day following the issuance of the Series C Preferred Stock through July 22, 2001, prohibit holders of the Series C Preferred Stock from exercising any conversion rights for up to 90 days, provided that certain conditions are met. If we exercise that right, we are required to compensate the holders of the Series C Preferred Stock in cash in an amount equal to 3% of the principal amount of the Series C Preferred Stock held by each holder for each thirty days that prohibition is in effect (pro rated for partial months) or, at our option, deliver Common Stock in payment of such amount (based on the average closing bid prices for the Common Stock for the twenty trading days preceding the end of each calendar month during the period conversion is so prohibited).



    In determining the accounting for the beneficial conversion feature, the Company first allocated the net proceeds of $3,323,748 to the preferred stock and the warrants based on their relative fair values at the Issuance Date, resulting in $3,170,904 assigned to the preferred stock and $152,844 assigned to the warrants as of July 27, 1999. The Company then allocated $1,678,505 of the Series C net proceeds to additional paid in capital for the beneficial conversion feature. The beneficial conversion feature will be recognized as a deemed dividend to the preferred shareholders over the minimum period in which the preferred shareholders can realize that return. Approximately $376,952 of the beneficial conversion was amortized in the third quarter of 1999. The balance of the beneficial conversion feature is being recognized from the Issuance Date through July, 2002.



    The right of the holders of the Series C Preferred Stock to convert their shares is also subject to the following restrictions: (i) during the period beginning on the issuance date through the following 90 days, each holder may not convert more than 25% of the Series C Preferred Stock purchased by such holder; (ii) during the period beginning on the issuance date through the following 120 days, each holder may not convert more than 50% of the Series C Preferred Stock purchased by such holder; and (iii) during the period beginning on the issuance date through the following 150 days, each holder may not convert more than 75% of the Series C Preferred Stock purchased by such holder. At any time after the issuance date, the Company shall have the right, in its sole discretion, to redeem, from time to time, any or all of the Series C Preferred Stock; provided that certain conditions are met, including the availability of cash, credit or standby underwriting facilities available to fund the redemption. The redemption price will be calculated as (i) 105% of the original purchase price for the first 30 days following the issuance date; (ii) 110% of the original purchase price for the next 90 days thereafter and (iii) 120% of the original purchase price after 120 days from the issuance date.



    The Series C Preferred Warrants expire on July 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment under certain circumstances.



7.  ISSUANCE OF SERIES D PREFERRED STOCK



    On September 28, 1999, the Company completed a private placement of $1,500,000 principal amount of the Company's Series D Convertible Preferred Stock, par value $.01 per share (the "Series D Preferred Stock") and warrants to acquire up to 25,000 shares of Common Stock (the "Series D Preferred Warrants"). The Series D Preferred Stock has an initial stated value of $20,000 per share, which stated value increases at the rate of 6% per year (such stated value, as increased from time to time, is referred to as the "Series D Stated Value"). Each Series D Preferred Share is convertible, from and after 120 days following the date of issuance, at the option of the holder, into such number of shares of Common Stock as is determined by dividing the Series D Stated Value by the lesser of (a) $5.875, and (b) 82.5% of the average of the closing bid prices for the five trading days preceding the date of conversion. Any Series D Preferred Stock issued and outstanding on September 22, 2002 will automatically be converted into Common Stock at the conversion price then in effect.



    Pursuant to certain registration rights granted to the investors in the private placement, we are obligated to file a registration statement (the "Registration Statement") under the Securities Act of 1933 (the "1933 Act") with respect to a minimum of 533,368 shares of Common Stock issuable upon conversion of the Series D Preferred Stock and exercise of the Series D Preferred Warrants. We are obligated to pay penalties if the Registration Statement is not filed and/or declared effective within the specified time periods. We may, at our option at any time after the 90th day following the issuance of the Series D Preferred Stock through September 22, 2001, prohibit holders of the Series D Preferred Stock from exercising any conversion rights for up to 90 days, provided that certain conditions are met. If we exercise that right, we are required to compensate the holders of the Series D Preferred Stock in cash in an amount equal to 3% of the principal amount of the Series D Preferred Stock held by each holder for each thirty days that prohibition is in effect (pro rated for partial months) or, at our option, deliver Common Stock in payment of such amount (based on the average closing bid prices for the Common Stock for the twenty trading days preceding the end of each calendar month during the period conversion is so prohibited).



    In determining the accounting for the beneficial conversion feature, the Company first allocated the net proceeds of $1,423,750 to the preferred stock and the warrants based on their relative fair values at the Issuance Date, resulting in $1,387,477 assigned to the preferred stock and $36,273 assigned to the warrants as of September 28, 1999. The Company then allocated $642,084 of the Series D net proceeds to additional paid in capital for the beneficial conversion feature. The beneficial conversion feature will be recognized as a deemed dividend to the preferred shareholders over the minimum period in which the preferred shareholders can realize that return. Approximately $136,035 of the beneficial conversion was amortized in the third quarter of 1999. The balance of the beneficial conversion feature is being recognized from the Issuance Date through September, 2002.



    The right of the holders of the Series D Preferred Stock to convert their shares is also subject to the following restrictions: (i) during the period beginning on the issuance date through the following 90 days, each holder may not convert more than 25% of the Series D Preferred Stock purchased by such holder; (ii) during the period beginning on the issuance date through the following 120 days, each holder may not convert more than 50% of the Series D Preferred Stock purchased by such holder; and (iii) during the period beginning on the issuance date through the following 150 days, each holder may not convert more than 75% of the Series D Preferred Stock purchased by such holder. At any time after the issuance date, the Company shall have the right, in its sole discretion, to redeem, from time to time, any or all of the Series D Preferred Stock; provided that certain conditions are met, including the availability of cash, credit or standby underwriting facilities available to fund the redemption. The redemption price will be calculated as (i) 105% of the original purchase price for the first 30 days following the issuance date; (ii) 110% of the original purchase price for the next 90 days thereafter and (iii) 120% of the original purchase price after 120 days from the issuance date.



    The Series D Preferred Warrants expire on September 27, 2004 and have an exercise price of $7.34 per share, subject to adjustment under certain circumstances.



8.  BASIC AND DILUTED INCOME (LOSS) PER SHARE



    The Company adopted Statement of Financial Accounting Standards ("SFAS")
No. 128, "Earnings Per Share", effective December 31, 1997. Earnings (loss) per common share was computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the period then ended. The effect of the Company's stock options and convertible securities was excluded from the computations for the three and nine months ended September 30, 1999, as they are antidilutive.



    The following table sets forth the calculation of the earnings (loss) per share of the Company:



                                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                                 SEPTEMBER 30,                 SEPTEMBER 30,
                                          ---------------------------   ---------------------------
                                              1999           1998           1999           1998
                                          ------------   ------------   ------------   ------------
Earnings (loss) per share computation--
  basic and diluted
Income (loss) from continuing
  operations............................  $ (3,008,349)  $ (1,565,706)  $ (6,480,666)  $    139,212
Less: Preferred stock dividend..........      (522,841)             0     (1,315,231)      (666,667)
                                          ------------   ------------   ------------   ------------
Income (loss) applicable to common
  shareholders..........................    (3,531,190)    (1,565,706)    (7,795,897)      (527,455)
Discontinued operations.................      (115,275)       (50,610)      (401,584)       (34,670)
                                          ------------   ------------   ------------   ------------
Net income (loss) applicable to common
  shareholders..........................  $ (3,646,465)  $ (1,616,316)  $ (8,197,481)  $   (562,125)
                                          ============   ============   ============   ============
Weighted average common shares
  outstanding--
  Basic and diluted.....................     6,667,639      4,830,779      6,166,695      4,039,832
                                          ============   ============   ============   ============
Earnings (loss) per share--basic and
  diluted
Income (loss) from continuing
  operations............................  $      (0.53)  $      (0.32)  $      (1.26)  $      (0.13)
Discontinued operations.................         (0.02)         (0.01)         (0.07)         (0.01)
                                          ------------   ------------   ------------   ------------
Net income (loss) available to common
  shareholders..........................  $      (0.55)  $      (0.33)  $      (1.33)  $      (0.14)
                                          ============   ============   ============   ============



9.  SEGMENT INFORMATION



    During 1998, HomeCom reorganized into five separate business units, organized on the basis of products and services. Prior to that time, the Company operated in a single business segment. The Company has determined that its reportable segments are those that are based on the Company's method of internal reporting, which disaggregates its business by product and service category into business units. HomeCom's reportable segments are: custom Web development
(FAST), Internet outsourcing services (HostAmerica), Internet security services
(HISS), software products, and InsureRate/FIMI. On June 9, 1998, the Company sold substantially all of the assets of its HostAmerica Internet outsourcing services business unit to Sage Acquisition Corp. On October 1, 1999 the Company sold all of the assets of its HISS unit to Infrastructure Defense Inc.

    The table below presents information about the reported business unit income for HomeCom Communications, Inc. for the three and nine months ended
September 30, 1999 and 1998 (in thousands):



                                                              THREE MONTHS
                                                                  ENDED           NINE MONTHS ENDED
                                                              SEPTEMBER 30,         SEPTEMBER 30,
                                                           -------------------   -------------------
                                                             1999       1998       1999       1998
                                                           --------   --------   --------   --------
Revenues:
FAST.....................................................  $ 1,070    $   468    $ 2,915    $ 1,342
HostAmerica..............................................                  (1)                  537
InsureRate/FIMI..........................................      886                 1,779
Software Products........................................      104         13        185         13
                                                           -------    -------    -------    -------
Totals...................................................  $ 2,060    $   480    $ 4,879    $ 1,892
                                                           =======    =======    =======    =======
HISS (DISCONTINUED OPERATION)............................      133        233        361        606
                                                           =======    =======    =======    =======

Business Unit Net Income (Loss):
FAST.....................................................  $   203    $  (224)   $   470    $  (275)
HostAmerica..............................................                  (5)                  205
InsureRate/FIMI..........................................     (811)      (120)    (1,780)      (225)
Software Products........................................     (418)      (166)      (736)      (338)
HISS.....................................................     (115)       (51)      (356)       (35)
                                                           -------    -------    -------    -------

Business Unit Net Income (Loss)..........................  $(1,141)   $  (566)   $(2,402)   $  (668)
Adjustments to reconcile business unit net income (loss)
  with consolidated net income (loss):
General and Administrative Expenses......................   (1,435)    (1,121)    (1,780)      (655)
Gain on Sale of Division.................................                                     4,402
Interest Expense.........................................       (9)        (5)       (25)      (444)
Net Other................................................     (539)        76     (2,675)    (2,530)
                                                           -------    -------    -------    -------
Consolidated Net Income (Loss)...........................  $(3,124)   $(1,616)   $(6,882)   $   105
                                                           =======    =======    =======    =======



10. INCOME TAXES



    There was no provision for or cash payment of income taxes for the three and nine months ended September 30, 1999 and 1998, respectively, as the Company anticipates a net taxable loss for the year ended December 31, 1999.



11. OTHER MATTERS



    Certain prior period amounts have been reclassified to conform to current period presentation.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS
Premier Financial Services, Inc.
First Institutional Marketing, Inc.
All Things Financial, Inc.
Houston, Texas

    We have audited the accompanying statements of financial condition of Premier Financial Services, Inc., First Institutional Marketing, Inc., All Things Financial, Inc., as of December 31, 1998 and 1997, and the related statements of income, and changes in financial condition for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Financial Services, Inc., First Institutional Marketing, Inc., All Things Financial, Inc., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

Andrew Shebay & Company, PLLC
Houston, Texas

June 4, 1999

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
                           ASSETS
CURRENT ASSETS:
  Cash and Cash Equivalents.................................  $ 17,447   $ 55,912
  Certificates of Deposit...................................    52,901     50,325
  Accounts Receivable.......................................   164,173    265,465
                                                              --------   --------
      Total current assets..................................   234,521    371,702
                                                              --------   --------
PROPERTY AND EQUIPMENT:
  Computer Equipment........................................   281,621    207,448
  Office Equipment and Fixtures.............................   120,734    120,660
  Automobiles...............................................    30,853     30,853
                                                              --------   --------
                                                               433,208    358,961
  Less: Accumulated Depreciation............................   313,558    290,326
                                                              --------   --------

      Net Property and Equipment............................   119,650     68,635

OTHER ASSETS:...............................................     1,879      1,879
                                                              --------   --------

TOTAL ASSETS................................................  $356,050   $442,216
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997

                                                                1998        1997
                                                              ---------   --------
            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts Payable........................................  $ 279,520   $217,646
    Bank Overdraft..........................................     25,007         --
    Commissions Payable.....................................     71,037     73,547
    Payroll Taxes Payable...................................      6,135      7,561
    Other Accrued Liabilities...............................     13,166      2,738
    Current Portion of Capital Leases.......................     13,242      1,925
    Note Payable............................................     15,815     15,815
                                                              ---------   --------
        Total Current Liabilities...........................    423,922    319,232
LONG-TERM LEASE OBLIGATION-NET..............................     68,933         --
STOCKHOLDERS' EQUITY:
    Premier Financial Services, Inc. -Common stock
      authorized 100,000 shares of $1 par value, 930 shares
      issued................................................        930        930
    First Institutional Marketing, Inc.--Common stock
      authorized 10,000 shares of $1 par value, 930 shares
      issued                                                        930        930
    All Things Financial, Inc.,--Common stock authorized
      10,000 shares of $1 par value, 930 shares issued......        895        895
Paid in Capital--Premier Financial Services, Inc............        100        100
Retained earnings...........................................   (139,660)   120,129
                                                              ---------   --------
        Total stockholders' equity..........................   (136,805)   122,984
                                                              ---------   --------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................  $ 356,050   $442,216
                                                              =========   ========

   The accompanying notes are an integral part of these financial statements.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.
               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997

                                                                 1998         1997
                                                              ----------   ----------
REVENUE.....................................................  $3,944,618   $4,277,324
COST OF REVENUES............................................   3,155,312    3,211,206
                                                              ----------   ----------
GROSS PROFIT................................................     789,306    1,066,118
OPERATING EXPENSES..........................................     883,180      986,771
                                                              ----------   ----------
NET OPERATING INCOME........................................     (93,874)      79,347
OTHER INCOME (EXPENSE)
    Interest Income.........................................       3,854        2,495
    Interest Expense........................................      (2,788)        (815)
                                                              ----------   ----------
        Total Other Income..................................       1,066        1,680
                                                              ----------   ----------
COMBINED NET INCOME.........................................     (92,808)      81,027
    Retained Earnings--beginning of year....................     120,129      151,298
    Stockholder Distributions...............................    (166,981)    (112,196)
                                                              ----------   ----------
RETAINED EARNINGS--END OF YEAR..............................  $ (139,660)  $  120,129
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.
                        COMBINED STATEMENT OF CASH FLOWS
                FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $(92,808)  $ 81,027
    Adjustments to Reconcile Combined Net Income to Net Cash
      Provided by Operating Activities: Depreciation........    39,761     23,895
    Decrease (Increase) In:
      Accounts Receivable...................................   101,292    231,537
      Employee Advances.....................................        --     16,433
      Due from Affiliate....................................        --      2,437
    (Decrease) Increase In:
      Accounts Payable......................................    59,365   (111,578)
      Bank Overdraft........................................    25,007         --
      Commission Payable....................................        --    (52,709)
      Payroll Taxes Payable.................................     9,002      2,824
      Other Accrued Liabilities.............................        --    (15,340)
                                                              --------   --------
    Net cash provided by operating activities...............   141,619    178,526
                                                              --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES
    Increase in CD..........................................    (2,579)
    Purchase of Equipment...................................   (94,022)   (10,176)
                                                              --------   --------
      Net Cash (used) in Investing Activities...............   (96,601)   (10,176)
                                                              --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to Shareholders...........................  (163,733)        --
    Proceeds from New Notes and Leases......................    80,250     15,000
    Repayments of Capital Lease Obligations.................              (23,521)
                                                              --------   --------
      Net Cash (used) in Financing Activities...............   (83,483)    (8,521)
                                                              --------   --------
NET INCREASE IN CASH........................................   (38,465)   159,829
    Cash Balance--beginning of year.........................    55,912   (103,917)
                                                              --------   --------
CASH BALANCE--END OF YEAR...................................  $ 17,447   $ 55,912
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of the Business--Premier Financial Services, Inc., First Institutional Marketing, Inc., All Things Financial, Inc., (the Companies) began operations in 1989. The Companies are marketing organizations dedicated to providing fixed and variable annuities, insurance products and full service brokerage to banks, savings and loan and credit unions. Associated brokerage services are provided by FIMI Securities, Inc., an uncombined company related through common ownership. First Institutional Marketing, Inc., (FIMI), Premier Financial Services, Inc., (PFS), and All Things Financial, Inc., (ATF) operated exclusively in the United States.

    Principles of Combination--The combined financial statements include the combined accounts of the Companies, which are related through common ownership. All material intercompany transactions have been eliminated.

    Cash and Cash Equivalents--The Companies define cash equivalents as short-term, highly liquid investments that are readily convertible to cash with a maturity of less than three months.

    Property and Equipment--Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is provided using accelerated and straight-line methods for financial reporting purposes. Major classifications and estimated useful lives are as follows:

Computer equipment..........................................  5-7 years
Office equipment and fixtures...............................    7 years
Automobiles.................................................    5 years

    Cost of assets includes capital expenditures, which improve the efficiency of the assets or lengthen their useful lives. Normal or recurring expenditures for repair and maintenance and capital expenditures of insignificant amounts are expensed, when incurred. Cost and related accumulated depreciation of assets sold or retired are eliminated from the accounts, and gains or losses on disposal are reflected in income. Depreciation expense totaled $39,761 and $23,895 in 1998 and 1997, respectively, and includes amortization of capital leases.

    Advertising costs--Advertising costs are charged to operations when the advertising first takes place. No direct-response advertising is used by the Companies. Total advertising expense for the years ending December 31, 1998 and 1997 was $43,038 and $59,468, respectively.

    Use of estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. LEASES

    Operating lease--The Companies currently lease office space in a Houston, Texas facility under a five year operating lease. The lease continues through July 14, 2002, and provides for minimum monthly rental

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND 1997

2. LEASES (CONTINUED)

payments of $2,998, plus an annual increase based on the increase in building operating costs. Rental expense for the year ending December 31, 1998 and 1997 was $85,825 and $83,792.

    Capital leases--The Companies lease computer equipment under capital leases expiring 1998 through 2004. At December 31, 1998 and 1997 the lease obligations were as follows:

                                                                1998       1997
                                                              --------   --------
Capital lease for equipment payable to Bevenco, dated June
  1995, interest at 10%, payable in 36 monthly installments
  of $330...................................................  $    --     $1,925
Capital lease for equipment payable to Bevenco, dated May
  1998, interest at 15%, payable in 60 monthly installments
  of $657...................................................   25,357         --
Capital lease for equipment payable to Bevenco, dated May
  1998, interest at 15%, payable in 60 monthly installments
  of $1,417.................................................   56,818         --
                                                              -------     ------
      Total Lease Obligation................................   82,175
Less amount shown as current................................   13,242      1,925
                                                              -------     ------
Long-term obligation........................................  $68,933     $   --
                                                              =======     ======

    Future minimum commitments, by year and in the aggregate related to capital and non-cancelable operating leases at December 31, 1998, is as follows:

                                                           CAPITAL    OPERATING
                                                            LEASE       LEASE
                                                           --------   ---------
Year ending December 31,
1999.....................................................  $13,921    $ 35,976
2000.....................................................   15,433      35,976
2001.....................................................   17,987      35,976
2002.....................................................   20,963      17,988
2003.....................................................   13,871
                                                           -------    --------
Total minimum lease payments.............................  $82,175    $161,892
                                                           =======    ========

3. LONG-TERM DEBT

    The note payable represents an agreement between First Institutional Marketing, Inc. and one of its insurance carriers. The unsecured note is dated April 14, 1997, and is payable in monthly installments of $1,356, beginning May, 1998. As of the date of this report no payments have been made on the note because of a dispute with the insurance carrier. The note is reflected as a current liability on the combined balance sheet.

4. INCOME TAXES

    The Companies have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay Federal Corporate income taxes on its

                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.

             NOTES TO THE COMBINED FINANCIAL STATEMENTS (CONTINUED)

                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND 1997

4. INCOME TAXES (CONTINUED)

taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of income.

5. TREASURY STOCK

    During the year the Companies canceled all common stock held in treasury, resulting in a reduction to the capital stock accounts and additional paid in capital. Shares in treasury consisted of 405 shares of Premium Financial Services, Inc.; 320 shares of First Institutional Marketing, Inc.; and 255 shares of All Things Financial, Inc.

6. RELATED PARTY TRANSACTIONS

    Pursuant to informal agreements, Premier Financial Services, Inc. processes payroll, contract labor charges, and various other general and administrative expenses for affiliated companies. Premier Financial Services, Inc, is reimbursed for this expense on a regular basis. Amounts paid by First Institutional Marketing and All Things Financial, Inc. have been eliminated in the combination. Additional reimbursements of $607,000 and $922,879 for the years ending December 31, 1998 and 1997, are recorded in revenues.

7 EMPLOYEE BENEFITS

    The Companies maintain a 401(k)-retirement plan that covers all eligible employees. This defined contribution plan provides matching Company contributions equal to 50% of the employee contribution to a maximum Company contribution of 3%. Additionally, the Companies may make discretionary contributions. Contributions by the Companies totaled $3,005 and $25,143, for 1998 and 1997 and are included in employee benefits.

8. NON-CASH TRANSACTIONS

    During 1997, the Companies reclassified various shareholder loans and advances to stockholder distributions. These reclassifications totaled $112,196 in 1997.

9. PROPOSED SALE OF THE COMPANY

    On June 15, 1998 the shareholders of the Company signed a letter of intent, along with the shareholders of other affiliated Companies, to exchange all of the their common stock for common stock in HomeCom Communications, Inc. HomeCom is a Company whose stock is listed on the NASDAQ. In November 1998 a merger agreement was executed. On March 1, 1999, HomeCom filed a registration statement with the Securities and Exchange Commission to cover one-half of the stock to be issued in the merger. The merger was closed and became effective on March 24, 1999.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
FIMI Securities, Inc.
Houston, Texas

    We have audited the accompanying statements of financial condition of FIMI Securities, Inc. (an S corporation), as of December 31, 1998 and 1997, and the related statements of income, changes in stockholders' equity, and changes in financial condition for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FIMI Securities, Inc., as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles.

    Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information contained in Schedules I, II, and III is presented for purposes of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by rule 17a-5 of the Securities and Exchange Commission. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ Andrew Shebay & Company, PLLC

March 2, 1999

                             FIMI SECURITIES, INC.

                       STATEMENTS OF FINANCIAL CONDITION

                           DECEMBER 31, 1998 AND 1997

                                     ASSETS

                                                                1998       1997
                                                              --------   --------
Current Assets:
    Cash....................................................  $44,339    $29,621
    Prepaid expense.........................................       --
                                                              -------    -------
      Total current assets..................................   44,339     29,621
Other Assets:
    Organizational Cost.....................................   15,268     15,269
                                                              -------    -------
                                                              $59,607    $44,890
                                                              =======    =======
Common stock--authorized 10,000 shares
  of $1 par value, 1,000 shares issued and outstanding......  $ 1,000    $ 1,000
Contributed capital.........................................   19,000     19,000
Retained earnings...........................................   39,607     24,890
                                                              -------    -------
      Total stockholders' equity............................  $59,607    $44,890
                                                              =======    =======

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.

                              STATEMENTS OF INCOME

                FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
REVENUE
    Commissions.............................................  $634,336   $868,823
    Interest and other income...............................        95      4,001
                                                              --------   --------
      TOTAL REVENUE.........................................   634,431    872,824
                                                              --------   --------

EXPENSES
    Management fee..........................................   607,000    947,000
    Broker fees.............................................         0      1,448
    Accounting..............................................     3,800      3,000
    Licenses & permits......................................     8,115      1,220
    Office supplies & expense...............................       248        214
    Taxes...................................................       101        331
    Professional fees.......................................       450        500
                                                              --------   --------

      TOTAL EXPENSES........................................   619,714    953,713
                                                              --------   --------
NET INCOME..................................................  $ 14,717   $(80,889)
                                                              ========   ========

   The accompanying notes are an integral part of these financial statements.

                              FIMI SECURITIES, INC

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997

                                                                  ADDITIONAL
                                                        COMMON     PAID IN     RETAINED
                                                        STOCK      CAPITAL     EARNINGS    TOTAL
                                                       --------   ----------   --------   --------
BALANCE, December 31, 1996...........................  $  1,000    $ 19,000    $105,779   $125,779
    Net income (loss)................................   (80,889)    (80,889)
                                                       --------    --------    --------   --------
BALANCE, December 31, 1997...........................     1,000      19,000      24,890     44,890
    Net income (loss)................................    14,717      14,717
                                                       --------    --------    --------   --------
BALANCE, December 31, 1998...........................  $  1,000    $ 19,000    $ 39,607   $ 59,607
                                                       ========    ========    ========   ========

   The accompanying notes are an integral part of these financial statements.

                              FIMI SECURITIES, INC

                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997

                                                                1998       1997
                                                              --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss).......................................  $14,717    $(80,889)
    Change in prepaid expenses..............................       --       3,000
                                                              -------    --------
    Net cash provided (used) by operating activities........   14,717     (77,889)
                                                              -------    --------
CASH
    Net increase (decrease) in cash.........................   14,717     (77,889)
    Balance--beginning of year..............................   29,622     107,511
                                                              -------    --------
    Balance--end of year....................................  $44,339    $ 29,622
                                                              =======    ========

   The accompanying notes are an integral part of these financial statements.

                             FIMI SECURITIES, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Nature of the business--The Company was formed in 1994 primarily for the purpose of qualifying and operating as a broker-dealer. The Company is a member of the National Association of Security Dealers and is registered with the Securities and Exchange Commission and with various states' securities commissions. The Company's primary business is in the wholesale brokerage of variable annuities.

    Income taxes--The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of income.

    Use of estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

2. NET CAPITAL REQUIREMENTS

    Pursuant to the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934, the Company is required to maintain a minimum net capital, as defined under such provisions. Net capital and the related net capital ratio may fluctuate on a daily basis. At December 31, 1997, the Company had net capital and net capital requirements of approximately $29,621 and $5,000 respectively. At December 31, 1998, the Company had net capital and net capital requirements of approximately $44,338 and $5,000 respectively. The net capital rules may effectively restrict the payment of cash dividends.

3. TRANSACTIONS WITH AFFILIATES

    The management fee reported on the Statements of Income represents billings from various affiliated companies for the fair market value of management and administrative services rendered.

4. SIGNIFICANT CUSTOMER

    A significant portion of the commission income is derived from transactions with one company. Approximately 79% in 1998 and 20% in 1997 of commission income is attributable to one unrelated Brokerage Company.

5. LITIGATION

    During 1998 the Company was named in a lawsuit with certain affiliated companies arising from a breach of contract dispute. At this time no estimate of the potential outcome can be made by the Company's legal counsel. The Company intends to vigorously defend its position.

6. PROPOSED SALE OF THE COMPANY

    On June 15, 1998 the shareholders of the Company signed a letter of intent, along with the shareholders of other affiliated Companies, to exchange all of the their common stock for common stock in HomeCom Communications, Inc. HomeCom is a Company whose stock is listed on the NASDAQ. In November 1998 a merger agreement was executed. In March 1999, HomeCom filed a registration statement with the Securities and Exchange Commission to cover the stock to be issued in the merger. The merger is expected to be closed in early 1999.

                             FIMI SECURITIES, INC.

                  COMPUTATION OF NET CAPITAL UNDER RULE 15C3-1
                   OF THE SECURITIES AND EXCHANGE COMMISSION

                FOR THE YEARS ENDING DECEMBER 31, 1998 AND 1997

SCHEDULE I

                                                                1998       1997
                                                              --------   --------
Net capital:
  Stockholders' Equity......................................  $59,607    $44,890
  Less non-allowable assets:................................   15,268     15,269
                                                              -------    -------
    Net capital before haircuts on securities position......   44,339     29,621
                                                              -------    -------
Haircuts on securities:.....................................      -0-        -0-
                                                              -------    -------
    Net capital.............................................  $44,339    $29,621
                                                              =======    =======
Net capital requirement.....................................  $ 5,000    $ 5,000
Net capital in excess of required amount....................   39,339     24,621
                                                              -------    -------
    Net capital.............................................  $44,339    $29,621
                                                              =======    =======
Aggregate indebtedness......................................      -0-        -0-
                                                              =======    =======
Ratio of aggregate indebtedness to net capital..............   0 to 1     0 to 1
                                                              =======    =======

    Note--This computation does not differ from the computation of net capital under Rule 15c3-1 as of December 31, 1998 filed by FIMI Securities, Inc. with the National Association of Securities Dealers on part II of Form X-17A-5.

                             FIMI SECURITIES, INC.

                        COMPUTATION FOR DETERMINATION OF
                     RESERVE REQUIREMENT UNDER RULE 15C3-3
                   OF THE SECURITIES AND EXCHANGE COMMISSION

                        AS OF DECEMBER 31, 1998 AND 1997

SCHEDULE II

    The Company is in compliance with the exemptive provisions of SEC Rule 15c3-3(k)(2)(i) in that it carried no margin accounts, handled no customers' funds or securities, and held no funds or securities for or owed no money or securities to its customers.

                             FIMI SECURITIES, INC.

                        COMPUTATION FOR DETERMINATION OF
                     RESERVE REQUIREMENT UNDER RULE 15C3-3
                   OF THE SECURITIES AND EXCHANGE COMMISSION

                        AS OF DECEMBER 31, 1998 AND 1997

SCHEDULE III

    NONE

                             FIMI SECURITIES, INC.
                        PREMIER FINANCIAL SERVICES, INC.
                      FIRST INSTITUTIONAL MARKETING, INC.
                           ALL THINGS FINANCIAL, INC.
           COMBINED STATEMENT OF INCOME (LOSS) AND RETAINED EARNINGS
FOR THE PERIOD FROM JANUARY 1, 1999 THROUGH MARCH 23, 1999 (DATE OF ACQUISITION)
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)



                                                                JANUARY 1,
                                                                   1999           NINE MONTHS
                                                                 THROUGH             ENDED
                                                              MARCH 23, 1999   SEPTEMBER 30, 1998
                                                              --------------   ------------------
REVENUE.....................................................    $ 682,933          $3,038,606
COST OF REVENUES............................................      498,350           1,388,693
                                                                ---------          ----------
GROSS PROFIT................................................      184,583           1,649,913
OPERATING EXPENSES..........................................      332,329           1,705,065
                                                                ---------          ----------
NET OPERATING INCOME (LOSS).................................     (147,746)            (55,152)
OTHER INCOME (EXPENSE)
    Interest Income.........................................           --                  --
    Interest Expense........................................           --                 348
                                                                ---------          ----------
        Total Other Income..................................           --                  --
COMBINED NET INCOME (LOSS)..................................     (147,746)            (55,500)
    (Accumulated Deficit) Retained Earnings--beginning of
      year..................................................     (100,053)            165,019
    Stockholder Distributions...............................           --                  --
                                                                ---------          ----------
(ACCUMULATED DEFICIT) RETAINED EARNINGS--END OF PERIOD......    $(247,799)         $  109,519
                                                                =========          ==========



   The accompanying notes are an integral part of these financial statements.

INDEPENDENT AUDITORS' REPORT

Board of Directors
Ganymede Corporation
Chicago, Illinois

    We have audited the accompanying balance sheet of Ganymede Corporation as of December 31, 1998, and the related statements of income and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ganymede Corporation as of December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          Ostrow Reisin Berk & Abrams, Ltd

February 8, 1999

                              GANYMEDE CORPORATION

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
                             ASSETS (NOTE 4)
Current assets:
  Cash and equivalents (Notes 1 and 2)......................    $  46,108
  Accounts receivable, trade, less allowance for doubtful
    accounts of $2,500......................................      111,123
                                                                ---------
    Total current assets....................................      157,231
                                                                ---------
Property and equipment:
  Computer equipment and furniture..........................       72,885
  Less accumulated depreciation.............................       34,595
                                                                ---------
    Property and equipment, net.............................       38,290
                                                                ---------
Other asset:
  Security deposits.........................................        1,820
                                                                ---------
Total assets................................................    $ 197,341
                                                                =========
             LIABILITIES AND SHAREHOLDERS' EQUITY DEFICIENCY
Current liabilities:
  Accounts payable, trade...................................    $  55,509
  Accrued compensation......................................      142,845
  Note payable, bank (Note 2)...............................       43,554
  Notes payable, stockholders (Note 3)......................      134,300
                                                                ---------
    Total current liabilities...............................      376,208
                                                                ---------
Shareholders' equity deficiency:
  Common stock, no par value; authorized 10,000,000 shares,
    issued and outstanding 980,000 shares (Notes 4 and 8)...      200,000
  Additional paid-in capital................................        4,175
  Deficit...................................................     (383,042)
                                                                ---------
    Total shareholders' equity deficiency...................     (178,867)
                                                                ---------
Total liabilities and shareholders' equity deficiency.......    $ 197,341
                                                                =========

                       See notes to financial statements.

                              GANYMEDE CORPORATION



                         STATEMENT OF LOSS AND DEFICIT



                                                                    JANUARY 1, 1999      NINE MONTHS
                                                   YEAR ENDED           THROUGH             ENDED
                                                DECEMBER 31, 1998   APRIL 23, 1999    SEPTEMBER 30, 1998
                                                -----------------   ---------------   ------------------
                                                                      (UNAUDITED)        (UNAUDITED)
Service revenue...............................      $ 665,359          $ 275,619           $ 524,785
Operating expenses............................        716,458            341,508             542,255
                                                    ---------          ---------           ---------
Loss from operations..........................        (51,099)           (65,889)            (17,470)
                                                    ---------          ---------           ---------
Other income (expense):
  Interest expense............................        (20,915)            (7,729)                 --
  Interest income.............................          2,765                 --              (1,423)
                                                    ---------          ---------           ---------
    Total other expense, net..................        (18,150)            (7,729)                 --
                                                    ---------          ---------           ---------
Net loss......................................        (69,249)           (73,618)            (16,047)
Deficit, beginning of year....................       (313,793)          (383,042)           (313,793)
                                                    ---------          ---------           ---------
Deficit, end of year..........................      $(383,042)         $(456,660)          $(329,840)
                                                    =========          =========           =========



                       See notes to financial statements.

                              GANYMEDE CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1998
                                                              -----------------
Operating activities:
  Net loss..................................................      $(69,249)
  Adjustments to reconcile above to cash used in operating
    activities:
    Depreciation............................................        15,963
    (Increase) decrease in operating assets:
      Accounts receivable, trade............................       (43,380)
      Security deposits.....................................         1,539
    Increase (decrease) in operating liabilities:
      Accounts payable, trade...............................        23,869
      Accrued expenses......................................         9,342
                                                                  --------
        Cash used in operating activities...................       (61,916)
                                                                  --------
Investing activities:
  Purchase of property and equipment........................       (10,309)
                                                                  --------
        Cash used in investing activities...................       (10,309)
                                                                  --------
Financing activities:
  Proceeds from notes payable, stockholders.................        66,280
  Proceeds from notes payable, bank, net....................         2,239
                                                                  --------
        Cash provided by financing activities...............        68,519
                                                                  --------
Decrease in cash and equivalents............................        (3,706)
Cash and equivalents:
Beginning of year...........................................        49,814
                                                                  --------
End of year.................................................      $ 46,108
                                                                  ========
Supplemental disclosures of cash flow information:
  Cash paid during the year for interest....................      $ 20,915
                                                                  ========

                       See notes to financial statements.

                              GANYMEDE CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS DESCRIPTION:

    The Company is engaged in the development and maintenance of Internet web sites and related consulting services. The Company also provides for host site development and Internet connection. The Company's customers are in the greater Chicagoland area.

CASH AND EQUIVALENTS:

    Cash and equivalents consist of checking accounts and certificates of deposit with maturities of three months or less.

PROPERTY, PLANT, EQUIPMENT AND RELATED DEPRECIATION AND AMORTIZATION:

    Property and equipment are stated at cost. The Company provides for depreciation and amortization of the various classes of assets over their estimated useful lives, using primarily accelerated methods.

REVENUE RECOGNITION:

    The Company recognizes revenue at the time services are performed.

ADVERTISING AND PROMOTION COSTS:

    Advertising and promotion costs are charged to operations during the period in which they are incurred. For the year ended December 31, 1998, such costs were nominal.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

2. NOTE PAYABLE, BANK

    A bank line of credit agreement provides for a $54,107 revolving line of credit, with interest due monthly at 8.44% per annum. The note is secured by a certificate of deposit at the bank in the amount of $54,107. The line of credit matures March 1, 1999.

3. NOTES PAYABLE, STOCKHOLDERS

    At December 31, 1998, the Company has unsecured notes payable to two stockholders. The notes are due on demand and bear interest at the rate of 15%.

4. COMMITMENTS AND CONTINGENCIES

    In October 1998, the Company entered into an Accounts Receivable Purchase Agreement with Silicon Valley Financial Services. The agreement allows for the Company to sell its receivables. No receivables have been sold as of December 31, 1998. In conjunction with the agreement, the Company has pledged its assets and issued stock warrants for 3,750 shares of common stock to Silicon Valley Financial Services. The warrants have an initial exercise price of $2.00 per share, were all outstanding and exercisable at December 31, 1998 and expire in November 2003.

                              GANYMEDE CORPORATION

5. INCOME TAXES

    The Company elected S Corporation status for income tax purposes. Under this election, the shareholders report corporate income, if any, on their personal income tax return. Accordingly, at December 31, 1998, no provision was made for federal or state income taxes.

6. EMPLOYEES' SALARY DEFERRAL PLAN

    The Company maintains an employee salary deferral plan. Participation is voluntary, and all employees who meet prescribed service requirements are eligible to participate up to 15% of their salaries. The Company did not contribute to the plan during the year ended December 31, 1998.

7. OPERATING LEASE OBLIGATIONS

    The Company leases its premises in Chicago for monthly rent of $2,970 plus maintenance costs. The lease expires on July 31, 2000. Total rental expense for all operating leases covering real estate was $34,660.

    The Company leases computer equipment from a company controlled by a stockholder on a month-to-month basis. Total rent paid to the related party was $9,897 for the year ending December 31, 1998. The Company also leases computer equipment under various terms from unrelated parties. Total rent paid to unrelated parties was $9,223 for the year ended December 31, 1998. The leases are secured by the leased equipment.

    Future minimum rental payments under noncancelable operating leases are as follows:

YEAR ENDING DECEMBER 31,                                       AMOUNT
------------------------                                      --------
1999........................................................  $46,078
2000........................................................   27,147
                                                              -------
Total.......................................................  $73,225
                                                              =======

8. STOCK OPTIONS

    The Company has a stock option plan which was adopted in 1997. Under the plan, the Company may grant options to its employees for up to 50,000 shares of common stock. The original exercise price for options granted under the plan was $2.00, and the options are exercisable immediately without restrictions. The options expire 10 years after the date of grant for shareholders owning less then 10% and expire 5 years after the date of grant for shareholder owning 10% or more. The fair value of the options is determined by the board of directors. In October 1998, the board of directors granted 1,000 options to two employees.

    The Company applies Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which establishes financial accounting and reporting standards for stock-based employee compensation plans. The Company elected to continue to account for employee stock-based compensation as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees." and to provide pro forma disclosures in the Notes to Financial Statements of the effects of SFAS No. 123 on net income. There was no material effect on the results of operations as a result of adopting SFAS No. 123. Compensation costs are recognized as the difference between the exercise price of each option and the market price of the Company's stock, and no compensation costs were charged to expense in 1998.

                              GANYMEDE CORPORATION

8. STOCK OPTIONS (CONTINUED)

    The following table summarizes information about stock options outstanding and exercisable under the plan at December 31, 1998:

                         YEAR ENDED DECEMBER 31, 1998
       SHARES           ------------------------------      SHARES
     OUTSTANDING                     OPTION EXERCISED,   OUTSTANDING     REMAINING
    DECEMBER 31,         OPTIONS         FORFEITED       DECEMBER 31,   CONTRACTUAL   EXERCISE
        1997             GRANTED        OR EXPIRED           1998          LIFE        PRICE
---------------------   ----------   -----------------   ------------   -----------   --------
 21,500                                                     21,500            4        $2.00
 10,500                                                     10,500            9        $2.00
                           1,000                             1,000           10        $2.00
       ------             ------                            ------
 32,000                    1,000                            33,000
       ======             ======                            ======

    The Company granted options for an additional 10,000 shares in January 1999. The options have an exercise price of $2.00 per share and expire in 2009.

9. SUBSEQUENT EVENT

    As shown in the accompanying financial statements, the Company incurred a net loss of $69,249 during the year ended December 31, 1998 and, as of that date, the Company's current liabilities exceeded its current assets by $218,977 and its total liabilities exceeded its total assets by $178,867. Those factors create an uncertainty about the Company's ability to continue as a going concern. Management of the Company has received a letter of intent to purchase all of the outstanding stock of the Company which, if the transaction is carried out, will provide the Company additional financing. The purchase price is based on a multiple of one and a half times total revenues, and the transaction is expected to close in April, 1999. The financial statements do not include any adjustments that might be necessary if the Company does not consummate the transaction and become unable to continue as a going concern.

10. RELATED PARTY TRANSACTION, ACCRUED SHAREHOLDERS' COMPENSATION

    As of December 31, 1998, the Company has accrued $125,000 to certain shareholders as compensation for past services rendered. Total compensation expense to shareholder-officers was $218,000 for the year ended December 31, 1998.

    The following unaudited pro forma financial statements give effect to the acquisition by the Company of Ganymede in a transaction accounted for as a purchase. The unaudited pro forma balance sheet is based on the individual balance sheets of the Company appearing in the Company's Annual Report on Form 10-K, and of Ganymede, appearing elsewhere in this Current Report on Form 8-K, and has been prepared to reflect the acquisition by the Company of Ganymede as of December 31, 1998. The unaudited pro forma statements of income are based on the individual statements of income of the Company appearing in the Company's Annual Report on Form 10-K and of Ganymede, appearing elsewhere in this Current Report on Form 8-K, and combines the results of operations of the Company and of Ganymede (acquired by the Company as of April 23, 1999) for the year ended December 31, 1998 and for the three months ended March 31, 1999, as if the acquisition occurred on January 1, 1998. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company appearing in the Company's Annual Report on Form 10-K, and of Ganymede, appearing elsewhere in this Current Report on Form 8-K.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN SO AUTHORIZED BY HOMECOM. THIS PROSPECTUS DOES NOT CONSTITUTE ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HOMECOM SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                           PAGE
                                         --------
Prospectus Summary.....................       3
Risk Factors...........................       4
Issuance of Shares to Selling
  Shareholders.........................      13
Use of Proceeds........................      14
Price Range of Common Stock............      15
Dividend Policy........................      16
Selected Financial Data................      16
Pro Forma Financial Information........      17
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................      21
Business...............................      28
Management.............................      34
Certain Transactions...................      41
Recent Transactions....................      42
Principal and Selling Stockholders.....      43
Description of Capital Stock...........      46
Warrants...............................      57
Plan of Distribution...................      59
Legal Matters..........................      60
Experts................................      60
Available Information..................      60
Index to Financial Statements..........     F-1


                                    HOMECOM
                              COMMUNICATIONS, INC.


                        1,777,812 SHARES OF COMMON STOCK
                       ISSUABLE UPON CONVERSION OF SHARES
                       OF HOMECOM'S SERIES C CONVERTIBLE
                     PREFERRED STOCK, SERIES D CONVERTIBLE
                              PREFERRED STOCK AND
                         UPON THE EXERCISE OF WARRANTS


                             ---------------------

                                   PROSPECTUS

                             ---------------------


                               December 23, 1999


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee.........  $ 1,919.15
Nasdaq SmallCap Market additional listing fee...............    7,500.00
Accountants' fees and expenses..............................   15,000.00
Legal fees and expenses.....................................   45,000.00
Blue Sky fees and expenses..................................    5,000.00
Transfer Agent's fees and expenses..........................      500.00
Printing and engraving expenses.............................    2,500.00
Miscellaneous...............................................    2,580.85
                                                              ----------
Total expenses..............................................  $80,000.00
                                                              ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Delaware General Corporation Law (the "DGCL") permits a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director, provided that no provision shall eliminate or limit the liability of a director: (A) for an appropriation, in violation of his duties, of any business opportunity of the corporation; (B) for acts or omissions which involve intentional misconduct or a knowing violation of law; (C) for unlawful corporate distributions; or (D) for any transaction from which the director received an improper personal benefit. This provision pertains only to breaches of duty by directors in their capacity as directors (and not in any other corporate capacity, such as officers) and limits liability only for breaches of fiduciary duties under Delaware corporate law (and not for violation of other laws, such as the federal securities laws). HomeCom's Restated Certificate of Incorporation (the "Restated Certificate") exonerates HomeCom's directors from monetary liability to the extent permitted by this statutory provision.

    HomeCom's Restated Certificate of Incorporation and Restated Bylaws (the "Restated Bylaws") also provide that HomeCom shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of HomeCom), by reason of the fact that such person is or was a director or officer of HomeCom, or is or was serving at the request of HomeCom as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of HomeCom (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the DGCL.

    Notwithstanding any provisions of HomeCom's Restated Certificate of Incorporation and Restated Bylaws to the contrary, the DGCL provides that HomeCom shall not indemnify a director or officer for any liability incurred in a proceeding in which the director is adjudged liable to HomeCom or is subjected to injunctive relief in favor of HomeCom: (1) for any appropriation, in violation of his duties, of any business opportunity of HomeCom; (2) for acts or omissions which involve intentional misconduct or a knowing violation of law;
(3) for unlawful corporate distributions; or (4) for any transaction from which the director or officer received an improper personal benefit.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    The following list describes sales by the Registrant of securities in the past three years which were not registered under the Securities Act.

    During the period from its formation in December 1994 through August 1996, the Registrant has issued the securities set forth below which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). All share amounts have been adjusted to reflect the Registrant's September 1996 recapitalization and 93.07 for 1 stock split.

        1. In December 1994, in connection with the incorporation of the Registrant, the Registrant issued and sold to its sole stockholder 93,070 shares of Common Stock for $27,706.

        2. In February 1996, in connection with the recapitalization of the Registrant, the Registrant issued and sold 707,332 shares of Common Stock to its President, Chief Executive Officer and sole stockholder for a total purchase price of $760.

        3. In February 1996, the Registrant issued and sold 93,070 shares of Common Stock to its Senior Vice President for a total purchase price of $10 upon the exercise of stock options granted in connection with the founding of the Registrant.

        4. Pursuant to a privately negotiated transaction with five investors, the Registrant issued and sold to four of the investors in February 1996 an aggregate of 893,472 shares of Common Stock for a total purchase price of $96, and issued and sold to three of the investors in February, March and May 1996 promissory notes in the aggregate principal amount of $499,904. In May 1997, pursuant to the terms of such promissory notes, the Registrant issued a total of 33,333 shares of Common Stock to the holders of such notes in partial repayment of the principal amounts owed thereunder.

        5. In August 1996, the Registrant issued an aggregate of 37,228 shares of Common Stock to four members of its former Board of Advisors upon exercise of warrants, for a total purchase price of $4.00.

        6. In August 1996, the Registrant issued and sold an aggregate of 102,855 shares of Common Stock to six of its employees for a total purchase price of $468,004.22, paid through delivery of 8% promissory notes, payable 25% per year, secured by the shares purchased thereby.

        7. In August 1996, in connection with the Registrant's acquisition of all of the stock of HomeCom internet Security Services, Inc., a Delaware corporation ("HISS"), the Registrant and the stockholders of HISS entered into a Stock Purchase Agreement which provides that the Registrant may, at its option, issue shares of its Common Stock as all or part of the earnout payments to be paid to such former stockholders pursuant to the Stock Purchase Agreement.

        8. In September 1996, the Registrant granted stock options (i) to three directors under its Non-Employee Directors Stock Option Plan to purchase an aggregate of up to 30,000 shares of Common Stock and (ii) to 24 employees under its Stock Option Plan to purchase an aggregate of up to 79,167 shares of Common Stock.

        9. In September 1997, the Registrant issued and sold 5% convertible debentures (the "Debentures") to four private investors for an aggregate purchase price of $1,700,000. The Debentures were issued pursuant to the terms of a 5% Convertible Debenture Purchase Agreement dated effective as of September 19, 1997 (the "Debenture Agreement"). Outstanding principal and interest on the Debentures is payable on September 22, 2000. The Debentures are convertible at the option of the holders. As of May 15, 1998, all of the 5% Convertible Debentures had been converted into an aggregate 961,460 shares of HomeCom's Common Stock. In connection with the issuance of the Debentures, the Registrant granted to an entity designated by the investors aggregate warrants to acquire 400,000 shares of Common Stock, with warrants to acquire 200,000 of such shares exercisable at a price of $4.00 per share and warrants to acquire the remaining 200,000 of such shares exercisable at a price of $6.00 per share. If not earlier exercised, these warrants expire on October 27, 2000.

        10. In December 1997, the Registrant issued 20,000 shares of its Series A Convertible preferred stock (the "Series A preferred stock") to private investors (the "Series A Preferred Holders") for an aggregate purchase price of $2,000,000. Net proceeds to the Registrant were approximately $1.8 million. As of August 15, 1998, all of the Series A preferred stock had been converted into an aggregate 711,456 shares of HomeCom's Common Stock.


        In connection with the issuance and sale of the Series A preferred stock, the Registrant granted warrants to the Series A Preferred Holders to acquire an aggregate of 75,000 shares of Common Stock, with warrants to purchase 62,500 shares of Common Stock having an exercise price per share equal to $14.50625 and warrants to purchase 12,500 shares of Common Stock having an exercise price per share equal to $15.825. The Registrant also granted 50,000 warrants to a placement agent, the Malachi Group, at an exercise price of $15.825 per share. These warrants to purchase an aggregate 125,000 shares of Common Stock (the "Series A preferred stock Warrants") will expire on December 31, 2000 and are eligible to be exercised at any time on or after June 23, 1998.


        11. On April 16, 1998, HomeCom acquired all of the outstanding capital stock of The Insurance Resource Center, Inc. ("IRC") for 351,391 shares of HomeCom's Common Stock. Pursuant to the Agreement and Plan of Reorganization, HomeCom filed a registration statement for 175,696 of such shares on June 12, 1998. IRC shall remain a wholly-owned subsidiary of HomeCom.


        12. In March 1999, the Registrant issued 125 shares of its Series B convertible preferred stock (the "Series B Preferred Stock") to private investors (the "Series B Preferred Holders") for an aggregate purchase price of $2,500,000. Net proceeds to the Registrant were approximately
    $2.3 million. In connection with the issuance and sale of the Series B Preferred Stock, the Registrant granted warrants to the Series B Preferred Holders to acquire an aggregate of 225,000 shares of Common Stock having an exercise price per share equal to $5.70. The Registrant also granted 25,000 warrants to a placement agent, J.P. Turner & Company, L.L.C., at an exercise price of $5.70 per share. These warrants to purchase an aggregate of 250,000 shares of Common Stock will expire on March 24, 2004.



        13. In March 1999, HomeCom acquired all of the outstanding shares of the First Institutional Marketing companies for 1,252,174 shares of common stock. In connection with that acquisition, HomeCom filed a registration statement covering the resale of one-half of those shares.



        14. In April 1999, HomeCom acquired all the outstanding shares of Ganymede Corporation for total consideration of 185,342 shares of common stock and $100,000 cash. In connection with that acquisition, HomeCom filed a registration statement covering the resale of one-half of those shares.



        15. In July 1999, the Registrant issued 175 shares of its series C convertible preferred stock (the "Series C Preferred Stock") to a private investor for an aggregate purchase price of $3,500,000. Net proceeds to the Registrant were approximately $2.3 million. In connection with the issuance and sale of the Series C Preferred Stock, the Registrant issued warrants to acquire an aggregate of 59,574 shares of Common Stock having an exercise price per share equal to $7.34. These warrants will expire on July 27, 2004. The Registrant also issued warrants to acquire an aggregate of 77,000 shares of Common Stock having an exercise price per share equal to $5.813. These warrants will expire on July 30, 2004.



        16. In September 1999, the Registrant issued 75 shares of its series D convertible preferred stock (the "Series D Preferred Stock") to a private investor for an aggregate purchase price of $1,500,000. Net proceeds to the Registrant were approximately $1.4 million. In connection with the issuance and sale of the Series D Preferred Stock, the Registrant issued warrants to acquire an aggregate of 25,000 shares of Common Stock having an exercise price per share equal to $7.34. These warrants will expire on September 27, 2004.

    The sales and issuance of shares listed above were exempt from registration under the Securities Act by virtue of Sections 4(2) and 3(b) thereof and in reliance on Rule 701 and Regulation D promulgated thereunder. The recipients of the above-described securities represented their intention to acquire the securities for investment only and not with a view to distribution thereof. Appropriate restrictive legends were affixed to stock certificates and warrants issued in such transactions.

ITEM 16. EXHIBITS


EXHIBIT                         DESCRIPTION
-------                         -----------

 1.1                      --    Form of Underwriting Agreement.*

 3.1                      --    Restated Certificate of Incorporation of the Registrant.*

 3.2                      --    Restated Bylaws of the Registrant.*

 3.3                      --    Certificate of Designation of Series A Convertible preferred stock.***

 3.4                      --    Certificate of Designation of Series B Convertible Preferred
                                Stock.**

 3.5                      --    Certificate of Designation of Series C Convertible Preferred
                                Stock (previously filed).

 3.6                      --    Certificate of Designation of Series D Convertible Preferred
                                Stock (previously filed).

 4.1                      --    See Exhibits 3.1 and 3.2 for provisions of the Restated
                                Certificate of Incorporation and Bylaws of the Registrant
                                defining rights of the holders of Common Stock of the
                                Registrant.*

 4.2                      --    Specimen Stock Certificate.*

 4.3                      --    Form of Warrant.*

 5.1                      --    Opinion of Sims Moss Kline & Davis LLP, Counsel to the
                                Registrant, as to the legality of the shares being
                                registered (previously filed).

 10.1                     --    HomeCom Communications, Inc. Stock Option Plan and form of
                                Stock Option Certificate.*

 10.2                     --    HomeCom Communications, Inc. Non-Employee Directors Stock
                                Option Plan and form of Stock Option Certificate.*

 10.3                     --    Employment Agreement between the Registrant and Harvey W.
                                Sax, dated January 1, 1996.*

 10.4                     --    Form of Employment Agreement entered into between the
                                Registrant and each of its executive officers except Harvey
                                W. Sax.*

 10.5                     --    Lease Agreement between Property Georgia OBJLW One
                                Corporation and the Registrant dated January 22, 1996.*

 10.6                     --    Lease and Services Agreement between Alliance Greensboro,
                                L.P. and the Registrant, dated June 25, 1996.*

 10.7                     --    Business Alliance Program Agreement between Oracle
                                Corporation and the Registrant, dated May 30, 1996, together with the Sublicense Addendum, Application Specific
                                Sublicense Addendum, Full Use and Deployment Sublicense
                                Addendum and License Transfer Policy, each dated May 30,
                                1996.*

 10.8                     --    Network Enrollment Agreement between Apple Computer, Inc.
                                and the Registrant, effective May 1996.*

 10.9                     --    Member Level Agreement between Microsoft Corporation and the
                                Registrant, effective May 1996.*

EXHIBIT                         DESCRIPTION
-------                         -----------
 10.10                          Master Agreement for internet Services and Products between
                                BBN Planet Corporation and the Registrant, dated February 1,
                                1996.*

 10.11                    --    Authorized Business Partners Agreement between BBN Planet
                                Corporation and the Registrant, dated May 14, 1996.*

 10.12                    --    Stock Purchase Agreement between the Registrant and the
                                stockholders of HomeCom internet Security Services, Inc.,
                                dated August 31, 1996.*

 10.13                    --    Form of Promissory Notes issued by the Registrant and held by Mark Germain.*

 10.14                    --    Form of Promissory Notes issued by the Registrant and held by Esther Blech and the Edward A. Blech Trust.*

 10.15                    --    Marketing Associate Solution Alliance Agreement dated
                                February 6, 1997 between the Registrant and Unisys
                                Corporation.*

 10.16                    --    Marketing Associate Agreement dated February 6, 1997 between the Registrant and Unisys Corporation.**

 10.17                    --    Letter agreement dated January 16, 1997 between the
                                Registrant, David A. Blech, Esther Blech and the Edward A.
                                Blech Trust.*

 10.18                    --    HomeCom Communications, Inc. Employee Stock Purchase Plan.*

 10.19                    --    5% Convertible Debenture Purchase Agreement dated effective
                                September 19, 1997 between the Registrant, Euro Factors
                                International, Inc., Beauchamp Finance, FTS Worldwide
                                Corporation and COLBO.***

 10.20                    --    Form of 5% Convertible Debenture issued by the Registrant
                                and held by Euro Factors International, Inc., Beauchamp
                                Finance, FTS Worldwide Corporation and COLBO.***

 10.21                    --    Registration Rights Agreement dated effective September 19,
                                1997 between the Registrant, Euro Factors International,
                                Inc., Beauchamp Finance, FTS Worldwide Corporation and
                                COLBO.***

 10.22                    --    Letter agreement dated September 23, 1997 between the
                                Registrant, Euro Factors International, Inc., Beauchamp
                                Finance, FTS Worldwide Corporation and COLBO.***

 10.23                    --    Letter agreement dated September 27, 1997 between the
                                Registrant, Euro Factors International, Inc., Beauchamp
                                Finance, FTS Worldwide Corporation and COLBO.***

 10.24                    --    Form of Warrant to purchase 200,000 shares of Common Stock at an exercise price of $4.00 per share issued by the
                                Registrant to First Granite Securities, Inc.***

 10.25                    --    Form of Warrant to purchase 200,000 shares of Common Stock at an exercise price of $6.00 per share issued by the
                                Registrant to First Granite Securities, Inc.***

 10.26                    --    Form of Securities Purchase Agreement between the
                                Registrant, Sovereign Partners, L.P. and Dominion Capital
                                Fund, LTD. dated as of December 23, 1997.***

 10.27                    --    Form of Registration Rights Agreement between the
                                Registrant, Sovereign Partners, L.P. and Dominion Capital
                                Fund, LTD. dated as of December 23, 1997.***

 10.28                    --    Form of Warrant to purchase 18,750 shares of Common Stock
                                issued by the Registrant to Sovereign Partners, L.P.***

 10.29                    --    Form of Warrant to purchase 56,250 shares of Common Stock
                                issued by the Registrant to Dominion Capital Fund, LTD.***

 10.30                    --    Common Stock Purchase Agreement dated January 23, 1998 by
                                and among InsureRate, Inc., the Registrant, Jerome R. Corsi and Hamilton Dorsey Alston HomeCom.***

EXHIBIT                         DESCRIPTION
-------                         -----------
 10.31                    --    Escrow Agreement dated as of January 23, 1998 by and among
                                InsureRate, Inc., Hamilton Dorsey Alston HomeCom, the
                                Registrant, Jerome R. Corsi and SunTrust Bank, Atlanta.***

 10.32                    --    Shareholders Agreement dated January 23, 1998 by and among
                                Hamilton Dorsey Alston HomeCom, the Registrant and
                                InsureRate, Inc.***

 10.33                    --    Web Development and Hosting Services Agreement dated January
                                23, 1998, by and among InsureRate, Inc. and Hamilton Dorsey
                                Alston HomeCom.***

 10.34                    --    Form of Warrant to purchase 25,000 shares of Common Stock
                                for an aggregate purchase price of $92,500 by the Registrant to Hamilton Dorsey Alston HomeCom.***

 10.35                    --    Loan Agreement dated January 23, 1998 by and between
                                InsureRate, Inc. and the Registrant.***

 10.36                    --    Form of Master Note issued by the Registrant to InsureRate,
                                Inc.***

 10.37                    --    Form of Warrant to purchase 50,000 shares of Common Stock
                                issued by the Registrant to The Malachi Group, Inc.+

 10.38                    --    Letter Agreement, dated April 8, 1998 by and among HomeCom,
                                Eurofactors International Inc., Blauchamp France, FTS
                                Worldwide Corporation and COLBO.****

 10.39                    --    Letter Agreement, dated April 8, 1998 by and between First
                                Granite Securities, Inc. and HomeCom.****

 10.40                    --    Letter Agreement, dated April 17, 1998 by and among
                                Sovereign Partners, L.P., Dominion Capital Fund and
                                HomeCom.****

 10.41                    --    Agreement and Plan of Reorganization by and among The
                                Insurance Resource Center, Inc., Tim Strong, James Higham,
                                Cameron M. Harris & HomeCom and HomeCom, dated as of April
                                15, 1998.***

 10.42                    --    Employment Agreement by and between HomeCom and Tim Higham, dated as of April 16, 1998.***

 10.44                    --    Asset Purchase Agreement by and between HomeCom and Sage
                                Networks Acquisition Corp. dated as of June 10, 1998.+

 10.45                    --    Escrow Agreement by and between HomeCom and Sage Networks
                                Acquisition Corp. dated as of June 10, 1998.+

 10.46                    --    Transitional Services Agreement by and between HomeCom and
                                Sage Networks Acquisition Corp. dated as of June 10, 1998.+

 10.47                    --    Co-Location Agreement by and between HomeCom and Sage
                                Networks, Inc. dated as of June 10, 1998.+

 10.48                    --    Agreement and Plan of Merger by and among HomeCom
                                Communications, Inc, FIMI Securities Acquisitions Corp.,
                                Inc., ATF Acquisition Corp., Inc. and Daniel A. Delity,
                                James Wm. Ellsworth, and David B. Frank dated as of November
                                6, 1998, together with exhibits.++

 10.50                    --    Securities Purchase Agreement dated as of March 25, 1999 by and among HomeCom Communications, Inc. and CPR (USA), Inc.,
                                Liberty View Funds, L.P., and Liberty View Fund, L.L.C.++

 10.51                    --    Registration Rights Agreement dated as of March 25, 1999 by and among HomeCom Communications, Inc. and CPR (USA), Inc.,
                                Liberty View Funds, L.P., and Liberty View Fund, L.L.C.++

EXHIBIT                         DESCRIPTION
-------                         -----------
 10.52                    --    Transfer Agent Instructions dated as of March 25, 1999.++

 10.53                    --    Transfer Agent Legal Opinion dated as of March 25, 1999.++

 10.54                    --    Placement Agency Agreement dated as of March 25, 1999 by and between HomeCom Communications, Inc. and J.P. Turner &
                                Company, L.L.C.++

 10.55                    --    Stock Purchase Agreement by and among HomeCom
                                Communications, Inc. and Richard L. Chu, Joseph G. Rickard,
                                John R. Winans, Mario D'Agostino, Karen Moore, and John
                                Kokinis, dated as of April 23, 1999.+++

 10.56                    --    Employment Agreement Between Ganymede Corporation and
                                Richard L. Chu, dated as of April 23, 1999.+++

 10.57                    --    Employment Agreement between Ganymede Corporation and John
                                Winans, dated as of April 23, 1999.+++

 10.58                    --    Employment Agreement between Ganymede Corporation and Joseph
                                G. Rickard, dated as of April 23, 1999.+++

 10.59                    --    Escrow Agreement by and among HomeCom Communications, Inc.
                                and Richard L. Chu, Joseph G. Rickard, John R. Winans, Mario
                                D'Agostino, Karen Moore, and John Kokinis, dated as of
                                April 23, 1999.+++

 10.60                    --    Pledge and Security Agreement by and between HomeCom
                                Communications, Inc. and Richard L. Chu, Joseph G. Rickard,
                                John R. Winans, Mario D'Agostino, Karen Moore, and John
                                Kokinis, dated as of April 23, 1999.+++

 10.61                    --    Warrant Agreement, dated as of March 25, 1999, by and among
                                CPR (USA), Inc. and HomeCom Communications, Inc.++++

 10.62                    --    Warrant Agreement, dated as of March 25, 1999, by and among
                                Liberty View Fund, L.L.C. and HomeCom Communications,
                                Inc.++++

 10.63                    --    Warrant Agreement, dated as of March 25, 1999, by and among
                                Liberty View, Funds, L.P. and HomeCom Communications,
                                Inc.++++

 10.64                    --    Warrant Agreement, dated as of March 25, 1999, by and among
                                J.P. Turner & Company, L.L.C and HomeCom Communications,
                                Inc.++++

 10.65                    --    Securities Purchase Agreement dated as of July 23, 1999 by and among HomeCom Communications, Inc. and Jackson LLC
                                (previously filed).

 10.66                    --    Registration Rights Agreement dated as of July 23, 1999 by and among HomeCom Communications, Inc. and Jackson LLC
                                (previously filed).

 10.67                    --    Transfer Agent Instructions dated as of September 28, 1999
                                (previously filed).

 10.68                    --    Transfer Agent Legal Opinion dated as of July 23, 1999
                                (previously filed).

 10.69                    --    Placement Agency Agreement dated as of July 23, 1999 by and between HomeCom Communications, Inc. and Greenfield Capital
                                Partners (previously filed).

 10.70                    --    Warrant Agreement, dated as of July 23, 1999, by and between
                                HomeCom Communications, Inc. and Jackson LLC (previously
                                filed).

 10.71                    --    Securities Purchase Agreement dated as of September 27, 1999 by and among HomeCom Communications, Inc. and Jackson LLC
                                (previously filed).

 10.72                    --    Registration Rights Agreement dated as of September 27, 1999 by and among HomeCom Communications, Inc. and Jackson LLC
                                (previously filed).

 10.73                    --    Transfer Agent Instructions dated as of September 28, 1999
                                (previously filed).

EXHIBIT                         DESCRIPTION
-------                         -----------
 10.74                    --    Transfer Agent Legal Opinion dated as of September 28, 1999
                                (previously filed).

 10.75                    --    Placement Agency Agreement dated as of September 27, 1999 by and between HomeCom Communications, Inc. and Greenfield
                                Capital Partners (previously filed).

 10.76                    --    Warrant Agreement, dated as of September 27, 1999, by and
                                between HomeCom Communications, Inc. and Jackson LLC
                                (previously filed).

 10.77                    --    Asset Purchase Agreement, dated October 1, 1999, by and
                                between HomeCom Communications, Inc. and Infrastructure
                                Defense, Inc.+++++

 10.78                    --    Bill of Sale and Assignment, dated October 1, 1999, by and between HomeCom Communications, Inc. and Infrastructure
                                Defense, Inc.+++++

 10.79                    --    Non-solicitation and Non-compete Agreement, Dated October 1,
                                1999, by and between HomeCom Communications, Inc. and
                                Infrastructure Defense, Inc.+++++

 10.80                    --    Registration Rights Agreement, October 1, 1999, by and
                                between HomeCom Communications, Inc. and Infrastructure
                                Defense, Inc.+++++

 10.81                    --    Form of Opinion of Purchaser's Counsel.+++++

 10.82                    --    Form of Opinion of Seller's Counsel.+++++

 10.83                    --    Referral and Service Agreement, dated October 1, 1999, by
                                and between HomeCom Communications, Inc. and Infrastructure
                                Defense, Inc.+++++

 10.84                    --    Value Added Distributor Agreement, dated October 1, 1999 by and between HomeCom Communications, Inc. and Infrastructure
                                Defense, Inc.+++++

 10.85                    --    Resignation Letter of Krishan Puri, dated November 1,
                                1999.++++++

 21.1                     --    List of Subsidiaries.***

 23.1                     --    Consent of PricewaterhouseCoopers LLP

 23.2                     --    Consent of Andrew Shebay & Company, PLLC

 23.3                     --    Consent of Andrew Shebay & Company, PLLC

 23.4                     --    Consent of Ostrow Reisin Berk & Abrams, Ltd.

 23.5                     --    Consent of Sims Moss Kline & Davis LLP (included in
                                Exhibit 5.1) (previously filed).

 24.1                     --    Powers of Attorney (previously filed).

 27.1                     --    Financial Data Schedule (for SEC use only).+++


------------------------

     * Incorporated herein by reference to exhibit of the same number in the Form S-1 Registration Statement of the Registrant (Registration No. 333-12219).

    ** Incorporated herein by reference to exhibit of the same number in the Form 10-K of the Registrant filed with the Commission on March 31, 1998.

   *** Incorporated herein by reference to exhibit of the same number in the Form S-1 Registration Statement of the Registrant (Registration No. 333-42599).

  **** Incorporated herein by reference to exhibit of the same number in Form 8-K of the Registrant filed with the Commission on April 28, 1998.

     + Incorporated herein by reference to exhibit of the same number in Form 8-K of the Registrant filed with the Commission on June 25, 1998.

    ++ Incorporated herein by reference to exhibit of the same number in Form 8-K of the Registrant filed with the Commission on November 18, 1998.

   +++ Incorporated herein by reference to exhibit of the same number in Form 10-Q/A of the Registrant filed with the Commission on November 17, 1999.

     + Incorporated herein by reference to exhibit of the same number in Form S-1 Registration Statement of the Registrant
        (Registration No. 333-45383).

    ++ Incorporated herein by reference to exhibit of the same number in Form 10-K of the Registrant filed with the Commission on March 31, 1999.

   +++ Incorporated herein by reference to exhibit of the same number in Form 8-K of the Registrant filed with the Commission on May 10, 1999.

  ++++ Incorporated herein by reference to Registration Statement on Form S-3 of the Registrant (Registration No. 333-79761)

 +++++ Incorporated herein by reference to exhibit of the same number on Form 8-K of the Registrant filed with the Commission on October 18, 1999.

++++++ Incorporated herein by reference to exhibit of the same number on Form 8-K of the Registrant filed with the Commission on November 5, 1999.

ITEM 17. UNDERTAKINGS

    (a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1993 Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

    (c) The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the 1933 Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

        (2) For purposes of determining any liability under the 1933 Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 23rd day of December, 1999.


                                                       HOMECOM COMMUNICATIONS,INC.

                                                       By:              /s/ HARVEY W. SAX
                                                            -----------------------------------------
                                                                          Harvey W. Sax
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                        NAME                                      TITLE                   DATE
                        ----                                      -----                   ----
                                                       President and Chief
                  /s/ HARVEY W. SAX                      Executive Officer
     -------------------------------------------         (Principal Executive       December 23, 1999
                    Harvey W. Sax                        Officer)

                  /s/ HARVEY W. SAX
                 As Attorney-In-Fact                   Chief Technical Officer and
     -------------------------------------------         Director                   December 23, 1999
                Gia Bokuchava, Ph.D.

                  /s/ HARVEY W. SAX
                 As Attorney-In-Fact
     -------------------------------------------       Vice President and Director  December 23, 1999
                     Roger Nebel

                  /s/ HARVEY W. SAX
                 As Attorney-In-Fact                   Chief Financial Officer,
     -------------------------------------------         Director                   December 23, 1999
                 James Wm. Ellsworth

                  /s/ HARVEY W. SAX
                 As Attorney-In-Fact
     -------------------------------------------       Director                     December 23, 1999
                  Daniel A. Delity

                  /s/ HARVEY W. SAX
                 As Attorney-In-Fact
     -------------------------------------------       Director                     December 23, 1999
                  Claude A. Thomas